Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT
AGREEMENT, dated as of May 23, 2024 (this “Amendment”), by and among GYP HOLDINGS III CORP., a Delaware corporation (the “U.S. Borrower” or the “Lead Borrower”), TITAN GMS LIMITED PARTNERSHIP, a Manitoba limited partnership (the “Canadian Borrower”; the Canadian Borrower, together with the U.S. Borrower, each, a “Borrower” and, collectively, the “Borrowers”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), the Lenders (as defined below), WELLS FARGO BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, the Swing Line Lender (as defined in the Credit Agreement), and the L/C Issuers (as defined in the Credit Agreement).
W I T N E S S E T H:
WHEREAS, Holdings, the Borrowers, each lender from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent have entered into that certain Second Amended and Restated ABL Credit Agreement dated as of December 22, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as amended by this Amendment on the Effective Date (as defined below), the “Amended Credit Agreement”) (capitalized terms not otherwise defined in this Amendment have the same meanings assigned thereto in the Amended Credit Agreement); and
WHEREAS, the Lead Borrower and the other Loan Parties have requested certain amendments to the Credit Agreement as set forth in this Amendment and the Administrative Agent, the Collateral Agent, the Lenders, the Swing Line Lender, and the L/C Issuers have agreed to such amendments, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendments to the Credit Agreement. The Credit Agreement is amended as follows:
(a)The Credit Agreement is amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double- underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of Exhibit A attached hereto.
(b)Exhibit A-1 of the Credit Agreement is replaced in its entirety with Exhibit A-1 attached hereto.
(c)Exhibit P of the Credit Agreement is replaced in its entirety with Exhibit P attached hereto.
SECTION 2. Representations and Warranties. By its execution of this Amendment, each of the Borrowers and Holdings hereby represents and warrants to the Administrative Agent, the Collateral Agent, the Lenders, the Swing Line Lender, and the L/C Issuers that:

(a)the execution, delivery and performance of this Amendment are within such Borrower’s and Holdings’ corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (A) any Permitted Term Indebtedness,
(B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or
(iii) violate any Law; except with respect to any conflict, breach, contravention or payment referred to in clauses (ii)(B) and (ii)(C), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
(b)this Amendment has been duly executed and delivered by each Borrower and Holdings and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity;
(c)no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect;
(d)the representations and warranties of the Lead Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this clause (d), the representations and warranties contained in Sections 5.05(a), 5.05(b), and 5.05(c) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement; and
(e)no Default or Event of Default exists or would result from the Amendment.
SECTION 3.    Conditions of Effectiveness of the Amendment.    This Amendment shall become effective on the date (the “Effective Date”) when:
(a)The Administrative Agent shall have received each of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Effective Date and each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

i.an executed counterpart of this Amendment from Holdings, each Borrower, each L/C Issuer, the Swing Line Lender, and each Lender;
ii.an executed counterpart of the Subsidiary Guarantor Acknowledgement attached hereto, from each Subsidiary Guarantor;
(b)The representations and warranties set forth in Section 2 of this Amendment shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and
(c)All fees and expenses required to be paid on the Effective Date shall have been paid in full in cash (or the Administrative Agent shall be satisfied with the arrangements made in respect thereof) to the extent, in the case of reimbursement of expenses, invoiced to the Borrowers at least two Business Days prior to the Effective Date.
SECTION 4.    Reference to and Effect on the Credit Agreement and the other Loan
Documents.
(a)On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent, the Collateral Agent, the Swing Line Lender, or any L/C Issuer under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Effective Date, this Amendment shall for all purposes constitute a Loan Document.
SECTION 5. Acknowledgment; Liens Unimpaired. Each Borrower and Holdings hereby acknowledges that it has read this Amendment and consents to its terms, and further hereby affirms, confirms, represents, warrants and agrees that (a) notwithstanding the effectiveness of this Amendment, the obligations of such Person under each of the Loan Documents to which such Person is a party shall not be impaired and each of the Loan Documents to which such Person is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects and (b) after giving effect to this Amendment, (i) the execution, delivery, performance or effectiveness of this Amendment shall not impair the validity, effectiveness or priority of the Liens granted pursuant to the Loan Documents and such Liens shall continue unimpaired with the same priority to secure repayment of all ABL Obligations, whether heretofore or hereafter incurred, and (ii) the Guaranty, as and to the extent provided in the Loan Documents, shall continue in full force and effect in respect of the ABL Obligations under the Credit Agreement and the other Loan Documents.

SECTION 6. Costs and Expenses. The Lead Borrower hereby agrees to reimburse the Administrative Agent for its reasonable costs and expenses incurred in connection with this Amendment, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent, all in accordance with the terms and conditions of Section 10.04 of the Amended Credit Agreement.
SECTION 7. Release. Each of the Borrowers and Holdings hereby remises, releases, acquits, satisfies and forever discharges Administrative Agent and each other Secured Party, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Administrative Agent or such Secured Party, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Date, against Administrative Agent and such Secured Party, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Agent or such Secured Party (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever through the Effective Date. Without limiting the generality of the foregoing, each of the Borrowers and Holdings waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have as of the Effective Date, including, but not limited to, the rights to contest any conduct of Administrative Agent, any Secured Party, or other Releasees on or prior to the Effective Date.
SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Administrative Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.
SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
[Continued on following page.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

GYP HOLDINGS III CORP., as the U.S. Borrower and as the Lead Borrower

By: /s/ Scott. M. Deakin
Name: Scott M. Deakin
Title: Vice President and Chief Financial Officer

TITAN GMS LIMITED PARTNERSHIP, as the Canadian Borrower

By: TITAN GMS GP INC., its General Partner

By: /s/ Scott. M. Deakin
Name: Scott M. Deakin
Title: Treasurer

GYP HOLDINGS II CORP., as Holdings

By: /s/ Scott. M. Deakin
Name: Scott M. Deakin
Title: Vice President and Chief Financial Officer

[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as Administrative Agent, as Collateral Agent, as a Lender, as Swing Line Lender, and as an L/C Issuer

By: /s/ William H. Talbot
Name: William H. Talbot
Title: Director
[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

Truist Bank, as a Lender and as an L/C Issuer

By: /s/ Roger Dober
Name: Roger Dober
Title: Director
[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

Citizens Bank, N.A., as a Lender

By: /s/ Terrence Broderick
Name: Terrence Broderick
Title: Senior Vice President
[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

JPMorgan Chase Bank, N.A., as a Lender

By: /s/ Blakely Engel
Name: Blakely Engel
Title: Executive Director

[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Revolving Credit Lender

By: /s/ Thomas Pietro
Name: Thomas Pietro
Title: Assistant Vice President
[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

By: /s/ Stuart Coulter
Name: Stuart Coulter
Title: Authorized Signatory
[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

PNC Bank, National Association, as a Lender

By: /s/ Bianca S Musiyenko
Name: Bianca S Musiyenko
Title: VP
[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Norah Burnie
Name: Norah Burnie
Title: Vice President
[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

CIBC Bank USA, as a Lender

By: /s/ Steve Brown
Name: Steve Brown
Title: Managing Director
[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Revolving Credit Lender

By: /s/ James G. Zamborsky
Name: James G. Zamborsky
Title: Vice President

[GMS-FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

Subsidiary Guarantor Acknowledgement

Reference is hereby made to the foregoing First Amendment to Second Amended and Restated ABL Credit Agreement dated as of May 23, 2024 (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amendment), by and among GYP Holdings III Corp., a Delaware corporation, Wells Fargo Bank, N.A., as Administrative Agent and Collateral Agent, and the other parties party thereto. Each of the undersigned, in its capacity as a Guarantor, acknowledges that its consent to the foregoing Amendment is not required, but each of the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein. Nothing herein shall in any way limit any of the terms or provisions of the Guaranty or the Loan Documents executed by the undersigned (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time), all of which are hereby ratified and affirmed in all respects, and remain in full force and effect.
Each Guarantor hereby remises, releases, acquits, satisfies and forever discharges Administrative Agent and each other Secured Party, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Administrative Agent or such Secured Party, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Date, against Administrative Agent and such Secured Party, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Agent or such Secured Party (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever through the Effective Date. Without limiting the generality of the foregoing, each Guarantor waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have as of the Effective Date, including, but not limited to, the rights to contest any conduct of Administrative Agent, any Secured Party, or other Releasees on or prior to the Effective Date.
Immediately after giving effect to the foregoing Amendment, each Guarantor reaffirms each Lien granted by it to the Collateral Agent under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended Credit Agreement and shall continue to secure the ABL Obligations (after giving effect to the Amendment), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents, and hereby restates, ratifies, and reaffirms each and every term and condition set forth in the Amended Credit Agreement and the Loan Documents to which it is a party as such Loan Documents are effective as of the date hereof. Each Guarantor hereby acknowledges and agrees that, immediately after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party remain in full force and effect.
[Continued on following page.]

Subsidiary Guarantors:

ALL-WALL EQUIPMENT COMPANY, INC.
AMES TOOLS CORPORATION
CAPITOL MATERIALS, INCORPORATED
COLONIAL MATERIALS, INC.
EMPIRE CONSTRUCTION SUPPLY, INC.
GMS STRATEGIC SOLUTIONS, INC.
GTS DRYWALL SUPPLY COMPANY
GYP HOLDINGS IV CORP.
GYP HOLDINGS V LLC
TOOL SOURCE WAREHOUSE, INC.

By: /s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

GMS PROCUREMENT COMPANY, LLC

By: TOOL SOURCE WAREHOUSE, INC., its Member

By: /s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

AMES TOOLS CANADA CORPORATION
CANADA GYPSUM MANAGEMENT AND SUPPLY INC.
CAPITOL BUILDING SUPPLY, INC.
CHAPARRAL MATERIALS, INC.
CHEROKEE BUILDING MATERIALS, INC.
CHICAGO GYPSUM SUPPLY, INC.
COMMONWEALTH BUILDING MATERIALS, INC.
COWTOWN MATERIALS, INC.
D.L. BUILDING MATERIALS INC.
GMS SOUTHEAST, INC.
GYP CANADA HOLDINGS I ULC
GYP CANADA HOLDINGS III CORP.
GYPSUM SUPPLY COMPANY
LONE STAR MATERIALS, INC.
MISSOURI DRYWALL SUPPLY, INC.
NEW ENGLAND GYPSUM SUPPLY, INC.

PACIFIC GYPSUM SUPPLY, INC.
PGS – WESTSIDE I, INC.
PGS – WESTSIDE II, INC.
PIONEER MATERIALS WEST, INC.
SUN VALLEY INTERIOR SUPPLY, INC.
TAMARACK MATERIALS, INC.
TEJAS MATERIALS, INC.
TITAN GMS GP INC.
TUCKER ACOUSTICAL PRODUCTS, INC.
WSB TITAN INC.

By: /s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

GYPSUM SUPPLY INSTALLED INSULATION, LLC

By: GYPSUM SUPPLY COMPANY, its Manager

By: /s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

GYPSUM MANAGEMENT AND SUPPLY, INC.

By: /s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President and Chief Financial Officer

GYP CANADA FINANCE LP

By: GYP CANADA HOLDINGS I ULC, its General
Partner

By: /s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

EXHIBIT A
AMENDED CREDIT AGREEMENT

[See attached.]

~~EXECUTION VERSION~~EXHIBIT A
TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT

SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT
Dated as of December 22, 2022
among
GYP HOLDINGS III CORP.
as the U.S. Borrower and as the Lead Borrower,
TITAN GMS LIMITED PARTNERSHIP
as the Canadian Borrower,
GYP HOLDINGS II CORP.
as Holdings,
WELLS FARGO BANK, N.A.,
as Administrative Agent and Collateral Agent,
THE OTHER LENDERS PARTY HERETO,
TRUIST BANK,
as Syndication Agent,
CITIZENS BANK, N.A., and
JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agents,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION, and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

ACTIVE ~~683207608v12~~697425542v4

TABLE OF CONTENTS
Section    Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~74~~76
1.03    Accounting Terms    ~~75~~77
1.04    Rounding    ~~76~~78
1.05    References to Agreements and Laws    ~~76~~78
1.06    Times of Day    ~~76~~78
1.07    [Reserved]    ~~76~~78
1.08    Exchange Rates; Currency Equivalents    ~~76~~78
1.09    Pro Forma Calculations    ~~77~~79
1.10    Basket Calculations    ~~77~~79
1.11    Letter of Credit Amounts    ~~77~~79
1.12    Divisions    ~~78~~80
1.13    Rates    ~~78~~80
1.14    Quebec Interpretation    ~~78~~81
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Revolving Credit Loans    ~~79~~81
2.02    Borrowings    ~~80~~82
2.03    Letters of Credit    ~~85~~88
2.04    [Reserved]    ~~94~~97
2.05    Prepayments    ~~94~~97
2.06    Termination or Reduction of Revolving Credit Commitments    ~~95~~98
2.07    Repayment of Loans    ~~97~~99
2.08    Interest    ~~97~~99
2.09    Fees    ~~98~~100
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    ~~99~~102
2.11    Evidence of Indebtedness    ~~100~~102
2.12    Payments Generally; Administrative Agent’s Clawback    ~~100~~103
2.13    Sharing of Payments    ~~103~~106
2.14    Revolving Credit Commitment Increases    ~~103~~106
2.15    Cash Collateral    ~~107~~110
2.16    Defaulting Lenders    ~~108~~111
2.17    Designation of Lead Borrower as Agent    ~~110~~113
2.18    Designated Account    ~~111~~114
ACTIVE ~~683207608v12~~697425542v4

2.19    Maintenance of Loan Account; Statement of Obligations    ~~111~~114
2.20    ~~Eurocurrency Rate~~Term CORRA Option and RFR Option    ~~112~~115
2.21    Joint and Several Liability of Borrowers    ~~117~~120
ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
3.01    Taxes    ~~122~~125
3.02    [Reserved]    ~~126~~129
3.03    [Reserved]    ~~126~~129
3.04    Increased Cost and Reduced Return; Capital Adequacy    ~~126~~129
3.05    [Reserved]    ~~127~~131
3.06    Matters Applicable to All Requests for Compensation    ~~127~~131
3.07    Replacement of Lenders under Certain Circumstances    ~~128~~131
3.08    Survival    ~~129~~132
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions to Initial Credit Extension    ~~129~~132
4.02    Conditions to All Credit Extensions    ~~133~~136
ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.01    Existence, Qualification and Power; Compliance with Laws    ~~134~~137
5.02    Authorization; No Contravention    ~~134~~137
5.03    Governmental Authorization; Other Consents    ~~134~~138
5.04    Binding Effect    ~~135~~138
5.05    Financial Statements; No Material Adverse Effect    ~~135~~138
5.06    Litigation    ~~135~~139
5.07    No Default    ~~136~~139
5.08    Ownership of Property; Liens    ~~136~~139
5.09    Environmental Matters    ~~136~~139
5.10    Taxes    ~~137~~140
5.11    ERISA/Canadian Pension Plan Compliance    ~~137~~140
5.12    Subsidiaries; Equity Interests    ~~138~~141
5.13    Margin Regulations; Investment Company Act    ~~138~~142
5.14    Disclosure    ~~138~~142
5.15    Compliance with Laws    ~~139~~142
5.16    Intellectual Property    ~~139~~142
5.17    Solvency    ~~139~~143
5.18    Labor Matters    ~~139~~143
5.19    Perfection, Etc    ~~140~~143

ACTIVE ~~683207608v12~~697425542v4    ii

5.20    OFAC and PATRIOT Act Compliance    ~~140~~144
5.21    [Reserved]    ~~140~~144
5.22    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    ~~140~~144
5.23    Designation as Senior Debt    ~~141~~144
5.24    Tax Reporting Compliance    ~~141~~144
ARTICLE VI
AFFIRMATIVE COVENANTS
6.01    Financial Statements    ~~141~~145
6.02    Certificates; Other Information    ~~143~~146
6.03    Notices    ~~146~~150
6.04    Payment of Obligations    ~~147~~150
6.05    Preservation of Existence, Etc    ~~147~~151
6.06    Maintenance of Properties    ~~147~~151
6.07    Maintenance of Insurance    ~~147~~151
6.08    Compliance with Laws    ~~147~~151
6.09    Books and Records    ~~148~~151
6.10    Inspection Rights    ~~148~~151
6.11    Use of Proceeds    ~~149~~153
6.12    Covenant to Guarantee Obligations and Give Security    ~~149~~153
6.13    Compliance with Environmental Laws    ~~152~~155
6.14    Further Assurances, Post Closing Obligations    ~~152~~156
6.15    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    ~~153~~156
6.16    Conference Calls    ~~153~~157
6.17    ERISA    ~~153~~157
6.18    Cash Management    ~~154~~157
6.19    Physical Inventories    ~~155~~159
ARTICLE VII
NEGATIVE COVENANTS
7.01    Liens    ~~156~~159
7.02    Investments    ~~159~~163
7.03    Indebtedness    ~~163~~167
7.04    Fundamental Changes    ~~165~~169
7.05    Dispositions    ~~166~~170
7.06    Restricted Payments    ~~168~~172
7.07    Change in Nature of Business    ~~171~~175
7.08    Transactions with Affiliates    ~~171~~175
7.09    Burdensome Agreements    ~~172~~176
7.10    Use of Proceeds    ~~173~~177
7.11    Fixed Charge Coverage Ratio    ~~174~~178
7.12    Amendments of Organization Documents    ~~174~~178

ACTIVE ~~683207608v12~~697425542v4    iii

7.13    Accounting Changes    ~~174~~178
7.14    Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments    ~~174~~178
7.15    Holding Companies    ~~175~~179
7.16    Deposit Accounts; Credit Card Processors    ~~175~~179
7.17    Canadian Defined Benefit Pension Plans    ~~175~~180
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default    ~~176~~180
8.02    Remedies Upon Event of Default    ~~178~~183
8.03    Right to Cure    ~~179~~183
8.04    Application of Funds    ~~180~~184
ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
9.01    Appointment and Authorization of Agents    ~~182~~186
9.02    Delegation of Duties    ~~183~~187
9.03    Liability of Agents    ~~183~~187
9.04    Reliance by Agents    ~~184~~188
9.05    Notice of Default    ~~184~~188
9.06    Credit Decision; Disclosure of Information by Agents    ~~184~~189
9.07    Indemnification of Agents    ~~185~~189
9.08    Agents in their Individual Capacities    ~~186~~190
9.09    Successor Agents    ~~186~~190
9.10    Administrative Agent May File Proofs of Claim    ~~187~~191
9.11    Collateral and Guaranty Matters    ~~188~~192
9.12    Secured Cash Management Agreements and Secured Hedge Agreements    ~~189~~193
9.13    Other Agents; Arranger and Managers    ~~189~~193
9.14    Appointment of Supplemental Administrative Agents    ~~189~~194
9.15    Withholding    ~~190~~194
9.16    Certain ERISA Matters    ~~190~~195
9.17    Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information    ~~192~~196
ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc    ~~193~~197
10.02    Notices; Effectiveness; Electronic Communications    ~~195~~200
10.03    No Waiver; Cumulative Remedies; Enforcement    ~~198~~202
10.04    Expenses and Taxes    ~~198~~203

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10.05    Indemnification by the Lead Borrower    ~~200~~204
10.06    Payments Set Aside    ~~201~~206
10.07    Successors and Assigns    ~~202~~206
10.08    Confidentiality    ~~206~~211
10.09    Setoff    ~~207~~212
10.10    Interest Rate Limitation    ~~208~~213
10.11    Counterparts    ~~209~~214
10.12    Integration; Effectiveness    ~~209~~214
10.13    Survival of Representations and Warranties    ~~209~~214
10.14    Severability    ~~209~~214
10.15    Governing Law; Jurisdiction; Etc    ~~210~~214
10.16    WAIVER OF RIGHT TO TRIAL BY JURY    ~~211~~215
10.17    Binding Effect    ~~211~~216
10.18    No Advisory or Fiduciary Responsibility    ~~211~~216
10.19    Affiliate Activities    ~~212~~217
10.20    Electronic Execution    ~~212~~217
10.21    USA PATRIOT ACT; “Know Your Customer” Checks    ~~213~~217
10.22    Keepwell    ~~213~~218
10.23    ABL/Term Intercreditor Agreement    ~~214~~219
10.24    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~214~~219
10.25    Acknowledgement Regarding Any Supported QFCs    ~~215~~220
10.26    Amendment and Restatement; No Novation    ~~216~~221
10.27    Erroneous Payments    ~~216~~221
10.28    Judgment Currency    ~~219~~224
10.29    Applicable Designees    ~~220~~224
10.30    Hypothecary Representative    ~~220~~225

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SCHEDULES
I        Loan Parties
II        Immaterial Subsidiaries
III        Designated Account
IV        Administrative Agent’s Account
2.01        Revolving Credit Commitments and Pro Rata Shares
5.09        Environmental Matters
5.11(d)        Pension Plans
5.12        Subsidiaries and Other Equity Investments
5.16        Intellectual Property
5.18        Labor Matters
6.02(e)        Financial and Collateral Reports
7.01(b)        Existing Liens
7.02(f)        Existing Investments
7.03(b)        Existing Indebtedness
7.08(o)        Existing Affiliate Transactions
10.02(a)    Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A-1        Committed Loan Notice
B        Borrowing Base Certificate
C-1        Revolving Credit Note
C-2        Swing Line Note
D        Compliance Certificate
E-1        Assignment and Assumption
E-2        Administrative Questionnaire
J        Solvency Certificate
K        U.S. Tax Compliance Certificate
L        Cash Management/Secured Hedge Notice
M        Intercompany Note
O        Credit Card Notification
P        ~~Eurocurrency Rate~~Term CORRA Notice
R        RFR Notice

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SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT is entered into as of December 22, 2022, among GYP HOLDINGS III CORP., a Delaware corporation (the “U.S. Borrower”), TITAN GMS LIMITED PARTNERSHIP, a Manitoba limited partnership (the “Canadian Borrower”; together with the U.S. Borrower, collectively, the “Borrowers” and individually, a “Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and WELLS FARGO BANK, N.A., as Administrative Agent, as Collateral Agent, as Swing Line Lender and as an L/C Issuer.
PRELIMINARY STATEMENTS
The U.S. Borrower, Holdings, and the other Borrowers (as defined in the Existing Credit Agreement (as defined below)) party thereto have entered into that certain Amended and Restated ABL Credit Agreement dated as of September 30, 2019 (as amended by that certain First Amendment to Amended and Restated ABL Credit Agreement dated as of November 30, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”) with Wells Fargo, as Administrative Agent (as defined therein) and Collateral Agent (as defined therein) thereunder, and each lender from time to time party thereto.
The Borrowers and Holdings have requested that the Administrative Agent and the Lenders amend and restate the Existing Credit Agreement, which shall continue the senior revolving credit and letter of credit facilities to the Borrowers.
The Lenders and the L/C Issuer have indicated their willingness to amend and restate the Existing Credit Agreement and make the Loans and issue the Letters of Credit on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

DEFINITIONS AND ACCOUNTING TERMS
1.1Defined Terms. As used in this Agreement (including the preliminary statements above), the following terms shall have the meanings set forth below:
“ABL Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise, with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement (other than Excluded Swap Obligations), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement
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by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or that would accrue but for the commencement of such proceeding), regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the ABL Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, costs, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, and (c) all amounts payable under Sections 10.04 and 10.05; provided that the ABL Obligations shall not include Excluded Swap Obligations.
“ABL Priority Collateral” has the meaning specified in the ABL/Term Intercreditor Agreement.
“ABL/Term Intercreditor Agreement” means the ABL/Term Intercreditor Agreement, dated as of the Original Closing Date (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), among Holdings, the U.S. Borrower, the other Loan Parties party thereto, Wells Fargo as Representative for the Secured Parties and Credit Suisse as Representative for the Initial First Lien Term Secured Parties and as Representative for the Initial Second Lien Term Secured Parties (as such terms are defined therein).
“Acceptable Credit Card Processor” means any major credit or debit card processor (including Visa, MasterCard, American Express, Diners Club, and other processors reasonably acceptable to the Administrative Agent in its Permitted Discretion).
“Account” means (a) in relation to U.S. Loan Parties, an account (as that term is defined in the Uniform Commercial Code) and (b) in relation to Canadian Loan Parties, an account (as that term is defined in the PPSA), and, in each case, also means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered or (iii) arising out of the use of a credit or charge card or information contained on or for use with the card.
“Account Debtor” means a Person obligated under an Account.
“Acquired Accounts” means Accounts owing to a Person that becomes a Loan Party after the Second Restatement Effective Date (or, in the case of any Person which is a Canadian Loan Party as of the Second Restatement Effective Date, on the Second Restatement Effective Date) or acquired in a Permitted Acquisition; provided, however, that such Accounts shall cease to be Acquired Accounts upon the Administrative Agent’s receipt or completion of (a) a field exam from a field examiner reasonably satisfactory to the Administrative Agent and establishing Reserves (if applicable) therefor, and (b) such other due diligence as the

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Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.
“Acquired Borrowing Base Assets” means Acquired Accounts and Acquired Inventory.
“Acquired Business” has the meaning specified in Section 7.02(i).
“Acquired Inventory” means Inventory owned by a Person that becomes a Loan Party after the Second Restatement Effective Date (or, in the case of any Person which is a Canadian Loan Party as of the Second Restatement Effective Date, on the Second Restatement Effective Date) or acquired in a Permitted Acquisition; provided, however, that such Inventory shall cease to be Acquired Inventory upon the Administrative Agent’s receipt or completion of (a) an appraisal of such Inventory from an independent appraiser reasonably satisfactory to the Administrative Agent and establishing Inventory Reserves (if applicable) therefor, and (b) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.
“Adjustment Date” means the first day of each fiscal quarter, commencing with the first day of the fiscal quarter ending on April 30, 2023.
“Administrative Agent” means Wells Fargo, in its capacity as administrative agent under the Loan Documents, and any successor administrative agent.
“Administrative Agent’s Account” means, in respect of any Currency, the corresponding deposit account of Administrative Agent identified on Schedule IV (or such other deposit account of Administrative Agent that has been designated as such, in writing, by Administrative Agent to Borrowers and the Lenders).
“Administrative Agent’s Office” means, with respect to any Currency, the Administrative Agent’s address as set forth on Schedule 10.02(a), or such other address as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning specified in Section 3.04(d).
“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether

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through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, partners, members, representatives, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates and their respective successors and assigns.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Supplemental Administrative Agents (if any).
“Agent Assignee” has the meaning specified in Section 10.27.
“Agreement Currency” has the meaning specified in Section 10.28.
“Aggregate Commitments” means the Revolving Credit Commitments of all the Lenders.
“Agreement” means this Second Amended and Restated ABL Credit Agreement, as amended, restated, supplemented or modified from time to time in accordance with its terms.
“Alternative Currency” means Canadian Dollars.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Administrative Agent or the applicable L/C Issuer, as the case may be, in its sole discretion by reference to the Spot Rates (as determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by Administrative Agent or the applicable L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Anticipated Cure Deadline” has the meaning specified in Section 8.03(b).
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Designee” has the meaning specified in Section 10.29.

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“Applicable Period” has the meaning specified in Section 2.10(b).
“Applicable Rate” means (a) in the case of (i) a SOFR Rate Loan, the applicable rate set forth in the following table under the heading Dollar Denominated Loans and (ii) a Base Rate Loan denominated in Dollars, the applicable rate set forth in the following table under the heading Dollar Denominated Loans, and (b) in the case of (i) a ~~Eurocurrency~~Term CORRA Rate Loan, the applicable rate set forth in the following table under the heading Canadian Dollar Denominated Loans and (ii) a Base Rate Loan denominated in Canadian Dollars, the applicable rate set forth in the following table under the heading Canadian Dollar Denominated Loans, in each case, that corresponds to the most recent Average Daily Availability (expressed as a percentage of the Line Cap) for the most recently completed fiscal quarter ended immediately prior to an Adjustment Date; provided, that for the period from the Second Restatement Effective Date through and including the first Adjustment Date, the Applicable Rate shall be set at the rate in the row styled “Pricing Level 2”:

Dollar Denominated Loans
Pricing Level	Average Daily Availability	Applicable Rate for SOFR Rate Loans (the “SOFR Rate Margin”)	Applicable Rate for Base Rate Loans (the “U.S. Base Rate Margin”)
1	> 66.7%	1.35%	0.25%
2	< 66.7%	1.60%	0.50%

Canadian Dollar Denominated Loans
Pricing Level	Average Daily Availability	Applicable Rate for ~~Eurocurrency~~Term CORRA Rate Loans (the “~~Eurocurrency~~Term CORRA Rate Margin”)	Applicable Rate for Base Rate Loans (the “Canadian Base Rate Margin”)
1	> 66.7%	~~1.35~~1.54547%	0.25%
2	< 66.7%	~~1.60~~1.79547%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in Average Daily Availability shall become effective as of the third Business Day immediately following the date a Borrowing Base Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply (x) as of the first Business Day at any time

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after the date on which a Borrowing Base Certificate was required to have been delivered but was not delivered (or was delivered but did not contain the calculations of Average Daily Availability) until the first Business Day immediately following the date on which such Borrowing Base Certificate (which includes calculations of Average Daily Availability) is delivered and (y) at all times during the existence of an Event of Default.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Appraised Value” means the appraised orderly liquidation value of Eligible Inventory, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of Eligible Inventory as set forth in the Inventory stock ledger of the applicable Loan Party, which value shall be determined from time to time by reference to the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent and reasonably satisfactory to the Lead Borrower.
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means each of Wells Fargo and Truist Securities, Inc., in their respective capacities as exclusive joint lead arrangers and joint bookrunners.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(c)).
“Availability” means, at any time, the result, if a positive number, of (a) the Line Cap at such time minus (b) the Total Outstandings. In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis.
“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in the determination of Appraised Value, such Reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to

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reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base or the assets, business, financial performance or financial condition of any Loan Party, (d) to reflect that a Default or an Event of Default then exists, (e) to reflect any Accounts that are subject to any Lien permitted under Section 7.01(p) or (dd) (unless the proceeds from such Accounts are deposited in accounts that are dedicated for the sole purpose of collection of proceeds from such Accounts and such arrangements are reasonably satisfactory to the Administrative Agent) or (f) to reflect any restrictions in the Term Loan Documents or in the documents governing any Permitted Term Refinancing Debt on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder in order for the Loan Parties to comply with the Term Loan Documents, or the documents or the documents governing any Permitted Term Refinancing Debt. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to), in the Administrative Agent’s Permitted Discretion, Reserves based on: (i) rent (not to exceed two months’ rent for each location plus any past due rent) for any locations leased by a Loan Party unless, in each case, the applicable lessor has delivered to the Administrative Agent, as applicable, a Collateral Access Agreement; (ii) customs duties, and other costs to release Inventory which is being imported into the United States or Canada; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, goods and services taxes, claims of the PBGC and other Taxes which may have priority over the interests of the Administrative Agent in any Collateral; (iv) salaries, wages, vacation pay and benefits due and owing to employees of any Loan Party; (v) customer deposits; (vi) Reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals; (vii) Reserves for dilution of Eligible Accounts to the extent that the Dilution Percentage exceeds 5.0%; (viii) warehousemen’s, carrier’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Administrative Agent in any Collateral; (ix) amounts due to vendors on account of consigned goods; (x) at any time that Availability is less than 20.0% of the Line Cap, Reserves to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to any Secured Hedge Agreement or Secured Cash Management Agreement then provided or outstanding; provided that if any Secured Hedge Agreement or Secured Cash Management Agreement is secured on a pari passu basis with the Revolving Credit Facility, Reserves may be established regardless of Availability at such time; and (xi) amounts owing by the respective Canadian Loan Parties in respect of Canadian Priority Payables. The amount of any Reserve established by the Administrative Agent hereunder shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any

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tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d)(iii)(D).
“Average Daily Availability” means, at any time, the average daily Availability for the immediately preceding fiscal quarter.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means the U.S. Base Rate or the Canadian Base Rate, as the context may require.
~~“Base Rate CDOR” means, for any calculation with respect to a Base Rate Loan on any day, CDOR, for a tenor of one month at approximately 10:00 a.m. (Toronto, Ontario time) on such day.~~
“Base Rate Loan” means each portion of the Loans that bears interest at a rate determined by reference to the U.S. Base Rate or the Canadian Base Rate, as the context may require. All Base Rate Loans shall be denominated in Dollars (if bearing interest at the U.S. Base Rate) or denominated in Canadian Dollars (if bearing interest at the Canadian Base Rate), as the case may be.
“Base Rate Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.
“Benchmark” means, initially, with respect to any (a) ABL Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such ABL Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20, and (b) ABL Obligations denominated in, or calculated with respect to, Canadian Dollars, ~~CDOR~~the Term

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CORRA Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to ~~CDOR or the~~the Term CORRA Reference Rate or then-current Benchmark for ~~such Currency~~Canadian Dollars, then “Benchmark” means, with respect to such ABL Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20.
“Benchmark Rate Business Day” means, for any ABL Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, a U.S. Government Securities Business Day, or (b) Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Ontario, Canada; provided, that for purposes of notice requirements in Sections 2.02(a), 2.02(c), and 2.20(b), in each case, such day is also a Business Day.
“Benchmark Replacement” means with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Lead Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Lead Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.
“Benchmark Replacement Date” means, the earlier to occur of the following events with respect to the then-current Benchmark for any Currency:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published

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component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors (if applicable) of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or

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(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor (if applicable) of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20(d)(iii).
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or

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otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BIA” means the Bankruptcy and Insolvency Act (Canada), as now and hereinafter in effect, or any successor statute.
“Blocked Account Agreement” means, with respect to any deposit or securities account established by a (a) U.S. Loan Party, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, establishing Control (as defined in the Uniform Commercial Code) of such Blocked Account by the Collateral Agent (for the benefit of itself and the other Secured Parties) and whereby the Person maintaining such account agrees, during a Cash Dominion Trigger Period, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party, and (b) Canadian Loan Party, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, establishing control (if required for perfection under the applicable PPSA) of such Blocked Account by the Collateral Agent (for the benefit of itself and the other Secured Parties) and whereby the Person maintaining such account agrees, during a Cash Dominion Trigger Period, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.
“Blocked Account Bank” means each bank or securities intermediary with whom deposit or securities accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are held and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms of any Loan Document.
“Blocked Accounts” has the meaning provided in Section 6.18(b).
“Board of Directors” means: (a) with respect to Holdings, the Lead Borrower or any other corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph to this Agreement.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means (a) a Revolving Credit Borrowing or (b) a borrowing consisting of a Swing Line Loan.
“Borrowing Base” means at any time of calculation, the sum of:

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(b)85% (or 90% during a Seasonal Advance Rate Period) of the Eligible Accounts (other than Eligible Credit Card Receivables and Eligible Investment Grade Accounts) of the Loan Parties, taken as a whole; plus
(c)90% of the Eligible Credit Card Receivables of the Loan Parties, taken as a whole; plus
(d)90% of the Eligible Investment Grade Accounts of the Loan Parties, taken as a whole; plus
(e)the lesser of (i) (x) 75% (or 80% during a Seasonal Advance Rate Period) of the Cost of the Eligible Inventory of the Loan Parties, taken as a whole, net of (y) Inventory Reserves and (ii) (x) 85% (or 90% during a Seasonal Advance Rate Period) of the Appraised Value of the Eligible Inventory of the Loan Parties, taken as a whole, net of (y) Inventory Reserves; plus
(f)100% of the aggregate amount of Borrowing Base Eligible Cash of the Loan Parties, taken as a whole; minus
(g)without duplication, the then amount of all Availability Reserves;
provided, however, that (i) Acquired Borrowing Base Assets may be included in the calculation of the Borrowing Base so long as the aggregate amount included in the Borrowing Base at any time with respect to such assets shall not exceed the lesser of (A) 10% times the Borrowing Base (calculated solely for the purpose of this clause (i) without giving effect to the cap set forth in this clause (i)) and (B) $75,000,000 (provided, that, Acquired Borrowing Base Assets may not be included in the Borrowing Base on and after the date that is 90 days after the applicable Person becomes a Loan Party or such assets were acquired in an applicable Permitted Acquisition) and (ii) the Borrowing Base shall never exceed the “ABL Cap” (as such term is defined and used in the First Lien Credit Agreement) or any similar or corresponding provision, restriction, or limitation in any Permitted Refinancing thereof.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower, which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.
“Borrowing Base Eligible Cash” means cash and Cash Equivalents (other than Cash Equivalents specified in clauses (a)(ii), (b)(ii), and (h) of the definition of “Cash Equivalents”) of the U.S. Loan Parties that is (a) subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties and is not otherwise Ineligible Cash and

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(b) held in deposit or securities accounts maintained in the United States, which are subject to a Blocked Account Agreement and maintained in the name of any U.S. Loan Party.
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Canadian Revolving Credit Loan, any day that is a Business Day described in clause (a) and on which banks are open for business in Toronto, Ontario.
“Canadian Base Rate” means, on any day, the rate per annum equal to the greatest of (a) the Floor, (b) ~~the Base Rate CDOR plus 1.00% per annum~~Term CORRA for a one-month tenor as in effect on such day (provided that clause (b) shall not be applicable during any period in which ~~Base Rate CDOR~~Term CORRA is unavailable, unascertainable or illegal) plus 1.00% per annum, and (c) the “prime rate” for Canadian Dollar commercial loans made in Canada as reported by ~~Thomson~~ Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page (or any successor page or such other commercially available service or source (including the Canadian Dollar “prime rate” announced by a Schedule I bank under the Bank Act (Canada) as Administrative Agent may designate from time to time)). Any change in the Canadian Base Rate due to a change in the foregoing rate shall be effective as of the opening of business on the effective day of such change.
“Canadian Base Rate Margin” has the meaning set forth in the definition of “Applicable Rate”.
“Canadian Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Canadian Collateral Documents” means, collectively, the Canadian Security Agreement, the ABL/Term Intercreditor Agreement, the Canadian Intellectual Property Security Agreement, the Canadian Deed of Hypothec, collateral assignments, Canadian Security Agreement Supplements, Canadian Intellectual Property Security Agreement Supplements, Blocked Account Agreements or other control agreements, Collateral Access Agreements, Credit Card Notifications, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a Canadian Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the ABL Obligations in favor of the Collateral Agent for the benefit of the Secured Parties.
“Canadian Deed of Hypothec” any deed of hypothec creating a hypothec in favor of the Collateral Agent, as hypothecary representative for the benefit of the Secured Parties, pursuant to the laws of the Province of Quebec on the assets of any Loan Party existing

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under the laws of the Province of Quebec, having its domicile (within the meaning of the Civil Code of Quebec) in the Province of Quebec or having a place of business or tangible property situated in the Province of Quebec.
“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).
“Canadian Dollars” or “Cdn$” means the lawful currency of Canada, as in effect from time to time.
“Canadian Guarantors” means (a) each wholly-owned Canadian Subsidiary (which term, for purposes of this definition, shall include non-wholly-owned Restricted Subsidiaries incorporated or organized under the laws of Canada or any province, territory, or political subdivision thereof in which (i) the minority interests are held solely by management and employees of such Restricted Subsidiary and (ii) the Lead Borrower directly or indirectly owns at least 80% of the Equity Interests of such Restricted Subsidiary) of the Lead Borrower that is a Restricted Subsidiary and is listed on Schedule I as a “Canadian Guarantor”, and (b) each other wholly-owned Canadian Subsidiary of the Lead Borrower that is a Restricted Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty supplement pursuant to Section 6.12.
“Canadian Intellectual Property Security Agreement” has the meaning specified for “Intellectual Property Security Agreement” in the Canadian Security Agreement.
“Canadian Intellectual Property Security Agreement Supplement” has the meaning specified for “Intellectual Property Security Agreement Supplement” in the Canadian Security Agreement.
“Canadian Letter of Credit” means a letter of credit (as that term is defined in the UCC) issued by a L/C Issuer or Canadian Underlying Issuer for the account of any Canadian Borrower pursuant to the terms of this Agreement, to be issued in Canadian Dollars.
“Canadian Loan Party” means the Canadian Borrower and each Canadian Guarantor.
“Canadian Pension Event” means (a) the termination in whole or in part of any Canadian Defined Benefit Pension Plan, (b) the merger of a Canadian Pension Plan, of which a Canadian Loan Party is the administrator or plan sponsor, with another pension plan, where either plan contains a defined benefit provision and has at any time been funded by a trust, (c) a material change in the contribution rates payable by a Canadian Loan Party to a Canadian Pension Plan, (d) the receipt by any Canadian Loan Party of any notice concerning liability arising from the withdrawal or partial withdrawal of any Canadian Loan Party or any other party from a Canadian Pension Plan, (e) the occurrence of an event under the Income Tax Act

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(Canada) that could reasonably be expected to affect the registered status of any Canadian Pension Plan, (f) the receipt by any Canadian Loan Party of any order or notice of intention to issue an order from the applicable pension standards regulator that could reasonably be expected to affect the registered status or cause the termination (in whole or in part) of any Canadian Defined Benefit Pension Plan, (g) the receipt of notice by the administrator or the funding agent of any failure to remit contributions to a Canadian Pension Plan by the applicable Canadian Loan Party, (h) the adoption of any amendment to a Canadian Pension Plan that would require the provision of security pursuant to applicable law, or (i) the receipt by any Canadian Loan Party of notice of any other event or condition with respect to a Canadian Pension Plan that could reasonably be expected to have a Material Adverse Effect.
“Canadian Pension Plan” means a pension plan that is a “registered pension plan” (as defined in the Income Tax Act(Canada)) or that is required to be registered under, or is subject to, the Pension Benefits Act (Ontario), Pension Benefits Standards Act (British Columbia) or other Canadian federal or provincial law with respect to pension benefits standards and that is maintained or contributed to by a Canadian Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Québec Pension Plan as maintained by the Government of Canada or the Province of Québec, respectively.
“Canadian Priority Payables” means, at any time, with respect to the Canadian Loan Parties:
(a)    the amount past due and owing by such Person, or the accrued amount for which such Person has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) a Canada Pension Plan or other statutory pension plan contributions; (ii) unemployment insurance; (iii) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld; (iv) workers’ compensation and employment insurance; (v) wages, vacation or holiday pay and severance pay; (vi) obligations owing to a supplier in respect of which section 81.1 of the Bankruptcy and Insolvency Act (Canada) applies; and (vii) other like charges and demands; in each case, in respect of which any Governmental Authority or other Person may claim a security interest, lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Collateral Documents; and
(b)    the aggregate amount of any other liabilities of such Person (i) in respect of which a trust has been or may be imposed on any Collateral to provide for payment (ii) in respect of unpaid or unremitted pension plan contributions, normal cost contributions or special payments under Canadian Pension Plans, and (iii) representing any unfunded liability, solvency deficiency or wind-up deficiency, whether or not due, with respect to a Canadian Pension Plan that is a Canadian Defined Benefit Pension Plan, or (iv) which are secured by a security interest, pledge, lien, charge, right or claim on any Collateral, in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, pledge, lien, charge, right or claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the

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Collateral Documents (such as claims by employees for unpaid wages and other amounts payable under the Wage Earner Protection Program Act (Canada)).
“Canadian Reimbursement Undertaking” has the meaning set forth in Section 2.03(a) of this Agreement.
“Canadian Revolving Credit Loan” has the meaning specified therefor in Section 2.01(a).
“Canadian Revolving Credit Commitment Sublimit” means $200,000,000. The Canadian Revolving Credit Commitment Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Canadian Secured Obligations” has the meaning specified for “Secured Obligations” in the Canadian Security Agreement.
“Canadian Security Agreement” means, collectively, the Canadian ABL Security Agreement dated as of the Second Restatement Effective Date executed by the Canadian Loan Parties, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.
“Canadian Security Agreement Supplement” has the meaning specified for “Security Agreement Supplement” in the Canadian Security Agreement.
“Canadian Subsidiary” means each Subsidiary of the Lead Borrower that is incorporated or organized under the laws of Canada or any province, territory, or political subdivision thereof.
“Canadian Swing Line Sublimit” means $20,000,000. The Canadian Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Canadian ULC” means GYP Canada Holdings I ULC, a British Columbia corporation.
“Canadian Underlying Issuer” means The Toronto-Dominion Bank or one of its Affiliates or such other Person that is acceptable to Administrative Agent in its Permitted Discretion.
“Canadian Underlying Letter of Credit” means a Canadian Letter of Credit that has been issued by a Canadian Underlying Issuer.
“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Lead Borrower and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

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“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP (subject to Section 1.03(c)), recorded as a capitalized lease.
“Cash Collateral” shall have a meaning correlative to “Cash Collateralize” and shall include the proceeds of such cash collateral and other credit support.
“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Administrative Agent, each applicable L/C Issuer, the Swing Line Lender or the Revolving Credit Lenders, as collateral or other credit support for L/C Obligations, ABL Obligations in respect of Swing Line Loans or obligations of Revolving Credit Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances or (b) if the Swing Line Lender or the applicable L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Collateral Agent and the Swing Line Lender or the applicable L/C Issuer, as applicable.
“Cash Dominion Recovery Event” means Availability is at least the greater of (a) $75,000,000 and (b) 10% of the Line Cap for 30 consecutive days and no Event of Default is outstanding during such 30 day period.
“Cash Dominion Trigger Event” means (a) the occurrence and continuance of any Specified Event of Default or (b) the failure of the Borrowers to maintain Availability of at least the greater of (x) $75,000,000 and (y) 10% of the Line Cap for five consecutive Business Days.
“Cash Dominion Trigger Period” means the period commencing with a Cash Dominion Trigger Event and ending with a Cash Dominion Recovery Event.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Lead Borrower or any of its Restricted Subsidiaries:
(h)(i) direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of the United States (including, in each case, any agency or instrumentality thereof), the payment of which is backed by the full faith and credit of the United States, and which are not callable or redeemable at the issuer’s option and (ii) direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of Canada or any Canadian province (including, in each case, any agency or instrumentality thereof), the payment of which is backed by the full faith and credit of Canada or such Canadian province, as applicable, and which are not callable or redeemable at the issuer’s option;
(i)(i) overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar

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instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of the United States; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency and (ii) overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws Canada or any Canadian province; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency;
(j)commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;
(k)marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Lead Borrower);
(l)repurchase obligations with a term of not more than 30 days for underlying Investments of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(m)Investments, classified in accordance with GAAP as Current Assets of the Lead Borrower or any of its Restricted Subsidiaries, in money market investment programs, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that at least 95% of such investments are of the character, quality and maturity described in clauses (a), through (e) of this definition;
(n)investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (f) above; and
(o)(x) such local currencies in those countries in which the Lead Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) customarily utilized in countries in

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which Lead Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business.
“Cash Interest Charges” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, Consolidated Interest Charges that have been paid or are payable in cash during such period net of cash interest income.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements permitted under Article VII that is entered into by and between any Loan Party and any Cash Management Bank.
“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is an Agent, an Arranger, a Lender or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer or (b) is, as of the Second Restatement Effective Date, an Agent, an Arranger, a Lender or a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer and a party to a Cash Management Agreement as of the Second Restatement Effective Date, in each case, in its capacity as a party to such Cash Management Agreement. For the avoidance of doubt, such Person shall continue to be a Cash Management Bank with respect to the applicable Cash Management Agreement even if it ceases to be an Agent, an Arranger, a Lender or a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer after the date on which it entered into such Cash Management Agreement.
“Casualty Event” means any event that gives rise to the receipt by the Lead Borrower or any of its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).
“CCA” means the Companies’ Creditors Arrangement Act (Canada), as now and hereinafter in effect, or any successor statute.
~~“CDOR” has the meaning specified in the definition of “CDOR Rate”.~~
~~“CDOR Rate” the average rate per annum as reported on the Canadian Dollar Offered Rate (“CDOR”) Page of Refinitiv Benchmark Services (UK) (or any successor page or such other page or commercially available service displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as the Administrative Agent may designate from time to time, or if no such substitute service is available, the rate quoted by a Schedule I bank under the Bank Act (Canada) selected by the Administrative Agent at which such bank is offering to purchase Canadian Dollar bankers’ acceptances) as of 10:00 a.m. (Toronto, Ontario time) on the date of commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the Eurocurrency Rate Loan requested (whether as an initial Eurocurrency Rate Loan or as a continuation of a Eurocurrency Rate Loan~~

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~~or as a conversion of a Base Rate Loan in Canadian Dollars to a Eurocurrency Rate Loan) by Borrower in accordance with this Agreement (and, if any such reported rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). Each determination of the CDOR Rate shall be made by the Administrative Agent and shall be conclusive in the absence of manifest error.~~
“CFC Holdco” means a Subsidiary that (a) has no material assets other than the equity of one or more Foreign Subsidiaries (other than any Canadian Subsidiary) or (b) is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more Foreign Subsidiaries (other than any Canadian Subsidiary).
“Change in Law” means the occurrence after the Second Restatement Effective Date of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the FRB for “Eurocurrency Liabilities” (as defined in Regulation D of the FRB), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, Term SOFR, ~~the Eurocurrency~~Term CORRA, the Term CORRA Reference Rate, or any other then-current Benchmark, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following:
(p)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole or the Lead Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended)); or
(q)the adoption of a plan relating to the liquidation or dissolution of Holdings or the Lead Borrower; or

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(r)the consummation of any transaction (including, without limitation, any merger, amalgamation, or consolidation), the result of which is that any Person (including any “person” as defined in clause (a) above) becomes the Beneficial Owner, directly or indirectly, of more than 35% of the issued and outstanding Voting Stock of Holdings or the Lead Borrower measured by voting power rather than number of shares; or
(s)the first day on which a majority of the members of the Board of Directors of Holdings or the Lead Borrower are not Continuing Directors; or
(t)Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of the Lead Borrower; or
(u)a “Change of Control” (as defined in the First Lien Credit Agreement) shall occur.
“Code” means the U.S. Internal Revenue Code of 1986, as amended (unless otherwise provided herein).
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties; provided, that “Collateral” shall not include any real property owned in fee by any Loan Party.
“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral and (b) any landlord of real property leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located in or on such real property, (iii) provides the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such real property, (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the Collateral from such real property and (v) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.
“Collateral Agent” means Wells Fargo, in its capacity as collateral agent under the Loan Documents, and any successor collateral agent.
“Collateral Documents” means, collectively, U.S. Collateral Documents and the Canadian Collateral Documents.
“Commitment Fee” has the meaning specified in Section 2.09(a).
“Commitment Fee Percentage” means 0.25% per annum.

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“Committed Loan Notice” means a notice of a Revolving Credit Borrowing, which shall be substantially in the form of Exhibit A-1. A Committed Loan Notice shall also include any request for a borrowing delivered via the Administrative Agent’s electronic platform or portal, to the extent delivered or made in accordance with the Administrative Agent’s procedures relating to such platform or portal.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company Plan” means a Plan other than a Multiemployer Plan.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Concentration Account” has the meaning specified in Section 6.18(c).
“Conforming Changes” means, with respect to the use or administration of any initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “~~Eurocurrency Banking~~Benchmark Rate Business Day,” the definition of “RFR Business Day,” the definition of “U.S. Base Rate” (if applicable), the definition of “Canadian Base Rate” (if applicable), the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of Section 2.20 and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.
“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of

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Consolidated Net Income for such period, has been deducted for (other than clause (xix)), without duplication,
(i)total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations (collectively, “Consolidated Interest Charges”),
(ii)provision for taxes based on income, profits or capital of the Lead Borrower and its Restricted Subsidiaries, including, without limitation, Federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,
(iii)depreciation and amortization expense (including amortization of intangible assets),
(iv)non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of Holdings, the Lead Borrower or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,
(v)any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),
(vi)all extraordinary, non-recurring or unusual losses and charges,

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(vii)costs and expenses in connection with branch startups, provided that the aggregate amount of add backs made pursuant to this clause (vii), when added to the aggregate amount of add backs pursuant to clauses (ix) and (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii) or clauses (ix) or (xix) below),
(viii)[reserved],
(ix)cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Original Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (ix), when added to the aggregate amount of add backs pursuant to clause (vii) above and clause (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (ix), clause (vii) above or clause (xix) below),
(x)transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, or any Casualty Event and any amendments or waivers of the Loan Documents or the First Lien Loan Documents, in each case, whether or not consummated),
(xi)any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business,
(xii)any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment, Permitted Acquisitions or any permitted sale, conveyance, transfer or other disposition of assets or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Lead Borrower has made a determination that reasonable evidence

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exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period),
(xiii)[reserved],
(xiv)any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with any Investment permitted under Section 7.02,
(xv)non-cash losses from Joint Ventures and non-cash minority interest reductions,
(xvi)fees and expenses in connection with debt exchanges or refinancings permitted under Section 7.14,
(xvii)other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period,
(xviii)losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, and
(xix)the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Lead Borrower in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any acquisition or disposition by the Lead Borrower or any Restricted Subsidiary, any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Lead Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered

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pursuant to Section 6.02, certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by the Lead Borrower, and (y) such actions are to be taken and the results with respect thereto are to be achieved within 18 months after the consummation of the acquisition or disposition or any operational change, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) [reserved], (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (xix), when added to the aggregate amount of add backs pursuant to clauses (vii) and (ix) above, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clauses (vii) and (ix) above or this clause (xix)), minus
(v)an amount which, in the determination of Consolidated Net Income, has been included for:
(i)Federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense),
(ii)non-recurring income or gains from discontinued operations
(iii)all extraordinary, non-recurring or unusual gains and non-cash income during such period,
(iv)any gains realized upon the disposition of property outside of the ordinary course of business, and
(v)the amount of Restricted Payments permitted under Sections 7.06(e)(i), 7.06(e)(ii), 7.06(e)(iii), 7.06(e)(viii) and 7.06(i) (except to the extent that (x) the amount paid with such Restricted Payments would not, if the respective expense or other item had been incurred directly by the Lead Borrower, have reduced Consolidated EBITDA determined in accordance with this definition or (y) such Restricted Payment is paid by the Lead Borrower in respect of an expense or other item that has resulted in, or will

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result in, a reduction of Consolidated EBITDA, as calculated pursuant to this definition), plus or minus
(w)unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP.
“Consolidated Funded Indebtedness” means all Indebtedness of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), excluding (i) net obligations under any Swap Contract, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (iii) any deferred compensation arrangements, (iv) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions, or (v) obligations in respect of letters of credit (including Letters of Credit), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until one Business Day after such amount is drawn. The amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or, if less, the fair market value of such identified asset.
“Consolidated Interest Charges” has the meaning specified in clause (b)(i) of the definition of “Consolidated EBITDA.”
“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items, (ii) any amounts attributable to Investments in any Unrestricted Subsidiary or Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Restricted Subsidiaries during the applicable period, (y) such amounts were not earned by such Unrestricted Subsidiary or Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Unrestricted Subsidiary or Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Unrestricted Subsidiary or Joint Venture held by such Person and its Restricted Subsidiaries, (iii) the cumulative effect of foreign currency translations during such period to the extent included in Consolidated Net Income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Lead Borrower or is merged into, amalgamated with, or consolidated with the Lead Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (v) net income of any Restricted Subsidiary (other than a Loan Party) for any period to

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the extent that, during such period there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted Subsidiary held by such Person and its Restricted Subsidiaries, except to the extent that such net income is distributed in cash during such period to such Person or to a Restricted Subsidiary of such Person that is not itself subject to any such encumbrance or restriction, (vi) cancellation of Indebtedness income arising out of prepayments made in accordance with Section 2.03(a)(iii) of the First Lien Credit Agreement, and (vii) any income (loss) for such period attributable to the early extinguishment of (a) Indebtedness, (b) obligations under any Swap Contracts or (c) other derivative instruments), as determined in accordance with GAAP.
“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments of such Funded Debt (including as required pursuant to Section 2.05) as determined in accordance with GAAP.
“Consolidated Total Assets” means, as of any date, the total assets of the Lead Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Lead Borrower as of such date.
“Continuing Directors” means the directors of each of Holdings and the Lead Borrower on the Second Restatement Effective Date, and each other director, if, in each case, such other director’s nomination for election to the Board of Directors of Holdings or the Lead Borrower is recommended by a majority of the then Continuing Directors.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate.”
“CORRA” means a rate equal to the Canadian Overnight Repo Rate Average as administered and published by the CORRA Administrator.
“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average).
“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Second Restatement Effective Date as such calculated cost is determined from

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invoices received by the Loan Parties, the Loan Parties’ purchase journals or the Loan Parties’ stock ledger. “Cost” does not include Inventory capitalization costs or other non-purchase price charges used in the Lead Borrower’s calculation of cost of goods sold; provided, however, that any freight charges may be included in “Cost.”
“Covenant Recovery Event” means Availability is at least the greater of (a) $75,000,000 and (b) 10% of the Line Cap for 30 consecutive days and no Event of Default is outstanding during such 30 day period.
“Covenant Trigger Event” means (a) the occurrence and continuance of any Event of Default or (b) the failure of the Borrowers to maintain Availability of at least the greater of (i) $75,000,000 and (ii) 10% of the Line Cap.
“Covenant Trigger Period” means the period commencing with a Covenant Trigger Event and ending with a Covenant Recovery Event.
“Credit Card Notification” means notifications, substantially in the form attached hereto as Exhibit O, executed on behalf of a Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors.
“Credit Card Receivables” means payment intangibles, together with all income, payments and proceeds thereof, owed by any Acceptable Credit Card Processor to any Loan Party resulting from charges by a customer of such Loan Party on credit or debit cards issued by such Acceptable Credit Card Processor in connection with the sale of goods by such Loan Party, or services performed by such Loan Party, in each case in the ordinary course of its business.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Suisse” means Credit Suisse AG, acting through such of its affiliates or branches as it deems appropriate, and its successors.
“Cure Amount” has the meaning specified in Section 8.03.
“Cure Right” has the meaning specified in Section 8.03.
“Currency” means Dollars and each Alternative Currency.
“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

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“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of outstanding merchandise credits of any Loan Party.
“DDA” means each checking, savings or other demand deposit account or securities account (other than any Excluded DDA) maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers shall have no duty to inquire as to the source of the amounts on deposit in any DDA.
“Debt Issuance” means the issuance by any Person and its Restricted Subsidiaries of any Indebtedness for borrowed money.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the BIA, the CCA, the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, corporate statutes where such statute is used by a Person to propose an arrangement involving the compromise of claims of creditors, or similar debtor relief Laws of the United States, Canada, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate per annum applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a SOFR Rate Loan, the Default Rate shall be an interest rate equal to Term SOFR plus the Applicable Rate per annum applicable to SOFR Rate Loans plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent, the Swing Line Lender or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such

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writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Lead Borrower or an L/C Issuer, to confirm in writing to the Administrative Agent, the Lead Borrower or such L/C Issuer that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Lead Borrower or such L/C Issuer), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Lead Borrower, the Swing Line Lender, each L/C Issuer and each Lender.
“Designated Account” means, in respect of (a) Dollars, the corresponding deposit account of Lead Borrower identified on Schedule III (or such other deposit account of Lead Borrower located at an applicable Designated Account Bank that has been designated as such, in writing, by Lead Borrower to Administrative Agent) and (b) Canadian Dollars, the corresponding deposit account of a Canadian Borrower identified on Schedule III (or such other deposit account of a Canadian Borrower located at an applicable Designated Account Bank that has been designated as such, in writing, by Lead Borrower to Administrative Agent).
“Designated Account Bank” means, in respect of any Currency, the bank specified as the “Designated Account Bank” with respect to such Currency in Schedule III (or such other bank that is located within the United States or another jurisdiction that is acceptable to Administrative Agent that has been designated as such, in writing, by Lead Borrower to Administrative Agent).
“Designated Term Representative” means “Designated Term Representative” as defined in the ABL/Term Intercreditor Agreement.
“Dilution Percentage” means, as of any date of determination, with respect to a Loan Party, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising

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allowances, credits, or other dilutive items with respect to Loan Parties’ Accounts during such period, by (b) Loan Parties’ billings with respect to Accounts during such period.
“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction, any issuance of Equity Interests by a Restricted Subsidiary of such Person, and any allocation of assets among newly divided limited liability companies pursuant to a “plan of division”), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligations or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other ABL Obligations that are accrued and payable and the termination of the Revolving Credit Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Lead Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollar” and “$” means United States dollars.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by Administrative Agent by using the Spot Rate for such Currency determined in respect of the most recent Revaluation Date for purchase of Dollars with such Currency, and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by Administrative Agent or the applicable L/C Issuer, as applicable, using any method of determination it deems appropriate in its reasonable discretion. Any determination by Administrative Agent or the applicable L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Domestic Subsidiary” means any Subsidiary of Holdings (other than any CFC Holdco) that is organized under the laws of the United States, any state thereof or the District of Columbia.

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“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer-generated communication.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Accounts” means at the time of any determination thereof, each Account (other than any Credit Card Receivables) that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (a) has been earned by performance and represents the bona fide amounts due to any Loan Party from an Account Debtor, and in each case originated in the ordinary course of business of any Loan Party and (b) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (v) below. Without limiting the foregoing, to qualify as an Eligible Account, an Account shall indicate no Person other than any Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance and service charges or other allowances (including any amount that any Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by any Loan Party to reduce the amount of such Eligible Account. Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, any Account included within any of the following categories shall not constitute an Eligible Account:
(x)Accounts which either are 60 days or more past due or are unpaid more than 120 days after the original invoice date;
(y)Accounts (i) that are not subject to a perfected first priority Lien in favor of the Secured Parties or (ii) with respect to which the Loan Parties do not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to

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the Collateral Agent pursuant to the Collateral Documents and any Lien permitted under Section 7.01);
(z)Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted or is known to the Loan Parties or where the Account Debtor is a creditor of a Loan Party (to the extent of such claim, counterclaim, offset or chargeback);
(aa)Accounts due from an Account Debtor which (i) is the subject of any proceeding under any Debtor Relief Law unless (x) such Account is supported by a letter of credit satisfactory to the Collateral Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) or (y) such Account Debtor has received debtor-in-possession financing sufficient as determined by the Collateral Agent in its Permitted Discretion to finance its ongoing business activities or (ii) the Account Debtor obligated under such Account, makes a general assignment for the benefit of any Loan Party or issues to any Loan Party notes receivables with respect to amounts owed under any Account of such Account Debtor;
(ab)Accounts which are not a valid, legally enforceable obligation of the applicable Account Debtor with respect thereto;
(ac)Accounts which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents with respect thereto;
(ad)Accounts owed by an Account Debtor where 50% or more of the total amount of all Accounts owed by that Account Debtor are deemed ineligible under clause (a) of this definition;
(ae)Accounts with respect to which an Account Debtor is an Affiliate, employee, officer, director or agent of any Loan Party;
(af)Accounts that are not payable in Dollars or Canadian Dollars;
(ag)Accounts with respect to which an Account Debtor maintains its chief executive office or is organized under the laws of a foreign jurisdiction other than Canada or any province thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the Collateral Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Collateral Agent, in its Permitted Discretion;
(ah)Accounts with respect to which an Account Debtor is the Federal government of the United States or any department, agency or instrumentality of the United States having an aggregate value (together with Accounts described in clause (l)

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of this definition) at any time in excess of the lesser of (i) $5,000,000 and (ii) 5% of Eligible Accounts (exclusive, however, of Accounts with respect to which any Loan Party has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727);
(ai)Accounts with respect to which an Account Debtor is the Federal government of Canada or any department, agency or instrumentality of Canada or the provincial government or any department, agency, or instrumentality thereof, in each case, which restricts the assignment of Crown debts or the creation of a security interest therein, having an aggregate value (together with Accounts described in clause (k) of this definition) at any time in excess of the lesser of (i) $5,000,000 and (ii) 5% of Eligible Accounts, (exclusive, however, of Accounts with respect to which the applicable Loan Party has obtained the consent of the requisite Governmental Authority to the assignment of such Account to the Collateral Agent or the creation of a security interest therein and otherwise complied to the reasonable satisfaction of the Collateral Agent with the applicable Canadian provincial and territorial law relating to financial administration and assignment of Crown obligations or the creation of a security interest therein);
(aj)Accounts with respect to an Account Debtor and its Affiliates (other than any Investment Grade Account Debtor) whose total obligations owing to any Loan Party exceed 15% of all Accounts owed to all Loan Parties, to the extent of the obligations owing by such Account Debtor and its Affiliates in excess of such percentage;
(ak)Accounts with respect to which any return, rejection or repossession of any of the merchandise giving rise to such Account has occurred, but only to the extent of the value of the goods returned, rejected or repossessed;
(al)Accounts that are evidenced by an instrument or a chattel paper;
(am)Accounts that have not been invoiced and representing goods that have not been shipped and billed and have not been recognized as received by the applicable Account Debtor;
(an)(i) Accounts with respect to which the Account Debtor’s obligations to make a payment under, is not absolute or (ii) Account representing a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to any Loan Party’s completion of a further performance under such contract or is subject to the equitable lien of a surety bond issuer;
(ao)Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

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(ap)Accounts in respect of which there has been, or should have been, established by any Loan Party a contra account, whether in respect of contractual allowances with respect to such Account, audit adjustment, anticipated discounts or otherwise (to the extent of such contra account);
(aq)Accounts the collection of which the Administrative Agent determines in its Permitted Discretion to be doubtful by reason of the Account Debtor’s financial condition;
(ar)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity; or
(as)Acquired Accounts, except to the extent included in the calculation of the Borrowing Base as provided in the definition thereof.
Notwithstanding the foregoing: (i) the Administrative Agent may not change any eligibility criteria or establish any Reserve for Eligible Accounts unless the Borrowers are given at least five Business Days prior written notice of the implementation of such change or the establishment of such Reserve and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed change or Reserve with the Borrowers to afford the Borrowers an opportunity to take such action (in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion) as may be required so that the event, condition or circumstance that is the basis for such change or Reserve no longer exists; provided that such notice requirement is subject to the exceptions set forth in the first proviso of Section 2.01(b); and (ii) no fact or circumstance known to the Administrative Agent to exist on the Second Restatement Effective Date may give rise to any change in any eligibility criteria or the establishment of any Reserve for Eligible Accounts.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (v).
“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (a) has been earned by performance and represents the bona fide amounts due to any Loan Party from an Acceptable Credit Card Processor, and in each case originated in the ordinary course of business of any Loan Party, and (b) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (i) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than any Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that any Loan Party may be obligated to rebate to a

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customer, a credit card payment processor, or Acceptable Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by any Loan Party to reduce the amount of such Credit Card Receivable. Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:
(at)Credit Card Receivables which do not constitute an Account;
(au)Credit Card Receivables that have been outstanding for more than five Business Days from the date of sale;
(av)Credit Card Receivables (i) that are not subject to a perfected first priority Lien in favor of the Secured Parties, or (ii) with respect to which the Loan Parties do not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Collateral Documents and any Lien permitted under Section 7.01);
(aw)Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);
(ax)Credit Card Receivables with respect to which the Acceptable Credit Card Processor has recourse to the Loan Parties in the event of non-payment by the holder of the applicable credit card;
(ay)Credit Card Receivables due from an issuer or payment processor of the applicable credit card which (i) is the subject of any proceeding under any Debtor Relief Law or (ii) is a Sanctioned Person or Sanctioned Entity;
(az)Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable credit card issuer with respect thereto;
(ba)Credit Card Receivables which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables; or
(bb)Credit Card Receivables which are not subject to a Credit Card Notification.
Notwithstanding the foregoing: (i) the Administrative Agent may not change any eligibility criteria or establish any Reserve for Eligible Credit Card Receivables unless the Borrowers are given at least five Business Days prior written notice of the implementation of such change or the establishment of such Reserve and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed change or Reserve with the Borrowers to afford the

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Borrowers an opportunity to take such action (in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion) as may be required so that the event, condition or circumstance that is the basis for such change or Reserve no longer exists; provided that such notice requirement is subject to the exceptions set forth in the first proviso of Section 2.01(b); and (ii) no fact or circumstance known to the Administrative Agent to exist on or prior to the Second Restatement Effective Date may give rise to any change in any eligibility criteria or the establishment of any Reserve for Eligible Credit Card Receivables.
“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of any Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course of business, in each case that, (A) comply in all material respects with each of the representations and warranties respecting Inventory made by the Loan Parties in the Loan Documents, and (B) are not excluded as ineligible by virtue of one or more of the criteria set forth below. In determining the amount to be so included, Inventory shall be reduced by, without duplication, the amount of all accrued and actual vendor rebates and discounts. The following items of Inventory shall not be included in Eligible Inventory:
(bc)Inventory that is not solely owned by the Loan Parties or with respect to which the Loan Parties do not have good, marketable and valid title thereto;
(bd)Inventory that is leased by or is on consignment to any Loan Party or which is consigned by any Loan Party to a Person which is not a Loan Party;
(be)Inventory that is in-transit, except for Inventory which has been shipped inside the United States or Canada and, unless such Inventory is shipped by one Loan Party to another Loan Party, for which documents satisfactory to the Administrative Agent evidencing title of the Loan Parties in such Inventory have been received by the Administrative Agent, either (i) between the locations owned or leased by the Loan Parties or (ii) from a domestic location owned or leased by a Loan Party for receipt by any third party within the United States, Canada, or from a domestic location of a third party for receipt by a Loan Party at a location that is owned or leased by a Loan Party, in each case of the foregoing clause (ii), which has not been in-transit for more than 15 days following the date of shipment, and with respect to which the title either remains in the name of a Loan Party or has passed to a Loan Party, as applicable;
(bf)Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute, spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in any Loan Party’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in material compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

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(bg)Inventory that is not subject to a perfected first priority Lien in favor of the Secured Parties;
(bh)Inventory that consists of samples, labels, bags, and other similar non-merchandise categories;
(bi)Inventory that is not insured in compliance with the provisions of Section 6.07;
(bj)Inventory that has been sold but not yet delivered;
(bk)Inventory that is subject to any licensing, patent, design, royalty, trademark, trade name or copyright agreement with any third party which would require the payment of fees or royalties to, or the consent of, the licensor under such agreement for any sale or other disposition of such Inventory by the Administrative Agent, and the Administrative Agent shall have determined in its Permitted Discretion that it cannot sell or otherwise dispose of such Inventory in accordance with Article 9 of the Uniform Commercial Code or in accordance with the PPSA without violating any such licensing, patent, design, royalty, trademark, trade name or copyright agreement;
(bl)Acquired Inventory, except to the extent included in the calculation of the Borrowing Base as provided in the definition thereof;
(bm)Inventory of any U.S. Loan Party that is not located in the United States or Inventory of any Canadian Loan Party that is not located in Canada;
(bn)Inventory located in any location leased by a Loan Party or that is in the possession of any bailee, warehouseman or similar party unless (i) the applicable lessor or party shall have executed and delivered to the Administrative Agent a Collateral Access Agreement or (ii) the Administrative Agent has established a Availability Reserve; or
(bo)Inventory which the Administrative Agent determines in its Permitted Discretion does not meet such other reasonable eligibility criteria for Inventory as the Administrative Agent may determine in its Permitted Discretion.
Notwithstanding the foregoing: (i) the Administrative Agent may not change any eligibility criteria or establish any Reserve for Eligible Inventory unless the Borrowers are given at least five Business Days prior written notice of the implementation of such change or the establishment of such Reserve and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed change or Reserve with the Borrowers to afford the Borrowers an opportunity to take such action (in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion) as may be required so that the event, condition or circumstance that is the basis for such change or Reserve no longer exists; provided that such notice requirement is subject to the exceptions set forth in the first proviso of

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Section 2.01(b); and (ii) no fact or circumstance known to the Administrative Agent to exist on or prior to the Second Restatement Effective Date may give rise to any change in any eligibility criteria or the establishment of any Reserve for Eligible Inventory.
“Eligible Investment Grade Accounts” means any Eligible Account as to which the Account Debtor is an Investment Grade Account Debtor.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees or binding judicial or administrative decisions relating to pollution and the protection of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface or subsurface land, plant and animal life or any other natural resource), and public and worker health and safety as it relates to Hazardous Materials, including those related to the generation, use, handling, storage, transportation, treatment, recycling, labeling or Environmental Release of, or exposure to, any Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damages, costs of environmental remediation, investigation or monitoring, consulting costs and attorney fees, and fines or penalties) resulting from or based upon (a) any Environmental Law, including any noncompliance therewith, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) an Environmental Release or threatened Environmental Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Environmental Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dispersal, dumping or disposing into or through the indoor or outdoor environment.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated), that together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 302 of ERISA or Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (c) a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA with respect to a Pension Plan; (d) the withdrawal of any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (e) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (f) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (h) the determination that any Pension Plan is in at-risk status, as defined in Section 430 of the Code or Section 303 of ERISA, or the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan; or (k) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan.
“Erroneous Payment” has the meaning specified in Section 10.27.
“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 10.27.
“Erroneous Payment Impacted Loans” has the meaning specified in Section 10.27.

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“Erroneous Payment Return Deficiency” has the meaning specified in Section 10.27.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurocurrency Banking Day” means, for ABL Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Ontario, Canada, provided, that for purposes of notice requirements in Sections 2.02(a), and 2.02(c), and 2.20(b), in each case, such day is also a Business Day.~~
~~“Eurocurrency Rate” means, for any Interest Period, with respect to any ABL Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Canadian Dollars, the greater of (a) CDOR, for a period comparable to the applicable Interest Period, at approximately 10:00 a.m. (Toronto, Ontario time) on the applicable Rate Determination Date and (b) the Floor.~~
~~“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Eurocurrency Rate.~~
~~“Eurocurrency Rate Margin” has the meaning specified therefor in the definition of “Applicable Rate”.~~
~~“Eurocurrency Rate Notice” means a written notice in the form of Exhibit P to this Agreement.~~
~~“Eurocurrency Rate Option” has the meaning specified therefor in Section 2.20(a) of this Agreement.~~
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Rate Reserves” means, as of any date of determination, those reserves that Administrative Agent deems necessary or appropriate in its Permitted Discretion and subject to Section 2.01(b), to establish based on fluctuations in the Exchange Rate of Alternative Currencies into Dollars in respect of the ABL Obligations denominated in Alternative Currencies.
“Excluded DDA” means (a) zero balance disbursement accounts, (b) to the extent used exclusively to hold funds in trust for the benefit of third parties, (i) payroll, healthcare and other employee wage and benefit accounts, (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow, defeasance and redemption accounts and (iv) fiduciary or trust accounts, (c) local cash accounts which are not a part of the cash management system described in Section 6.18 and which, in the case of this clause (c), do not any time contain funds in excess

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of $1,000,000 individually or $5,000,000 in the aggregate together with all other such local cash accounts, and (d) the Term Priority Collateral Accounts.
“Excluded Subsidiary” means any Subsidiary of the Lead Borrower that is (a) a Foreign Subsidiary (other than a Canadian Subsidiary) or a Foreign Subsidiary (other than a Canadian Subsidiary) of a Domestic Subsidiary or a CFC Holdco, (b) an Immaterial Subsidiary, (c) prohibited by applicable law, regulation or by any Contractual Obligation existing on the Second Restatement Effective Date or on the date such Person becomes a Subsidiary (as long as such Contractual Obligation was not entered into in contemplation of such Person becoming a Subsidiary) from providing a Subsidiary Guaranty or that would require a governmental (including regulatory) or third party consent, approval, license or authorization in order to grant such Subsidiary Guaranty (to the extent that the Lead Borrower has used commercially reasonable efforts (not involving spending money in excess of de minimis amounts) to obtain such consent, approval, license or authorization), (d) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary (other than a Canadian Subsidiary), (e) captive insurance companies, (f) a not-for-profit Subsidiary, (g) a Subsidiary not wholly-owned (other than any such Subsidiary described in the parenthetical in clause (b) of the definition of U.S. Guarantor or clause (a) of the definition of Canadian Guarantor) by the Lead Borrower and/or one or more of its wholly owned Restricted Subsidiaries, (h) any Unrestricted Subsidiary, and (i) a Subsidiary to the extent that the burden or cost of obtaining a Subsidiary Guaranty therefrom is excessive in relation to the benefit afforded thereby (as reasonably determined by the Administrative Agent and the Lead Borrower).
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 14 of the Subsidiary Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Lead Borrower or any other Loan Party hereunder, (a) Taxes (i) imposed on (or measured by) its overall net income or overall gross income (however denominated) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender

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(excluding any L/C Issuer), in which its applicable Lending Office is located, or (ii) that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 3.07), any federal United States or federal Canadian withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01(a), (d) Taxes attributable to such recipient’s failure to comply with Section 3.01(g) or Section 3.01(h) and (e) any withholding Taxes imposed under FATCA.
“Existing Canadian ABL Facility” means the Amended and Restated Credit Agreement dated as of June 28, 2017 (as amended on June 1, 2018, to, among other things, permanently repay all outstanding term loans thereunder and as further amended, supplemented or otherwise modified in accordance with its terms), among Master Titan Holdings Limited Partnership, Watson Limited Partnership, Slegg Limited Partnership, BC Ceilings Limited Partnership, Core Acoustic Titan Limited Partnership and Shoemaker Limited Partnership, as the borrowers, Canadian Imperial Bank of Commerce, as administrative agent, co-lead arranger and sole bookrunner, and the other financial institutions from time to time party thereto.
“Existing Credit Agreement” has the meaning specified in the “Preliminary Statements.”
“Extraordinary Advances” means each Protective Overadvance and Overadvance.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Second Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

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“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“Fee Letter” means the Second Amended and Restated Fee Letter, dated as of the Second Restatement Effective Date, between the Lead Borrower and the Administrative Agent.
“First Lien Administrative Agent” means the “Administrative Agent” as defined in the First Lien Credit Agreement.
“First Lien Cap” means the sum of (i) $996,839,654.38 plus (ii) the aggregate principal amount of Incremental First Lien Term Facilities available to be incurred under the First Lien Credit Agreement as in effect on June 1, 2018.
“First Lien Collateral Agent” means the “Collateral Agent” as defined in the First Lien Credit Agreement.
“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of the Original Closing Date (as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the ABL/Term Intercreditor Agreement), among Holdings, the Lead Borrower, the First Lien Lenders, the First Lien Administrative Agent and the First Lien Collateral Agent, including any replacement thereof entered into in connection with one or more refinancings thereof permitted hereunder (so long as the documents governing such replacement constitute “Term Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).
“First Lien Lender” means any “Lender” as defined in the First Lien Credit Agreement.
“First Lien Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement.
“First Lien Loans” means the “Loans” as defined in the First Lien Credit Agreement and shall, for the avoidance of doubt, include Incremental First Lien Term Loans (as defined in the First Lien Credit Agreement).
“Fixed Charge Coverage Ratio” means, with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis as of any date, the ratio of (a) (i) Consolidated EBITDA for such period, minus (ii) Unfinanced Capital Expenditures (excluding any Capital

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Expenditures made with all or any portion of the proceeds, applied within 12 months after the receipt thereof, from (x) any Casualty Event or (y) any Disposition (in the case of each of (x) and (y)), other than Inventory and Accounts) made during such period to (b) the sum of (i) all Consolidated Scheduled Funded Debt Payments plus (ii) all Cash Interest Charges plus (iii) all Consolidated Cash Taxes, in each case for the most recently ended four consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), as applicable, all as determined on a consolidated basis in accordance with GAAP.
“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.
“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means, with respect to the U.S. Borrower, any Lender that is not a United States person, as such term is defined in Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary of the Lead Borrower which is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” of any Person means Indebtedness of such Person that by its terms matures more than one year after the date of its creation or matures within one year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.
“Funding Date” means the date on which a Borrowing occurs.

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“Funding Losses” has the meaning specified therefor in Section 2.20(b).
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, without duplication, any (a) obligation, contingent or otherwise, of such Person Guaranteeing or having the economic effect of Guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Second Restatement Effective Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

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“Guarantors” means, collectively, the Canadian Guarantors and the U.S. Guarantors.
“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.
“GYP Holdings Barbados” means GYP Holdings IV (Barbados) SRL.
“GYP IV” means GYP Holdings IV Corp., a Delaware corporation.
“GYP V” means GYP Holdings V LLC, a Delaware limited liability company.
“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, flammable, explosive or radioactive substances, and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any Environmental Law.
“Hedge Bank” means (a) any Person that at the time it enters into a Secured Hedge Agreement, is an Agent, an Arranger, a Lender, a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer or (b) any Person that is, as of the Second Restatement Effective Date, an Agent, an Arranger, a Lender, a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer and a party to a Secured Hedge Agreement as of the Second Restatement Effective Date, in each case, in its capacity as a party to such Secured Hedge Agreement. For the avoidance of doubt, such Person shall continue to be a Hedge Bank with respect to the applicable Secured Hedge Agreement even if it ceases to be an Agent, an Arranger, a Lender, a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer after the date on which it entered into such Secured Hedge Agreement.
“Holdings” has the meaning specified in the introductory paragraph to this Agreement.
“Holdings Guaranty” means the Second Amended and Restated Holdings Guaranty dated as of the Second Restatement Effective Date made by Holdings in favor of the Collateral Agent on behalf of the Secured Parties.
“Immaterial Subsidiary” means each Restricted Subsidiary designated as such by the Lead Borrower to the Administrative Agent and the Collateral Agent in writing that meets all of the following criteria calculated on the Pro Forma Basis by reference to the most recently delivered set of the financial statements delivered pursuant to Section 6.01(a): (a) the aggregate gross assets (excluding goodwill) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 5% of the Consolidated Total Assets of the Restricted Group as of such date; (b) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of any

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Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 5% of the Consolidated EBITDA of the Restricted Group for such period; (c) the aggregate gross assets (excluding goodwill) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 10% of the Consolidated Total Assets of the Restricted Group as of such date; and (d) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 10% of the Consolidated EBITDA of the Restricted Group for such period; provided that if, at any time after the delivery of such financial statements, (i) with respect to any Restricted Subsidiary designated as an Immaterial Subsidiary at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (a) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (b) or (ii) with respect to all Restricted Subsidiaries designated as Immaterial Subsidiaries at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (c) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (d), then the Lead Borrower shall, not later than 30 days after the date by which financial statements for the fiscal quarter or the fiscal year, as applicable, in which such excess occurs must be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) notify the Administrative Agent and the Collateral Agent in writing that one or more of such Restricted Subsidiaries no longer constitutes an Immaterial Subsidiary and (B) comply with the provisions of Section 6.12 applicable to such Subsidiary. All Immaterial Subsidiaries as of the Second Restatement Effective Date are set forth on Schedule II.
“Increased Inspection Trigger Event” has the meaning given such term in Section 6.10(b).
“Incremental Amendment” has the meaning specified in Section 2.14(c).
“Incremental Effective Date” has the meaning specified in Section 2.14(d).
“Incremental Revolving Credit Lender” has the meaning specified in Section 2.14(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

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(bp)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(bq)the maximum amount of all Letters of Credit and other letters of credit (including standby and commercial), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments issued or created by or for the account of such Person;
(br)net obligations of such Person under any Swap Contract;
(bs)all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) expenses accrued in the ordinary course of business);
(bt)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(bu)all Attributable Indebtedness;
(bv)all obligations of such Person in respect of Disqualified Equity Interests; and
(bw)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For purposes of clause (e), the amount of Indebtedness of any Person that is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

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“Indemnitees” has the meaning set forth in Section 10.05.
“Ineligible Assignee” has the meaning specified in Section 10.07(b).
“Ineligible Cash” means, when referring to cash or Cash Equivalents of the Lead Borrower or any other U.S. Loan Party, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Lead Borrower or such other U.S. Loan Party (unless such appearance is related to the Collateral Documents (or the Liens created thereunder)) or (b) are subject to any Lien (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(w) (but only to the extent the ABL Obligations are secured on a first priority basis by such cash and Cash Equivalents) and 7.01(ee) (but only to the extent the ABL Obligations are secured on a first priority basis by such cash and Cash Equivalents) and in favor of any Person other than the Collateral Agent or any Lender).
“Information” has the meaning specified in Section 10.08.
“Intercompany Note” means a promissory note substantially in the form of Exhibit M evidencing Indebtedness owed among the Loan Parties and their respective Subsidiaries.
“Interest Payment Date” means, (a) as to any Base Rate Loan, the first day of each month and the Maturity Date and (b) as to any ~~Eurocurrency~~Term CORRA Rate Loan or SOFR Rate Loan, the last day of the Interest Period applicable thereto; provided, that, in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period.
“Interest Period” means,
(a)    with respect to each SOFR Rate Loan, a period commencing on the date of the making of such SOFR Rate Loan (or the continuation of a SOFR Rate Loan or the conversion of a Base Rate Loan to a SOFR Rate Loan) and ending one, three, or six month(s) thereafter, and
(b)    with respect to each ~~Eurocurrency~~Term CORRA Rate Loan, a period commencing on the date of the making of such ~~Eurocurrency~~Term CORRA Rate Loan (or the continuation of a ~~Eurocurrency~~Term CORRA Rate Loan or the conversion of a Canadian Base Rate Loan to a ~~Eurocurrency~~Term CORRA Rate Loan denominated in Canadian Dollars) and ending one or three month(s) thereafter;
provided, that for each Loan, (i) interest shall accrue at the applicable rate based upon Term SOFR or ~~the Eurocurrency Rate~~Term CORRA, as applicable, from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, and the Interest Period shall commence on the date of advance of or conversion to any SOFR

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Rate Loan or ~~Eurocurrency~~Term CORRA Rate Loan, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires, (ii) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is ~~one month~~in the case of a (A) SOFR Rate Loan, one, three, or six months, as applicable, and (B) Term CORRA Rate Loan, one or three months, as applicable, in each case, after the date on which the Interest Period began, as applicable, (iv) Borrowers may not elect an Interest Period which will end after the Maturity Date, (v) there shall be no more than ten Interest Periods in effect at any time, and (vi) no tenor that has been removed from this definition pursuant to Section 2.20 shall be available for specification in any borrowing, conversion or continuation notice.
“Inventory” means (a) with respect to a U.S. Loan Party, inventory (as that term is defined in the Uniform Commercial Code) or (b) with respect to a Canadian Loan Party, inventory (as that term is defined in the PPSA), and, in each case, shall also include, without limitation, all: (i) goods which (A) are leased by a Person as lessor, (B) are held by a Person for sale or lease or to be furnished under a contract of service, (C) are furnished by a Person under a contract of service or (D) consist of raw materials, work in process, or materials used or consumed in a business; (ii) goods of said description in transit; (iii) goods of said description which are returned, repossessed or rejected; and (iv) packaging, advertising, and shipping materials related to any of the foregoing.
“Inventory Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in the determination of Appraised Value, such Reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory, or which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) Reserves based on:
(bx)obsolescence;
(by)seasonality;
(bz)shrink;
(ca)imbalance;

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(cb)change in Inventory character;
(cc)change in Inventory composition;
(cd)change in Inventory mix;
(ce)mark-downs (both permanent and point of sale);
(cf)retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and
(cg)out-of-date and/or expired Inventory; and
(ch)seller’s reclamation or repossession rights under any Debtor Relief Laws.
The amount of any Inventory Reserve established by the Administrative Agent hereunder shall have a reasonable relationship to the event, condition or other matter which is the basis for such Inventory Reserve. Furthermore the establishment of any Inventory Reserve hereunder shall be subject to the last sentence of the definition of “Eligible Inventory.”
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) the Disposition of any property for less than the fair market value thereof (other than Dispositions under Sections 7.05(e), (i) and (k)). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns representing a return of capital with respect to such Investment received by the Lead Borrower or a Restricted Subsidiary.
“Investment Grade Account Debtor” means any Account Debtor with a corporate credit rating of BBB- or greater from S&P and a corporate family rating of Baa3 or greater from Moody’s.
“IP Rights” has the meaning set forth in Section 5.16.
“IRS” means the United States Internal Revenue Service.

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“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be acceptable to the applicable L/C Issuer and in effect at the time of issuance of such Letter of Credit).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the applicable Borrower (or any applicable Restricted Subsidiary) or in favor of such L/C Issuer or Canadian Underlying Issuer, and relating to such Letter of Credit.
“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Lead Borrower or any of its Subsidiaries, and (b) any Person in whom the Lead Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.
“Judgment Currency” has the meaning specified in Section 10.28.
“Junior Financing” has the meaning specified in Section 7.14.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, an amendment or other modification thereto or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Fee” has the meaning specified therefor in Section 2.09(c) of this Agreement.
“L/C Issuer” means (a) Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Administrative Agent, agrees, in such Lender’s sole discretion, to become an L/C Issuer for the purpose of issuing Letters of Credit pursuant to Section 2.03 of this Agreement, and each L/C Issuer shall be a Lender and (b) any other Canadian Lender who agrees to issue Canadian Reimbursement Undertakings for the purpose of issuing or facilitating the issuance of Canadian Letters of Credit.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit (including pursuant to Canadian Reimbursement Undertakings) plus the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Credit Loan.

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“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lead Borrower” has the meaning specified in Section 2.17.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the Swing Line Lender and each L/C Issuer.
“Lender Group” means each of the Lenders (including each L/C Issuer and the Swing Line Lender), Administrative Agent, and Collateral Agent, or any one or more of them.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.
“Letter of Credit” means any standby, commercial or documentary letter of credit issued hereunder, in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer or by a Canadian Underlying Issuer at the request of an L/C Issuer, as the context requires.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent (including that Administrative Agent has a first priority perfected Lien in such cash collateral) and the applicable L/C Issuer, including provisions that specify that the L/C Fees and all commissions, fees, charges and expenses provided for in Section 2.03(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit and Canadian Reimbursement Undertakings are outstanding) to be held by Administrative Agent for the benefit of the Revolving Credit Lenders in an amount equal to 103% of the then existing L/C Obligations, (b) delivering to Administrative Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Administrative Agent and the applicable L/C Issuer, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent, from a commercial bank acceptable to Administrative Agent and the L/C Issuer (in their sole discretion) in an amount equal to 103% of the then existing L/C Obligations (it being understood that the L/C Fee and all fronting fees set

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forth in this Agreement will continue to accrue while the Letters of Credit or Canadian Reimbursement Undertakings are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
“Letter of Credit Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit or Canadian Reimbursement Undertaking.
“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the L/C Obligations pursuant to Section 2.03(e) on such date.
“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.03(f) of this Agreement.
“Letter of Credit Related Person” has the meaning specified therefor in Section 2.03(f) of this Agreement.
“Letter of Credit Sublimit” means an amount equal to $75,000,000; provided, that only up to $20,000,000 of such amount shall be available for the issuance of Canadian Letters of Credit. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, lease, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, hypothec, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Line Cap” means, at any time, the lesser of (a) the Aggregate Commitments and (b) the Borrowing Base at such time.
“Liquidation” means the exercise by the Administrative Agent or the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going out of business,” “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

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“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Revolving Credit Loan or Swing Line Loan.
“Loan Documents” means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Application, (vii) any Incremental Amendment, (viii) [reserved], (ix) the Borrowing Base Certificates and (x) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Application, (vii) any Incremental Amendment, (viii) [reserved], (ix) each Secured Cash Management Agreement, (x) each Secured Hedge Agreement and (x) the Borrowing Base Certificates.
“Loan Parties” means, collectively, each Borrower and each Guarantor.
“Margin Stock” as defined in Regulation U of the FRB as in effect from time to time.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Lead Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under any Loan Document.
“Maturity Date” means the earliest of (a) December 22, 2027, (b) the date that is 91 days before the maturity date of the First Lien Credit Agreement, and (c) the date of termination in whole of the Revolving Credit Commitments, the Swing Line Sublimit and the obligations to issue, amend or extend Letters of Credit pursuant to Sections 2.06(a) or 8.02.
“Maximum Rate” has the meaning specified in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any Plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Lead Borrower and its Subsidiaries in the form prepared for presentation to senior management of the Lead Borrower for the fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such financial statements relate.
“Net Cash Proceeds” means, (a) with respect to the issuance of any Equity Interest by the Lead Borrower or any Restricted Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (ii) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Lead Borrower or such Restricted Subsidiary in connection with such issuance; and (b) with respect to the incurrence or issuance of any Indebtedness by the Lead Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts and commissions, taxes reasonably estimated to be actually payable and other out-of-pocket expenses, incurred by the Lead Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.
“New York Time” means Eastern Standard Time or Eastern Daylight Time, as applicable.
“Non-Consenting Lender” has the meaning specified in Section 3.07(d).
“Note” means a Revolving Credit Note or a Swing Line Note, as the context may require.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Organization Documents” means: (a) with respect to any corporation, the certificate, articles or memorandum of incorporation or formation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“Original Closing Date” means April 1, 2014.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording or filing Taxes or any other similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Outstanding Amount” means (a) with respect to the Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.
“Overadvance Loan” means a Revolving Credit Loan made when an Overadvance exists or the funding of which results in Overadvance.
“Parent” means GMS Inc., a Delaware corporation and the indirect parent company of the Lead Borrower.
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning set forth in Section 10.07(i).
“PATRIOT Act” has the meaning specified in Section 10.21.
“Payment Recipient” has the meaning specified in Section 10.27.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

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“Pension Plan” means any “employee pension benefit plan” (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.
“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.
“Permits” has the meaning specified in Section 5.01.
“Permitted Acquisition” has the meaning specified in Section 7.02(i).
“Permitted Discretion” means the commercially reasonable judgment of the Administrative Agent exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions. In exercising such judgment, the Administrative Agent may consider any factors which it reasonably determines: (a) with respect to any Collateral issues, will or reasonably could be expected to adversely affect in any material respect the value of the Collateral, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount which the Administrative Agent, the Lenders or any L/C Issuer would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (b) is evidence that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect, or (c) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Administrative Agent may also consider, without duplication, such factors already included in or tested by the definition of Eligible Inventory or Eligible Accounts, as well as any of the following: (i) changes after the Second Restatement Effective Date in any material respect in demand for, pricing of, or product mix of Inventory; (ii) changes after the Second Restatement Effective Date in any material respect in any concentration of risk with respect to Accounts; (iii) any other factors or circumstances that will or would reasonably be expected to have a Material Adverse Effect and (iv) any other factors arising after the Second Restatement Effective Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Collateral.
“Permitted Encumbrances” means any Liens or other encumbrances on any real property permitted under the applicable mortgage policy delivered by the Lead Borrower in connection with, and pursuant to, the First Lien Credit Agreement.
“Permitted Equity Issuance” means (a) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of Holdings the proceeds of which are contributed to the common equity of the Lead Borrower, (b) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of the Lead Borrower to Holdings or (c) any capital contribution to the Lead Borrower.

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“Permitted Other First Lien Indebtedness” means any “Permitted Other First Lien Indebtedness” (as defined in the First Lien Credit Agreement, as in effect on the Second Restatement Effective Date and as otherwise modified in a manner not adverse to the Lenders).
“Permitted Other Second Lien Indebtedness” means any Permitted Other Second Lien Indebtedness (as defined in the First Lien Credit Agreement, as in effect on the Second Restatement Effective Date and as otherwise modified in a manner not adverse to the Lenders).
“Permitted Other Term Indebtedness” means Permitted Other First Lien Indebtedness and Permitted Other Second Lien Indebtedness.
“Permitted Refinancing” means with respect to any Indebtedness, any modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness; provided that: (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to accrued and unpaid interest, unpaid reasonable premium thereon and reasonable fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the ABL Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the ABL Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iv) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness are, (A) either (x) customary for similar debt in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants and that any negative covenants shall be incurrence-based) or (y) not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and (B) when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Lead Borrower and the Restricted Subsidiaries than those set forth in the First Lien Credit Agreement (provided that a certificate of the Chief Financial Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in the foregoing clause (iv), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of its objection during such five

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Business Day period); (v) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (vi) at the time thereof, no Default or Event of Default shall have occurred and be continuing.
“Permitted Term Indebtedness” means the First Liens Loans, any Permitted Term Refinancing Debt and any Permitted Other Term Indebtedness; provided that: (a) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing and (b) the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the ABL/Term Intercreditor Agreement or another customary intercreditor agreement that is reasonably satisfactory to the Administrative Agent.
“Permitted Term Indebtedness Cap” means an amount equal to the sum of (a) the First Lien Cap plus (b) the Second Lien Cap (as defined in the First Lien Credit Agreement as in effect on the Second Restatement Effective Date and as otherwise modified in a manner not adverse to the Lenders).
“Permitted Term Indebtedness Liens” means Liens on the Collateral securing Permitted Term Indebtedness; provided that such Liens are (a) junior to the Lien on the ABL Priority Collateral securing ABL Obligations and (b) granted under Collateral Documents to a collateral agent for the benefit of the holders of the Permitted Term Indebtedness and subject to the ABL/Term Intercreditor Agreement or other customary intercreditor agreement that is reasonably satisfactory to the Administrative Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Collateral Agent, and the First Lien Collateral Agent, and that is entered into among the Collateral Agent, the First Lien Collateral Agent (or representatives of the applicable secured parties), such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior, senior or pari passu (subject to the foregoing clause (a)) treatment of such Liens with the Liens securing the ABL Obligations.
“Permitted Term Refinancing Debt” means any Specified Refinancing Debt (as defined in the First Lien Credit Agreement as in effect on the Second Restatement Effective Date and as otherwise modified in a manner not adverse to the Lenders).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Lead Borrower or any ERISA Affiliate or any such Plan to which the Lead Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.

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“Pledged Debt” has the meaning specified in the U.S. Security Agreement and the Canadian Security Agreement, as applicable.
“Pledged Interests” has the meaning specified in the U.S. Security Agreement and the Canadian Security Agreement, as applicable.
“PPSA” means the Personal Property Security Act (Ontario), the Civil Code of Quebec as in effect in the Province of Quebec or any other applicable Canadian federal, territorial or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.
“Private Lenders” has the meaning specified in Section 6.02.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Lead Borrower or any division, product line, or facility used for operations of the Lead Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Lead Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.
“Pro Forma Excess Availability” means, at any time, after giving Pro Forma Effect to the transaction then to be consummated or payment to be made, Availability (a) as of the date of such transaction or payment and (b) projected as of each of the following consecutive 60 days.
“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.16), the numerator of which is the amount of the Revolving Credit Commitments of such Lender under the Revolving Credit Facility at such time and the denominator of which is the amount of the Aggregate Commitments under the Revolving Credit Facility at such time; provided, that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to

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Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Protective Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:
(ci)is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties;
(cj)is made to enhance the likelihood of, or to maximize the amount of, repayment of any ABL Obligation; or
(ck)is made to pay any other amount chargeable to any Loan Party hereunder; and
(cl)together with all other Overadvance Loans and Protective Overadvances then outstanding, shall not (i) exceed 10% of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than 45 consecutive Business Days, unless in each case, the Required Lenders otherwise agree;
provided that, the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations with respect to Letters of Credit or Section 2.02 regarding the Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances, and such Unintentional Overadvances shall not reduce the amount of Protective Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Total Outstandings would exceed the Aggregate Commitments (as in effect prior to any termination of the Aggregate Commitments pursuant to Section 2.06 hereof).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Borrower” means, in respect of any Swap Obligations, each Borrower that has total assets exceeding $10,000,000 at the time the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible

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contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means and refers to any Equity Interests issued by Holdings (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.
“Qualifying IPO” means the issuance by Holdings, or any direct or indirect parent thereof, of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).
“Rate Determination Date” means, with respect to Term CORRA, (a) for any calculation with respect to a Term CORRA Rate Loan for any Interest Period ~~for CDOR~~, the ~~date~~day that is two (2) Benchmark Rate Business Days prior to the first day of such Interest Period ~~commences (or, in any case, such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Administrative Agent; provided that to the extent that such market practice is not administratively feasible for Administrative Agent, such other day as otherwise reasonably determined by Administrative Agent).~~or (b) for any calculation with respect to a Base Rate Loan for any day, the day that is two (2) Benchmark Rate Business Days prior to such day.
“Register” has the meaning set forth in Section 10.07(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of ABL Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of ABL Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such ABL Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such ABL Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

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“Replacement Lender” has the meaning set forth in Section 3.04(d).
“Report” has the meaning set forth in Section 9.17.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Revolving Credit Borrowing, a Committed Loan Notice, (b) with respect to the conversion or continuation of Revolving Credit Loans, a ~~Eurocurrency Rate~~Term CORRA Notice or RFR Notice, as applicable, and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another).
“Required Supermajority Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 66⅔% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority Lenders; provided, further, that at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Supermajority Lenders” must include at least two Lenders (who are not Affiliates of one another).
“Reserves” means all (if any) Inventory Reserves, Exchange Rate Reserves, and Availability Reserves.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party (including, with respect to the Administrative Agent’s electronic platform or portal, any person authorized and authenticated

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through the electronic platform or portal in accordance with the Administrative Agent’s procedures for such authentication) and, as to any document delivered on the Second Restatement Effective Date, any vice president, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Group” means the Lead Borrower and its Restricted Subsidiaries.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).
“Restricted Payment Conditions” means, at the time of determination with respect to any specified Restricted Payment, that (a) no Default or Event of Default then exists or would arise as a result of the making of such Restricted Payment, and (b) either (i) (A) the Lead Borrower shall be in compliance with the financial covenant set forth in Section 7.11 after giving effect to such transaction or payment on a Pro Forma Basis (regardless of whether such covenant is otherwise required to be tested pursuant to Section 7.11) and (B) after giving effect to such transaction or payment, Pro Forma Excess Availability shall be at least the greater of (x) 15% of the Line Cap and (y) $80,000,000 or (ii) after giving effect to such transaction or payment, Pro Forma Excess Availability shall be at least the greater of (x) 20% of the Line Cap and (y) $120,000,000. Prior to undertaking any payment which is subject to the Restricted Payment Conditions, the Loan Parties shall deliver to the Administrative Agent a certificate from the Chief Financial Officer of the Lead Borrower certifying satisfaction of the conditions contained in clause (a) above and providing calculations evidencing satisfaction of the conditions contained in clause (b) above, on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent in good faith (which approval shall not be unreasonably withheld or delayed).
“Restricted Subsidiary” means each Borrower, each Subsidiary Guarantor, and any Subsidiary of the Lead Borrower that is not an Unrestricted Subsidiary.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of an RFR Loan or a ~~Eurocurrency~~Term CORRA Rate Loan denominated in an Alternative Currency, as applicable, (ii) each date of a continuation of a ~~Eurocurrency~~Term CORRA Rate Loan or an RFR Loan, as applicable, denominated in an Alternative Currency pursuant to the terms of this Agreement and (iii) such additional dates as Administrative Agent shall determine or the Required Lenders shall require (it being understood that such frequency is typically daily but may be on a more or less frequent basis as

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Administrative Agent shall determine or the Required Lender shall require) and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iii) such additional dates as Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require (it being understood that such frequency is typically daily but may be on a more or less frequent basis as Administrative Agent shall determine or the Required Lenders shall require).
“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans made on the same day by the Lenders (or Administrative Agent on behalf thereof), or by Swing Line Lender in the case of a Swing Line Loan, or by Administrative Agent in the case of an Overadvance Loan or Protective Overadvance.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to any Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $950,000,000 on the Second Restatement Effective Date (after giving effect to this Agreement), as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.14(g).
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Credit Loan” means each U.S. Revolving Credit Loan and each Canadian Revolving Credit Loan.
“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-1

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hereto, evidencing the aggregate indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“RFR” means, for any ABL Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, SOFR.
“RFR Business Day” means, for any ABL Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, a U.S. Government Securities Business Day; provided, that for purposes of notice requirements in Sections 2.02(a), 2.02(c), and 2.20(b), in each case, such day is also a Business Day.
“RFR Loan” means a SOFR Rate Loan.
“RFR Notice” means a written notice in the form of Exhibit R to this Agreement.
“RFR Option” has the meaning specified therefor in Section 2.20(a) of this Agreement.
“S&P” means Standard & Poor’s Rating Group, and any successor thereto.
“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC or any other Governmental Authority with jurisdiction over any Lender or any Loan Party or any of their respective Affiliates.
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, (e) the Government of Canada, or (f) any other

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Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
“Seasonal Advance Rate Period” means a period of up to 90 consecutive days, as designated by the Lead Borrower up to one time in any calendar year; provided, that the Lead Borrower may only designate the commencement of a Seasonal Advance Rate Period if 60 consecutive days shall have elapsed since the occurrence of the last day of the previous Seasonal Advance Rate Period.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Restatement Effective Date” means December 22, 2022.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank and for which (a) written notice substantially in the form of Exhibit L has been delivered by such Loan Party or such Cash Management Bank to the Administrative Agent, which (i) specifies that such agreement is a Secured Cash Management Agreement and (ii) acknowledges and accepts the Cash Management Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto and (b) such Loan Party and/or such Cash Management Bank provides to the Administrative Agent such supporting documentation as the Administrative Agent may reasonably request.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank and for which (a) written notice substantially in the form of Exhibit L has been delivered by the Loan Party or the Hedge Bank to the Administrative Agent and the Collateral Agent, which (i) specifies that such Swap Contract is intended to be secured on a pari passu basis with the other ABL Obligations and is a Secured Hedge Agreement, and (ii) acknowledges and accepts Hedge Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto, and (b) the Loan Party and/or Hedge Bank provides to the Administrative Agent and the Collateral Agent such supporting documentation as the Administrative Agent or the Collateral Agent may reasonably request.
“Secured Obligations” means, collectively, the U.S. Secured Obligations and the Canadian Secured Obligations.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Swing Line Lender, the Hedge Banks, the Cash Management Banks, any Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(c).

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“Security Agreement” means each of the U.S. Security Agreement, the Canadian Security Agreement, and the Canadian Deed of Hypothec.
“Settlement” has the meaning specified in Section 2.02(g).
“Settlement Date” has the meaning specified in Section 2.02(g).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Rate Loan” means a Loan that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (c) of the definition of U.S. Base Rate).
“SOFR Rate Margin” has the meaning specified therefor in the definition of “Applicable Rate”.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and liabilities, including, without limitation, contingent liabilities, subordinated or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities, subordinated, contingent or otherwise, as they become absolute and mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) with respect to a Canadian Loan Party, such Person is “solvent” or not “insolvent”, as applicable, within the meaning given those terms and similar terms under applicable laws relating to bankruptcy, insolvency, voidable transfers and fraudulent transfers and conveyances. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Event of Default” means any Event of Default pursuant to Section 8.01(a), 8.01(b)(i) (solely related to the financial covenant in Section 7.11), 8.01(b)(ii) (solely related to Section 6.02(b) and Section 6.18), 8.01(b)(iv) (solely related to Section 6.01(c)), 8.01(f), 8.01(g), or 8.01(l).
“Specified Intercompany Debt” means the Indebtedness of the Canadian ULC owing to GYP Holdings Barbados as evidenced by that certain Amended and Restated Promissory Note, dated October 30, 2020, in the principal amount of Cdn$432,544,421.67; provided, that such Specified Intercompany Debt shall at all times be unsecured and

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subordinated to the ABL Obligations, on terms and conditions satisfactory to the Administrative Agent in its discretion.
“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Lead Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Lead Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Lead Borrower or implementation of initiative not in the ordinary course of business and described in reasonable detail in the officer’s certificate of the Lead Borrower.
“Specified Transaction Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment and (b) either (i) (A) the Lead Borrower shall be in compliance with the financial covenant set forth in Section 7.11 after giving effect to such transaction or payment on a Pro Forma Basis (regardless of whether such covenant is otherwise required to be tested pursuant to Section 7.11) and (B) after giving effect to such transaction or payment, Pro Forma Excess Availability shall be at least the greater of (x) 12.5% of the Line Cap and (y) $70,000,000 or (ii) after giving effect to such transaction or payment, Pro Forma Excess Availability shall be at least the greater of (x) 17.5% of the Line Cap and (y) $90,000,000. Prior to undertaking any transaction or payment which is subject to the Specified Transaction Conditions, the Loan Parties shall deliver to the Administrative Agent a certificate from the Chief Financial Officer of the Lead Borrower certifying satisfaction of the conditions contained in clause (a) above and providing calculation evidencing satisfaction of the conditions contained in clause (b) above, on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent in good faith (which approval shall not be unreasonably withheld or delayed).
“Spot Rate” means for a Currency, on any relevant date of determination, the rate determined by Administrative Agent or the L/C Issuer, as applicable, as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office on the date of such determination (it being understood that such determination is typically made at approximately 10:00 a.m. New York Time, but the determination time may be adjusted from time to time, based on current system configurations); provided that Administrative Agent or the L/C Issuer, as applicable, may obtain such spot rate from another financial institution designated by Administrative Agent or the L/C Issuer, as applicable, if it does not have as of the date of determination a spot buying rate for any such currency.
“Standard Letter of Credit Practice” means, for any L/C Issuer or any Canadian Underlying Issuer, any domestic or foreign law or letter of credit practices applicable in the city

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in which such L/C Issuer or any Canadian Underlying Issuer issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.
“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Lead Borrower that are Guarantors.
“Subsidiary Guaranty” means, collectively, the Second Amended and Restated ABL Subsidiary Guaranty dated as of the Second Restatement Effective Date made by the Subsidiary Guarantors in favor of the Collateral Agent on behalf of the Secured Parties, together with each other Guaranty and Guaranty supplement delivered pursuant to Section 6.12.
“Supplemental Administrative Agent” has the meaning specified in Section 9.14(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include an Agent, an Arranger or a Lender or any Affiliate of an Agent, an Arranger or a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.02.
“Swing Line Lender” means Wells Fargo, in its capacity as provider of Swing Line Loans, or any successor provider of Swing Line Loans hereunder.
“Swing Line Loan” has the meaning specified in Section 2.02(b).
“Swing Line Note” means a promissory note of the Borrowers payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of the Borrowers to the Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $95,000,000 and (b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Syndication Agent” means Truist Bank, as Syndication Agent under the Loan Documents.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term CORRA” means,
(a)    for any calculation with respect to a Term CORRA Rate Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the applicable Rate Determination Date, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. Toronto time on any Rate Determination Date the Term CORRA Reference Rate for the applicable tenor has not been

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published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Benchmark Rate Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Benchmark Rate Business Day is not more than three (3) Benchmark Rate Business Days prior to such Rate Determination Date, and
(b)     for any calculation with respect to a Base Rate Loan on any day, the Term CORRA Reference Rate for a tenor of one month on the applicable Rate Determination Date, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. Toronto time on any Rate Determination Date the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Benchmark Rate Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Benchmark Rate Business Day is not more than three (3) Benchmark Rate Business Days prior to such Rate Determination Date;
provided, further, that if Term CORRA determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.
“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by Administrative Agent in its reasonable discretion).
“Term CORRA Rate Loan” means a Loan that bears interest at a rate determined by reference to Term CORRA (other than pursuant to clause (b) of the definition of Canadian Base Rate).
“Term CORRA Rate Margin” has the meaning specified therefor in the definition of “Applicable Rate”.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Loan Documents” means, collectively, the First Lien Loan Documents and the documents governing any Permitted Other Term Indebtedness.

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“Term Priority Collateral” has the meaning specified in the ABL/Term Intercreditor.
“Term Priority Collateral Account” means any deposit account or securities account that is intended to solely contain identifiable proceeds of the Term Priority Collateral (it being understood that any property in such account which does not constitute identifiable proceeds of the Term Priority Collateral shall not constitute Term Priority Collateral solely by virtue of being on deposit in any such account).
“Term Secured Parties” means “Term Secured Parties” as defined in the ABL/Term Intercreditor Agreement.
“Term SOFR” means:
(cm)for any calculation with respect to a SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and
(cn)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $50,000,000.
“Total Outstandings” means the sum of the aggregate Outstanding Amount of all Revolving Credit Loans and the aggregate Outstanding Amount of all Swing Line Loans and L/C Obligations.
“Truist” means Truist Bank acting through such of its affiliates or branches as it deems appropriate, and its successors.
“UBS” means UBS AG, Stamford Branch acting through such of its affiliates or branches as it deems appropriate, and its successors.
“UCP” means, with respect to any Letter of Credit, the ‘Uniform Customs and Practice for Documentary Credits’, as most recently published by the International Chamber of Commerce in its Publication No. 600 (or such later version thereof as may be acceptable to the applicable L/C Issuer or Canadian Underlying Issuer and in effect at the time of issuance of such Letter of Credit).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” means Capital Expenditures other than those made through purchase money financing (other than from Credit Extensions hereunder) or capital lease transactions, or equity contributions permitted hereunder.
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code

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(or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s actual knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Administrative Agent, including, without limitation, a reduction in the Appraised Value of property or assets included in the Borrowing Base or misrepresentation by the Loan Parties.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiary” means (1) any Subsidiary of the Lead Borrower designated by the Lead Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and the Collateral Agent; provided that the Lead Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Second Restatement Effective Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Lead Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02 and the designation of such Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Lead Borrower in good faith of the Lead Borrower’s (as applicable) Investment therein, (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02, (d) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any then outstanding any Permitted Term Indebtedness, (e) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Lead Borrower or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, (f) if such Subsidiary is a Loan Party immediately prior to its designation as an Unrestricted Subsidiary, the Lead Borrower shall have delivered a Borrowing Base Certificate showing the Borrowing Base as of the effectiveness of such designation, such Borrowing Base Certificate to show that Availability is greater than $0.00 and to be certified as complete and correct by a Responsible Officer of the Lead Borrower, and (g) the Lead Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Lead Borrower, certifying compliance with the requirements of preceding clauses (a) through (f), and (2) any subsidiary of an Unrestricted Subsidiary. The Lead Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) any Indebtedness owed by such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.03 on the date of such Subsidiary Redesignation, (iii) any Liens on the property or assets of such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.01 on the date of such Subsidiary Redesignation and (iv) the Lead Borrower shall have delivered to the

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Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Lead Borrower, certifying compliance with the requirements of preceding clauses (i) through (iii). Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary. As of the Second Restatement Effective Date, all Subsidiaries of the Lead Borrower are Restricted Subsidiaries.
“U.S. Base Rate” means the greatest of (a) the Floor, (b) the Federal Funds Rate plus 0.50%, (c) Term SOFR for a one-month tenor as in effect on such day, plus 1% (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable, unascertainable or illegal), and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate. Any change in the U.S. Base Rate due to a change in the foregoing rate shall be effective as of the opening of business on the effective day of such change.
“U.S. Base Rate Margin” has the meaning specified therefor in the definition of “Applicable Rate”.
“U.S. Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“U.S. Collateral Documents” means, collectively, the U.S. Security Agreement, the ABL/Term Intercreditor Agreement, the U.S. Intellectual Property Security Agreement, U.S. Security Agreement Supplements, U.S. Intellectual Property Security Agreement Supplements, Blocked Account Agreements or other control agreements, Collateral Access Agreements, Credit Card Notifications, security agreements, pledge agreements, collateral assignments, or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a U.S. Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the ABL Obligations in favor of the Collateral Agent for the benefit of the Secured Parties.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Guarantors” means (a) Holdings, (b) each wholly-owned Domestic Subsidiary (which term, for purposes of this definition, shall include non-wholly-owned

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domestic Restricted Subsidiaries in which (i) the minority interests are held solely by management and employees of such Restricted Subsidiary and (ii) the Lead Borrower directly or indirectly owns at least 80% of the Equity Interests of such Restricted Subsidiary) of the Lead Borrower that is a Restricted Subsidiary and is listed on Schedule I as a “U.S. Guarantor”, and (c) each other wholly-owned Domestic Subsidiary of the Lead Borrower that is a Restricted Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty supplement pursuant to Section 6.12.
“U.S. Intellectual Property Security Agreement” has the meaning specified in the U.S. Security Agreement.
“U.S. Intellectual Property Security Agreement Supplement” has the meaning specified for “Intellectual Property Security Agreement Supplement” in the U.S. Security Agreement.
“U.S. Loan Party” means the U.S. Borrower and each U.S. Guarantor.
“U.S. Revolving Credit Loan” has the meaning specified therefor in Section 2.01(a).
“U.S. Secured Obligations” has the meaning specified therefor in the U.S. Security Agreement.
“U.S. Security Agreement” means, collectively, the Second Amended and Restated ABL Security Agreement dated as of the Second Restatement Effective Date executed by the Loan Parties, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.
“U.S. Security Agreement Supplement” has the meaning specified for “Security Agreement Supplement” in the U.S. Security Agreement.
“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“Wells Fargo” means Wells Fargo Bank, N.A. acting through such of its affiliates or branches as it deems appropriate, and its successors.

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“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withholding Agent” means the Lead Borrower, any Loan Party, or the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
▪The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
▪(i)    The words “herein,” “hereto,” “hereof,” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
•Unless otherwise specifically provided, Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
•The term “including” is by way of example and not limitation.
•The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
▪In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

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▪The words “province”, “provincial” or like terms shall be deemed to include “territory”, “territorial” and like terms.
▪Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
▪Any terms used in this Agreement that are defined (i) in the Uniform Commercial Code shall be construed and defined as set forth in the Uniform Commercial Code unless otherwise defined herein; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 of the Uniform Commercial Code shall govern, and (ii) the PPSA shall be construed and defined as set forth in the PPSA to the extent applicable to Collateral subject to the PPSA. Notwithstanding the foregoing, and where the context so requires, (A) any term defined in this Agreement by reference to the “Uniform Commercial Code” or the “UCC” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including the Personal Property Security Act of each applicable province or territory of Canada, the CCQ, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (B) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including the Act respecting the transfer of securities and the establishment of security entitlements (Québec) and the Securities Transfer Act of each applicable province or territory of Canada), and (C) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws.
1.3Accounting Terms.
▪All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.
▪If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be

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computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.
▪Notwithstanding anything to the contrary in this Agreement, any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a Capitalized Lease or Attributable Indebtedness on a balance sheet of such Person under GAAP as in effect on the Original Closing Date shall not be treated as a Capitalized Lease or Attributable Indebtedness as a result of the adoption of changes in GAAP or changes in the application of GAAP after the Original Closing Date.
1.4Rounding. Any financial ratios required to be maintained by the Lead Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by this Agreement and the ABL/Term Intercreditor Agreement; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.6Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York Time.
1.7[Reserved].
1.8Exchange Rates; Currency Equivalents.
▪Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Loans or Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.
▪Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of ~~an Eurocurrency~~a Term CORRA Rate Loan or a RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum

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or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by Administrative Agent or the applicable L/C Issuer, as the case may be.
▪Except as otherwise expressly provided herein, the applicable amount of any Currency for purposes of the Loan Documents (including for purposes of the financial statements and all calculations in connection with the Borrowing Base and covenants, including the financial covenants) shall be the Dollar Equivalent thereof as so determined by Administrative Agent or the applicable L/C Issuer, as applicable. For purposes of determining compliance with Article VII with respect to the amount of any Indebtedness, Investment, Lien, disposition of assets, or Restricted Payment or determining compliance with Article VIII with respect to the amount of judgments, the size of agreements and the value of Collateral, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the times such Indebtedness, Investment, or Lien is incurred or disposition of assets or Restricted Payment is made.
1.9Pro Forma Calculations. Notwithstanding anything to the contrary herein, the Fixed Charge Coverage Ratio (and each component thereto) shall be calculated (including, but not limited to, for purposes of Section 2.14) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Fixed Charge Coverage Ratio for purposes of determining compliance with the minimum Fixed Charge Coverage Ratio pursuant to Section 7.11 during the Covenant Trigger Period, the events described in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.
1.10Basket Calculations. If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of either (x) fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII or (y) fluctuations in applicable currency exchange rates after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations; provided that, for the avoidance of doubt, the provisions of Section 1.09 shall otherwise apply to such baskets, including with respect to determining whether any Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.14 may be incurred or made at any time under Article VII; provided, further, that, once incurred or made, the amount of such Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.14 shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

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1.11Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time (as such amount may be reduced by (a) any permanent reduction of the maximum stated amount of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
1.12Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.13Rates. The interest rate on Loans denominated in Dollars or an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any rates in the definition of any Benchmark, including the Term SOFR Reference Rate, Term SOFR, the ~~Eurocurrency~~Term CORRA Reference Rate, Term CORRA, or any other Benchmark, or any component definition thereof or rates referenced in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any then-current Benchmark or any Benchmark Replacement) as it may or may not be adjusted pursuant to Section 2.20(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, the ~~Eurocurrency~~Term CORRA Reference Rate, Term CORRA, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrowers. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition

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thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Each determination of any Benchmark (or any Benchmark Replacement) shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.
1.14Quebec Interpretation. For all purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall include “movable property”, (ii) “real property” shall include “immovable property”, (iii) “tangible property” shall include “corporeal property”, (iv) “intangible property” shall include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (vi) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (vii) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (viii) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (ix) an “agent” shall include a “mandatary”, (x) “construction liens” or “materialmen’s, repairman’s, construction contractors’, mechanics’ and other like Liens” shall include “legal hypothecs”, (xi) “joint and several” shall include “solidary”, (xii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiii) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xiv) “easement” shall include “servitude”, (xv) “priority” shall include “prior claim”, (xvi) “survey” shall include “certificate of location and plan”, (xvii) “accounts” shall include “claims” and “monetary claims”, (xviii) “fee simple title” shall include “absolute ownership”, (xix) “leasehold interest” shall include “a valid lease”, and (xx) any reference to a PPSA financing statement, financing change statement or like document shall include the equivalent filing under the Civil Code of Québec. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

THE COMMITMENTS AND CREDIT EXTENSIONS
2.1The Revolving Credit Loans.
▪Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “U.S. Revolving Credit Loan”) to the U.S. Borrower, and loans denominated in Canadian Dollars (each such loan, a “Canadian Revolving Credit Loan”) to the Canadian

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Borrower, in each case, from time to time on or following the Second Restatement Effective Date, on any Business Day until the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any such Revolving Credit Borrowing, (A) the Total Outstandings shall not exceed the lesser of (1) the Aggregate Commitments and (2) subject to Sections 2.02(f), the Borrowing Base at such time, (B) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (C) the Dollar Equivalent of the aggregate outstanding principal amount of the Canadian Revolving Credit Loans shall not exceed the Canadian Revolving Credit Commitment Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).
▪The Administrative Agent shall have the right, at any time and from time to time after the Second Restatement Effective Date, in its Permitted Discretion to establish, modify or eliminate Reserves upon five Business Days prior notice to the Lead Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrowers to afford the Borrowers an opportunity to take such action as may be required so that the event, condition or circumstance that is the basis for such Reserve no longer exists in the manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion); provided that no such prior notice shall be required for changes to any Reserves (1) resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, rent and Customer Credit Liabilities), (2) if it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Reserve not changed prior to the expiration of such notice period or (3) during the continuance of any Event of Default; and provided, further, that the Administrative Agent may not implement Reserves with respect to matters which are already specifically reflected as ineligible Accounts, ineligible Credit Card Receivables or ineligible Inventory or criteria deducted in computing the Appraised Value of Eligible Inventory.
2.2Borrowings.
▪Each Borrowing shall be made by delivery of a Committed Loan Notice to Administrative Agent (which may be delivered through Administrative Agent’s electronic platform or portal) and received by Administrative Agent no later than 2:00 p.m. (and in the case of any Borrowings in an Alternative Currency, Toronto, Ontario time) (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Line Loan, (ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, (iii) on the RFR

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Business Day that is three RFR Business Days prior to the requested Funding Date in the case of a request for a SOFR Rate Loan, and (iv) on the ~~Eurocurrency Banking~~Benchmark Rate Business Day that is ~~at least~~ three ~~Eurocurrency Banking~~Benchmark Rate Business Days ~~before~~prior to the requested Funding Date in the case of request for a ~~Eurocurrency~~Term CORRA Rate Loan, in each case, specifying (A) the amount of such Borrowing, (B) the Currency in which such Borrowing is to be made, (C) with respect to any ~~Eurocurrency~~Term CORRA Rate Loan or SOFR Rate Loan, the Interest Period therefor, (D) the requested Funding Date (which shall be a Business Day), and (E) the identity of the applicable Borrower; provided, that Administrative Agent may, in its sole discretion, elect to accept as timely requests that are received later than 2:00 p.m. on such RFR Business Day or ~~Eurocurrency Banking~~Benchmark Rate Business Day, as applicable. All Borrowing requests which are not made online via Administrative Agent’s electronic platform or portal shall be subject to (and unless Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Administrative Agent’s authentication process (with results satisfactory to Administrative Agent) prior to the funding of any such requested Loan. If Borrowers (or Lead Borrower on behalf of Borrowers) fail to specify a type of Loan in a request, then the applicable Loans shall be made as Base Rate Loans. If Borrowers (or Lead Borrower on behalf of Borrowers) request a borrowing of ~~Eurocurrency~~Term CORRA Rate Loans or SOFR Rate Loans in any such request, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
▪Subject to the terms and conditions set forth herein, the Swing Line Lender shall make loans in Dollars (each such loan, a “U.S. Swing Line Loan”) to the U.S. Borrower and in Canadian Dollars (each such loan, a “Canadian Swing Line Loan”; the Canadian Swing Line Loans and the U.S. Swing Line Loans, each, a “Swing Line Loan”) to the Canadian Borrower from time to time on any Business Day on or after the Second Restatement Effective Date until the Maturity Date of the Revolving Credit Facility in an aggregate Dollar Equivalent amount for all Swing Line Loans not to exceed at any time outstanding the amount of the Swing Line Sublimit by transferring immediately available funds in the amount of such Borrowing to the applicable Designated Account on the Funding Date applicable thereto, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Revolving Credit Lender acting as the Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments and, subject to Section 2.02(f), the Borrowing Base at such time and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such

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Revolving Credit Lender’s Revolving Credit Commitment; provided, further, that the sum of the Dollar Equivalent of the aggregate outstanding principal amount of the Canadian Swing Line Loans shall not exceed the Canadian Swing Line Sublimit. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.02(b), prepay under Section 2.05 and reborrow under this Section 2.02(b). Each Swing Line Loan shall bear interest at a rate based on the Base Rate. All payments (including interest) on any Swing Line Loan shall be payable to Swing Line Lender solely for its own account. Subject to the provisions of Section 2.02(f), Swing Line Lender shall not make and shall not be obligated to make any Swing Line Loan if Swing Line Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Article IV will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Line Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article IV have been satisfied on the Funding Date applicable thereto prior to making any Swing Line Loan.
▪In the event that Swing Line Lender is not obligated to make a Swing Line Loan, then after receipt of a request for a Borrowing pursuant to Section 2.02(a), Administrative Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day or RFR Business Day, as applicable that is (i) in the case of a Base Rate Loan, at least one Business Day prior to the requested Funding Date, (ii) in the case of a request for a SOFR Rate Loan, prior to 2:00 p.m. at least three RFR Business Days prior to the requested Funding Date, or (iii) in the case of request for a ~~Eurocurrency~~Term CORRA Rate Loan, prior to 2:00 p.m. at least three ~~Eurocurrency Banking~~Benchmark Rate Business Days prior to the requested Funding Date. If Administrative Agent has notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds in the applicable Currency, to the applicable Administrative Agent’s Account, not later than 1:00 p.m. on the Business Day that is the requested Funding Date. After Administrative Agent’s receipt of the proceeds of such Loans from the Lenders, Administrative Agent shall make the proceeds thereof available to the applicable Borrowers on the applicable Funding Date by transferring immediately available funds in the applicable Currency equal to such proceeds received by Administrative Agent to the applicable Designated Account; provided, that subject to the provisions of Section 2.02(f), no Lender shall have an obligation to make any Revolving Credit Loan, if (A) one or more of the applicable conditions precedent set forth in Article IV will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

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▪The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
▪The Administrative Agent, without the request of the Borrowers, may advance any interest, fee, service charge, expenses, or other payment to which any Secured Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account, notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(b)(ii). Any amount which is added to the principal balance of the account of the Borrowers as provided in this Section 2.02(e) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.
▪
•If an Overadvance exists at any time, the amount of such Overadvance in excess of the Borrowing Base shall be payable by the Borrowers as provided in Section 2.05(b)(ii), but all such excess Revolving Credit Loans shall nevertheless constitute ABL Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, the Administrative Agent may require Lenders to honor (pro rata in accordance with their Pro Rata Shares) requests for Overadvance Loans and forbear from requiring the Borrowers to cure an Overadvance, when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 45 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by the Administrative Agent to exceed, when taken together with all Protective Overadvances, 10% of the Borrowing Base. In no event shall Overadvance Loans be required that would cause the (A) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to exceed such Lender’s Revolving Credit Commitment or (B) the Total Outstandings to exceed the Aggregate Commitments at such time. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Revolving Credit Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.02(f) or authorized to enforce any of its

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terms. At the Administrative Agent’s discretion, Overadvance Loans made under this Section 2.02(f) may be made in the form of Swing Line Loans in accordance with Section 2.02.
•The Administrative Agent may, in its discretion, make Protective Overadvances without the consent of the Borrowers, the Lenders, the Swing Line Lender and the L/C Issuer and the Borrowers and each Lender shall be bound thereby. Any Protective Overadvance may constitute a Swing Line Loan. A Protective Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an ABL Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(b)(ii). The making of any such Protective Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Protective Overadvance on any other occasion or to permit such Protective Overadvances to remain outstanding. The making by the Administrative Agent of a Protective Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.02 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Secured Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).
•Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Administrative Agent solely for its own account. Each Revolving Credit Lender shall be obligated to settle with Administrative Agent as provided in Section 2.02(g) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance.
▪It is agreed that each Lender’s funded portion of the Revolving Credit Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Credit Loans. Such agreement notwithstanding, Administrative Agent, Swing Line Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
•Administrative Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Administrative Agent in its sole discretion (A) on behalf of Swing Line Lender, with respect to the outstanding Swing Line Loans, (B) for itself, with respect to the outstanding Extraordinary Advances, and (C) with respect to any Loan Party’s

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or any of its Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. (and in the case of any Settlements in an Alternative Currency, Toronto, Ontario time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein: (1) if the amount of the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances) as of a Settlement Date, then Administrative Agent shall, by no later than 3:00 p.m. (and in the case of any Settlements in an Alternative Currency, Toronto, Ontario time) on the Settlement Date, transfer in immediately available funds to a deposit account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances), and (2) if the amount of the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 3:00 p.m. on the Settlement Date transfer in immediately available funds in the applicable Currency to the applicable Administrative Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances). Such amounts made available to Administrative Agent under clause (2) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Line Loans or Extraordinary Advances and, together with the portion of such Swing Line Loans or Extraordinary Advances representing Swing Line Lender’s Pro Rata Share thereof, shall constitute Revolving Credit Loans of such Lenders. If any such amount is not made available to Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at (I) for the first three days from and after the date the relevant payment is due, the Base Rate, and (II) thereafter, the interest rate then applicable to Revolving Credit Loans that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).

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•In determining whether a Lender’s balance of the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Credit Loans (including Swing Line Loans and Extraordinary Advances) as of a Settlement Date, Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Administrative Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
•Between Settlement Dates, Administrative Agent, to the extent Extraordinary Advances or Swing Line Loans are outstanding, may pay over to Administrative Agent or Swing Line Lender, as applicable, any payments or other amounts received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Credit Loans, for application to the Extraordinary Advances or Swing Line Loans. Between Settlement Dates, Administrative Agent, to the extent no Extraordinary Advances or Swing Line Loans are outstanding, may pay over to Swing Line Lender any payments or other amounts received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Credit Loans, for application to Swing Line Lender’s Pro Rata Share of the Revolving Credit Loans. If, as of any Settlement Date, payments or other amounts of the Loan Parties or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Line Lender’s Pro Rata Share of the Revolving Credit Loans other than to Swing Line Loans, as provided for in the previous sentence, Swing Line Lender shall pay to Administrative Agent for the accounts of the Lenders, and Administrative Agent shall pay to the Lenders (other than a Defaulting Lender if Administrative Agent has implemented the provisions of Section 2.16), to be applied to the outstanding Revolving Credit Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Credit Loans. During the period between Settlement Dates, Swing Line Lender with respect to Swing Line Loans, Administrative Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Credit Loans other than Swing Line Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Line Lender, Administrative Agent, or the Lenders, as applicable.
•Anything in this Section 2.02(g) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Administrative Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.16.

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2.3Letters of Credit.
▪Subject to the terms and conditions of this Agreement, upon the request of the Lead Borrower made in accordance herewith, and prior to the Maturity Date, each L/C Issuer agrees to issue, or cause to be issued, a requested standby Letter of Credit or a sight commercial Letter of Credit for the account of the applicable Borrower in Dollars or the Alternative Currency; provided that no Letter of Credit shall be required to be issued to a specified beneficiary if such L/C Issuer or Canadian Underlying Issuer would be precluded by applicable law, regulation or such L/C Issuer’s internal procedures from issuing a Letter of Credit to such beneficiary. By submitting a request to an L/C Issuer for the issuance of a Letter of Credit, the Lead Borrower shall be deemed to have requested that (i) such L/C Issuer issue the requested Letter of Credit or (ii) in the case of Canadian Letter of Credit, that the applicable L/C Issuer cause Canadian Underlying Issuer issue the requested Letter of Credit (and, in such case, to have requested such L/C Issuer to issue a Canadian Reimbursement Undertaking to the Canadian Underlying Issuer with respect to such requested Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and made in writing by a Responsible Officer, (ii) delivered to the Administrative Agent and such L/C Issuer via telefacsimile or other electronic method of transmission reasonably acceptable to the Administrative Agent and such L/C Issuer and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to such L/C Issuer’s authentication procedures with results satisfactory to such L/C Issuer. Each such request shall be in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, (E) the applicable Currency in which such Letter of Credit is to be denominated, and (F) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Administrative Agent or such L/C Issuer or Canadian Underlying Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that such L/C Issuer generally requests for Letters of Credit in similar circumstances. The applicable L/C Issuer’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, an L/C Issuer may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Restricted Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract. If the applicable L/C Issuer, at its option, elects to cause a Canadian Underlying Issuer to issue a requested Canadian Letter of Credit, then such L/C Issuer agrees that it will enter into arrangements relative to the reimbursement of such Canadian Underlying Issuer (which may include, among other

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means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings or other arrangements that provide for reimbursement of such Canadian Underlying Issuer with respect to drawings under such Canadian Letter of Credit); each such obligation or undertaking, irrespective of whether in writing, (a “Canadian Reimbursement Undertaking”) with respect to Canadian Letters of Credit issued by such Canadian Underlying Issuer.
▪No L/C Issuer shall have any obligation to issue a Letter of Credit or to issue a Canadian Reimbursement Undertaking in respect of a Canadian Underlying Letter of Credit if any of the following would result after giving effect to the requested issuance:
•the Dollar Equivalent of the L/C Obligations would exceed the Letter of Credit Sublimit, or
•the Dollar Equivalent of the L/C Obligations would exceed the Aggregate Commitments less the outstanding amount of Revolving Credit Loans (including Swing Line Loans), or
•the Dollar Equivalent of the L/C Obligations would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Credit Loans (inclusive of Swing Line Loans) at such time.
▪In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, no L/C Issuer shall be required to issue or arrange for such Letter of Credit or Canadian Reimbursement Undertaking to the extent (i) the Defaulting Lender’s Fronting Exposure with respect to such Letter of Credit or Canadian Reimbursement Undertaking may not be reallocated pursuant to Section 2.16(a)(iv), or (ii) L/C Issuer has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate L/C Issuer’s risk with respect to the participation in such Letter of Credit or Canadian Reimbursement Undertaking of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Fronting Exposure in accordance with Section 2.15(a). Additionally, no L/C Issuer shall have any obligation to issue or extend a Letter of Credit or Canadian Reimbursement Undertaking if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain such L/C Issuer or Canadian Underlying Issuer from issuing such Letter of Credit or Canadian Reimbursement Undertaking, or any law applicable to such L/C Issuer or Canadian Underlying Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer or Canadian Underlying Issuer shall prohibit or request that such L/C Issuer refrain from the issuance of letters of credit generally or such Letter of Credit or Canadian Reimbursement Undertaking in particular, (B) the issuance of such Letter of Credit or Canadian Reimbursement Undertaking would violate one or more policies of such L/C Issuer or Canadian Underlying Issuer applicable to letters of credit generally, or (C) if amounts

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demanded to be paid under any Letter of Credit will not or may not be in Dollars or the Alternative Currency, as applicable.
▪Any L/C Issuer (other than Wells Fargo or any of its Affiliates) shall notify the Administrative Agent in writing no later than the Business Day prior to the Business Day on which such L/C Issuer issues any Letter of Credit or Canadian Reimbursement Undertaking. In addition, each L/C Issuer (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to the Administrative Agent a report detailing the daily undrawn amount of each Letter of Credit and Canadian Reimbursement Undertaking issued by such L/C Issuer during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to such L/C Issuer, including the requirement that the amounts payable thereunder must be payable in Dollars or the applicable Alternative Currency. If any L/C Issuer makes a payment under a Letter of Credit or Canadian Reimbursement Undertaking, Borrowers shall pay to the Administrative Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made. In the absence of such payment in accordance with the foregoing sentence, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Credit Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4) made in the Currency in which such Letter of Credit was issued to the applicable Borrower acting as applicant for such Letter of Credit and, initially, shall bear interest at, for Letters of Credit denominated in (i) Dollars, the rate then applicable to Revolving Credit Loans that are U.S. Base Rate Loans, and (ii) Canadian Dollars, the rate then applicable to Revolving Credit Loans that are Canadian Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Credit Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to L/C Issuer shall be automatically converted into an obligation to pay the resulting Revolving Credit Loan. Promptly following receipt by the Administrative Agent of any payment from Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to L/C Issuer or, to the extent that Revolving Credit Lenders have made payments pursuant to Section 2.03(e) to reimburse L/C Issuer, then to such Revolving Credit Lenders and L/C Issuer as their interests may appear.
▪Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.03(d), each Revolving Credit Lender agrees to fund its Pro Rata Share of any Revolving Credit Loan deemed made pursuant to Section 2.03(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Credit Loan and the Administrative Agent shall promptly pay to L/C Issuer the amounts so received by it from the Revolving Credit Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of L/C Issuer, Canadian Underlying Issuer, or the Revolving Credit Lenders, L/C Issuer shall be deemed to have granted to each Revolving

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Credit Lender, and each Revolving Credit Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by L/C Issuer or Canadian Reimbursement Undertaking issued by L/C Issuer, in an amount in the applicable Currency equal to its Pro Rata Share of such Letter of Credit and Canadian Reimbursement Undertaking, and each such Revolving Credit Lender agrees to pay to the Administrative Agent, for the account of L/C Issuer, such Revolving Credit Lender’s Pro Rata Share of any Letter of Credit Disbursement made by L/C Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of L/C Issuer, such Revolving Credit Lender’s Pro Rata Share of each Letter of Credit Disbursement made by L/C Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.03(d), or of any reimbursement payment that is required to be refunded (or that the Administrative Agent or L/C Issuer elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to deliver to the Administrative Agent, for the account of L/C Issuer, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.03(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Article IV. If any such Revolving Credit Lender fails to make available to the Administrative Agent the amount of such Revolving Credit Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Credit Lender shall be deemed to be a Defaulting Lender and the Administrative Agent (for the account of L/C Issuer) shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest thereon at (i) for the first three days from and after the date the relevant payment is due, the U.S. Base Rate and (ii) thereafter, the U.S. Base Rate plus the Applicable Rate per annum.
▪Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including L/C Issuer, Canadian Underlying Issuer, and their respective branches, Affiliates, Applicable Designees, and correspondents) and each such Person’s respective directors, officers, employees, attorneys, and agents (each, including L/C Issuer and Canadian Underlying Issuer, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Article III) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of this Agreement, any Letter of Credit, any Issuer Document, or any Drawing Document referred to in or related to any Letter of Credit, or any action or

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proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration), or any prohibition on payment or delay in payment of any amount payable by any L/C Issuer to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions; in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.
▪The liability of L/C Issuer (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit or Canadian Reimbursement Undertaking (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by L/C Issuer’s or Canadian Underlying Issuer’s gross negligence or willful misconduct (as finally determined in a final, non-appealable order of a court of competent jurisdiction) in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit. Borrowers’ aggregate remedies against L/C Issuer and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to L/C Issuer in respect of the honored presentation in connection with such Letter of Credit under Section 2.03(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Borrowers shall take commercially reasonable action to avoid and mitigate the amount of any damages claimed against L/C Issuer or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing L/C Issuer or Canadian Underlying Issuer to effect a cure.
▪Borrowers are responsible for the final text of the Letter of Credit as issued by L/C Issuer or Canadian Underlying Issuer, irrespective of any assistance L/C Issuer or Canadian Underlying Issuer may provide such as drafting or recommending text or by L/C Issuer’s or Canadian Underlying Issuer’s use or refusal to use text submitted by

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Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by L/C Issuer or Canadian Underlying Issuer, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. If Borrowers request L/C Issuer to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against L/C Issuer or Canadian Underlying Issuer; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among L/C Issuer or Canadian Underlying Issuer (if applicable) and Borrowers. Borrowers will examine the copy of the Letter of Credit and any other documents sent by L/C Issuer or Canadian Underlying Issuer (as applicable) in connection therewith and shall promptly notify L/C Issuer or Canadian Underlying Issuer, as applicable (not later than three Business Days following Borrowers’ receipt of documents from L/C Issuer or Canadian Underlying Issuer) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that L/C Issuer or Canadian Underlying Issuer (as applicable) is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, L/C Issuer or Canadian Underlying Issuer, in its sole and absolute discretion, may give notice of non-extension of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify the Administrative Agent and L/C Issuer or Canadian Underlying Issuer at least 30 calendar days before L/C Issuer or Canadian Underlying Issuer is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.
▪Borrowers’ reimbursement and payment obligations under this Section 2.03 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever; provided, that subject to Section 2.03(g) above, the foregoing shall not release L/C Issuer or Canadian Underlying Issuer from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against L/C Issuer or Canadian Underlying Issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to L/C Issuer or Canadian Underlying Issuer arising under, or in connection with, this Section 2.03 or any Letter of Credit or Canadian Reimbursement Undertaking.
▪Without limiting any other provision of this Agreement, L/C Issuer and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and L/C Issuer’s rights and remedies against Borrowers and the obligation

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of Borrowers to reimburse L/C Issuer for each drawing under each Letter of Credit and Canadian Reimbursement Undertaking shall not be impaired by:
•honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;
•honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
•acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;
•the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than L/C Issuer’s or Canadian Underlying Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);
•acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that L/C Issuer or Canadian Underlying Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;
•any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;
•any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;
•assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
•payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is

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entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
•acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where L/C Issuer or Canadian Underlying Issuer has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
•honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by L/C Issuer or Canadian Underlying Issuer if subsequently L/C Issuer or Canadian Underlying Issuer or any court or other finder of fact determines such presentation should have been honored;
•dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
•honor of a presentation that is subsequently determined by L/C Issuer or Canadian Underlying Issuer to have been made in violation of international, federal, state, provincial, or local restrictions on the transaction of business with certain prohibited Persons.
▪Borrowers shall pay promptly upon demand to the Administrative Agent for the account of L/C Issuer as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.09 shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.03(k)): (i) a fronting fee which shall be imposed by L/C Issuer equal to 0.125% per annum times the average amount of the Dollar Equivalent of the L/C Obligations during the immediately preceding quarter (or if an Event of Default has occurred, month) (or portion thereof), plus (ii) the Dollar Equivalent of any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, L/C Issuer, Canadian Underlying Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals, extensions, or cancellations); provided that, for the avoidance of doubt, the fronting fee shall be due and payable in full regardless of whether all or a portion of such Letter of Credit outstanding has been Cash Collateralized.
▪If by reason of (x) any Change in Law, or (y) compliance by L/C Issuer, Canadian Underlying Issuer, or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any

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Governmental Authority or monetary authority including, Regulation D of the FRB as from time to time in effect (and any successor thereto):
•any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit or Canadian Reimbursement Undertaking issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or
•there shall be imposed on L/C Issuer, Canadian Underlying Issuer, or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, Canadian Reimbursement Undertaking, or obligations to make Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to L/C Issuer, Canadian Underlying Issuer, or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or Canadian Reimbursement Undertaking, or to reduce the amount receivable in respect thereof, then, and in any such case, the Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as the Administrative Agent may specify to be necessary to compensate L/C Issuer, Canadian Underlying Issuer, or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.03(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by the Administrative Agent of any amount due pursuant to this Section 2.03(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
▪Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date.

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▪If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Lead Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the ABL Obligations has been accelerated, Revolving Credit Lenders with Letter of Credit Exposure representing greater than 50% of the total L/C Obligations) demanding Letter of Credit Collateralization pursuant to this Section 2.03(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing L/C Obligations.
▪Unless otherwise expressly agreed by L/C Issuer and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
▪L/C Issuer shall be deemed to have acted with due diligence and reasonable care if L/C Issuer’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
▪In the event of a direct conflict between the provisions of this Section 2.03 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.03 shall control and govern.
▪The provisions of this Section 2.03 shall survive the termination of this Agreement and the repayment in full of the ABL Obligations with respect to any Letters of Credit that remain outstanding.
▪At Borrowers’ costs and expense, Borrowers shall execute and deliver to L/C Issuer such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by L/C Issuer to enable L/C Issuer to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce L/C Issuer’s rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints L/C Issuer as its attorney-in-fact and authorizes L/C Issuer, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

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2.4[Reserved].
2.5Prepayments.
▪Optional. The Borrowers may at any time or from time to time voluntarily prepay any Loans in whole or in part without premium or penalty. In connection with any voluntary prepayment of any Loans pursuant to this Section 2.05(a), such voluntary prepayment shall be applied (i) as the Lead Borrower may direct or (ii) if an Event of Default has occurred and is continuing, first to Base Rate Loans in the applicable Currency to the full extent thereof, and second to ~~Eurocurrency~~Term CORRA Rate Loans and RFR Loans in the applicable Currency.
▪Mandatory.
•Upon the incurrence or issuance by the Lead Borrower or any of its Restricted Subsidiaries of any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrowers shall prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Lead Borrower or such Restricted Subsidiary.
•If for any reason the Total Outstandings at any time exceed the lesser of (x) the Aggregate Commitments at such time and (y) subject to Section 2.02(f) and (i), the Borrowing Base at such time, the Lead Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(ii) unless, after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, the Total Outstandings exceed the lesser of (x) the Aggregate Commitments at such time and (y) subject to Section 2.02(f), the Borrowing Base at such time.
•During a Cash Dominion Trigger Period, the Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.18.
•[Reserved].
2.6Termination or Reduction of Revolving Credit Commitments.
▪Optional. The Borrowers may, upon written notice to the Administrative Agent, terminate the unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitments; provided that (i) any such notice shall be received by the

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Administrative Agent five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Commitments if, after giving effect thereto (and after giving effect to any proportionate reduction of the Canadian Revolving Credit Commitment Sublimit and the Canadian Swing Line Sublimit) and to any concurrent prepayments hereunder, (1) the Total Outstandings would exceed the Aggregate Commitments, (2) the Dollar Equivalent of the Canadian Revolving Credit Loans outstanding would exceed the Canadian Revolving Credit Commitment Sublimit, or (3) the Dollar Equivalent of the Canadian Swing Line Loans outstanding would exceed the Canadian Swing Line Sublimit, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto (and after giving effect to any proportionate reduction of the Canadian Swing Line Sublimit) and to any concurrent prepayments hereunder, (1) the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit or (2) the Dollar Equivalent of the Canadian Swing Line Loans outstanding would exceed the Canadian Swing Line Sublimit. Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their Pro Rata Shares. The Borrowers shall pay to the Administrative Agent, in each case, for the account of the applicable Lenders, on the date of each termination or reduction, any fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
▪Mandatory.
•The Letter of Credit Sublimit, the Swing Line Sublimit, the Canadian Swing Line Sublimit, and the Canadian Revolving Credit Commitment Sublimit shall, in each case, automatically be reduced proportionately to any reduction or termination of unused Revolving Credit Commitments under this Section 2.06, unless otherwise requested by the Borrowers and consented to by (A) in the case of the Letter of Credit Sublimit, the Administrative Agent and each L/C Issuer or (B) in the case of the Swing Line Sublimit, the Administrative Agent and the Swing Line Lender. The Canadian Swing Line Sublimit shall automatically be reduced proportionately to any reduction or termination of the Swing Line Sublimit under this Section 2.06, unless otherwise requested by the Borrowers and consented to by the Administrative Agent and the Swing Line Lender.
•The Aggregate Commitments shall be automatically and permanently reduced to zero on the Maturity Date.
▪Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of

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unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Revolving Credit Commitments under this Section 2.06. Upon any reduction of unused Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the Revolving Credit Facility is reduced (other than the termination of the Revolving Credit Commitment of any Lender as provided in Section 3.07). All unused line fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
▪In connection with any reduction in the Revolving Credit Commitments prior to the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to the Administrative Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable the Administrative Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the FRB.
2.7Repayment of Loans. The Borrowers shall repay (a) to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date and (b) each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
2.8Interest.
▪Subject to the provisions of Section 2.08(b) and Section 2.20, all ABL Obligations (except for undrawn Letters of Credit) shall bear interest as follows:
•if the relevant ABL Obligation is denominated in Dollars, at a per annum rate equal to (A) if Borrowers have selected Term SOFR with respect to such ABL Obligation pursuant to the terms hereof, Term SOFR plus the SOFR Rate Margin, or (B) otherwise, the U.S. Base Rate plus the U.S. Base Rate Margin; or
•if the relevant ABL Obligation is denominated in Canadian Dollars, at a per annum rate equal to (A) if Borrowers have selected ~~the Eurocurrency Rate~~Term CORRA with respect to such ABL Obligation pursuant to the terms hereof, ~~the applicable Eurocurrency Rate~~Term CORRA plus the ~~Eurocurrency~~Term CORRA Rate Margin or (B) otherwise, the Canadian Base Rate plus the Canadian Base Rate Margin.
▪The Borrowers shall pay interest on the principal amount of all overdue ABL Obligations hereunder (including, for the avoidance of doubt, following the occurrence of an Event of Default pursuant to Section 8.01(f)) at a fluctuating interest

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rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
▪Interest on each Loan shall be due and payable in arrears on each calendar day immediately following the last calendar day of each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
▪In connection with the use or administration of any initial Benchmark, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will notify Lead Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any initial Benchmark.
2.9Fees. In addition to certain fees with respect to Letters of Credit described in Section 2.03(k):
▪Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee (the “Commitment Fee”) in Dollars in an amount equal to the Commitment Fee Percentage times the actual daily amount by which the Aggregate Commitments exceed the average Total Outstandings (excluding the Outstanding Amount of Swing Line Loans) for the immediately preceding quarter, subject to adjustment as provided in Section 2.16. The Commitment Fee shall accrue at all times from the Second Restatement Effective Date until the Maturity Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on each calendar day immediately following the last calendar day of each January, April, July, and October, commencing with the first such date to occur after the Second Restatement Effective Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears.
▪Other Fees.
•The Borrowers shall pay to the Arrangers, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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•The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
▪Letter of Credit Fee. Borrowers shall pay Administrative Agent (for the ratable benefit of the Revolving Credit Lenders), a Letter of Credit fee (the “L/C Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.03(k)) that shall accrue at a per annum rate equal to the Applicable Rate then in effect for the applicable ~~Eurocurrency Rate~~Term CORRA or RFR with respect to the Revolving Credit Facility times the average amount of the Dollar Equivalent of the L/C Obligations during the immediately preceding quarter (or if an Event of Default has occurred, month) (or portion thereof); provided, however, that (i) any L/C Fee otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 and as to which the Fronting Exposure of such Defaulting Lender has been reallocated to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.16(a)(iv) shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such L/C Fee, if any, payable to the applicable L/C Issuer for its own account and (ii) for the avoidance of doubt, the L/C Fee shall be due and payable in full regardless of whether all or a portion of the Letters of Credit outstanding have been Cash Collateralized. Such L/C Fee shall be computed on a quarterly basis in arrears. Such L/C Fee shall be due and payable in Dollars on each calendar day immediately following the last calendar day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
▪All ~~computations of interest for Base Rate Loans and Eurocurrency Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made~~interest and fees chargeable under the Loan Documents shall be calculated on the basis of a 360-day year and actual days elapsed ~~(which results in more fees or interest, as applicable, being paid than if computed~~, other than for Base Rate Loans and Term CORRA Loans which shall be calculated on the basis of ~~a~~ 365- or 366-day year, as applicable~~)~~, and actual days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of

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interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. Interest on Loans denominated in any Alternative Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
▪If, as a result of any restatement or other revision to any Borrowing Base Certificate or for any other reason, the Borrowers or the Lenders determine that (i) the Average Daily Availability as calculated by the Borrowers as of any applicable date was inaccurate (and such inaccuracy is discovered while any Revolving Credit Commitments or ABL Obligations are outstanding) and (ii) a proper calculation of the Average Daily Availability would have resulted in higher pricing for such period (the “Applicable Period”), (A) the Borrowers shall promptly (and in any event, within five Business Days) deliver to the Administrative Agent a corrected Borrowing Base Certificate for the Applicable Period, (B) the Applicable Rate shall be recalculated with the Average Daily Availability at the corrected level, and (C) the Borrowers shall promptly (and in any event, within five Business Days) and retroactively pay to the Administrative Agent for the account of the Revolving Credit Lenders, the Swing Line Lender or the applicable L/C Issuer, as the case may be, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided that, for the avoidance of doubt, such deficiency shall be due and payable as set forth above and no Default or Event of Default shall be deemed to have occurred with respect to such failure to pay such additional interest prior to such date. Except as expressly set forth in this paragraph, this paragraph shall not limit the rights of the Administrative Agent, any Revolving Credit Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(d), 2.09(c) or 2.03(k), or 2.08(b) or under Article VIII.
2.11Evidence of Indebtedness.
▪The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrowers hereunder to pay any amount owing with respect to the ABL Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach

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schedules to its Note and endorse thereon the date, type (if applicable), amount and maturity of its Loans and payments with respect thereto.
▪In addition to the accounts and records referred to in Section 2.11(a), each Lender shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.
▪Entries made in good faith by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to such Lender under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit the obligations of the Borrowers under this Agreement and the other Loan Documents.
2.12Payments Generally; Administrative Agent’s Clawback.
▪General. Subject to Section 3.01, all payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, in each case, for the account of the respective Lenders to which such payment is owed to the Administrative Agent’s Account in immediately available funds in Dollars (provided, that all principal and interest payments made on account of Revolving Credit Loans or Letters of Credit denominated in an Alternative Currency shall instead be made in such Alternative Currency), no later than 2:00 p.m. (New York Time) (and in the case of any payments in an Alternative Currency, Toronto, Ontario time) on the date specified herein. The receipt of any payment item by the Administrative Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds in the applicable Currency made to the Administrative Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment. The Administrative Agent may, at its option (but is not obligated to), convert payments received in a currency other than the applicable Currency for such ABL Obligations at the Spot Rate calculated by the Administrative Agent in good faith on such date, and Borrowers shall pay the costs of such conversion (or Administrative Agent may, at its option, charge such cost to the Loan Account of any Borrower maintained by Administrative Agent). The Administrative Agent will promptly distribute to each Lender its Pro Rata Share in respect of the Revolving Credit Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments

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received after 2:00 p.m. (New York Time) (and in the case of any payments in an Alternative Currency, Toronto, Ontario time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
▪(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of such Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon to the Administrative Agent’s Account, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (y) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
•Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the applicable Lenders or L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon to the Administrative Agent’s

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Account, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
▪Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.
▪Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to purchase its participation or to make its payment under Section 9.07.
▪Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
▪Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
▪Unallocated Funds. If the Administrative Agent receives funds for application to the ABL Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance

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with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans (including Swing Line Loans) outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other ABL Obligations then owing to such Lender.
2.13Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the ABL Obligations purchased to the same extent as though the purchasing Lender were the original owner of the ABL Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to the implementation of the Incremental Amendment, the application of Cash Collateral provided for in Section 2.15 or to the assignments and participations described in Section 10.07.
2.14Revolving Credit Commitment Increases.
▪Upon written notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Second Restatement Effective Date, the Borrowers may request increases in the aggregate amount of the Revolving Credit

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Commitments, the Swing Line Sublimit and the Letter of Credit Sublimit (each such increase, a “Revolving Credit Commitment Increase” and all of them, collectively, the “Revolving Credit Commitment Increases”); provided that no Lender or L/C Issuer shall be required to participate in any such increase; and provided, further, that (x) the aggregate amount of all such increases in the Revolving Credit Commitments effected on or after the Second Restatement Effective Date shall not exceed $300,000,000 and (y) any such increase in the Revolving Credit Commitments shall be in an aggregate amount of not less than $20,000,000 or any whole multiple of $1,000,000 in excess thereof. Any loans made in respect of any Revolving Credit Commitment Increase shall be made by increasing the aggregate Revolving Credit Commitments with the same terms (including pricing) as the existing Revolving Credit Loans. The proceeds of any Revolving Credit Commitment Increase shall be used (i) to finance the working capital and capital expenditures needs of the Lead Borrower and its Restricted Subsidiaries and (ii) for general corporate purposes (including any actions permitted by Article VII) of the Borrowers and their Restricted Subsidiaries.
▪Each notice from the Borrowers pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the Revolving Credit Commitment Increase. At the time of the sending of such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Revolving Credit Commitment Increases may be provided by any existing Lender or by any other bank or investing entity (but in no case (i) by any Loan Party or any Affiliate of any Loan Party, (ii) by any Defaulting Lender or any of its Subsidiaries, (iii) by any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in clauses (i) and (ii), or (iv) by any natural person) (each, except to the extent excluded pursuant to the foregoing parenthetical, an “Incremental Revolving Credit Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent, the Swing Line Lender and L/C Issuer, as applicable, shall have consented (not to be unreasonably withheld) to such Lender’s or Incremental Revolving Credit Lender’s, as the case may be, providing such Revolving Credit Commitment Increase if such consent would be required under Section 10.07 for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Incremental Revolving Credit Lender, as the case may be. No Lender shall be obligated to provide any Revolving Credit Commitment Increases unless it so agrees. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under the Revolving Credit Facility held by each Lender). Any Lender not responding within such time period shall be deemed to have declined to

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increase its Revolving Credit Commitment. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder.
▪Revolving Credit Commitments in respect of any Revolving Credit Commitment Increase shall become Revolving Credit Commitments (or in the case of any Revolving Credit Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Revolving Credit Lender’s Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrowers, each Lender, as the case may be agreeing to provide such Revolving Credit Commitment, if any, each Incremental Revolving Credit Lender, if any, and the Administrative Agent. An Incremental Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.
▪If any Revolving Credit Commitment Increase occurs in accordance with this Section 2.14, the Administrative Agent and the Borrowers shall determine the effective date (the “Incremental Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such addition and the Incremental Effective Date.
▪The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the following conditions:
•the Administrative Agent shall have received on or prior to the Incremental Effective Date each of the following, each dated the applicable Incremental Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Incremental Amendment; (B) certified copies of resolutions of each Loan Party approving the execution, delivery and performance of the Incremental Amendment and either certified copies of the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan Party that there have been no changes to the Organization Documents of such Loan Party since the Second Restatement Effective Date; (C) [reserved]; and (D) a favorable opinion of counsel for the Loan Parties dated the Incremental Effective Date, to the extent requested by the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;
•(A) the conditions precedent set forth in Section 4.02 shall have been satisfied both before and after giving effect to such Incremental Amendment and the additional credit extensions provided thereby, (B) such increase shall be

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made on the terms and conditions provided for above, and (C) both at the time of any request for any Revolving Credit Commitment Increase and upon the effectiveness of any Incremental Amendment, no Default or Event of Default shall exist;
•after giving effect on a Pro Forma Basis to any Revolving Credit Commitment Increase (assuming for such purposes that the entire amount of such Revolving Credit Commitment Increase is fully funded), the Lead Borrower shall be in compliance with the financial covenant set forth in Section 7.11 (regardless of whether such covenant is otherwise required to be tested pursuant to Section 7.11);
•there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental Amendment on the related Incremental Effective Date), as applicable, all fees and, to the extent required by Section 10.04, expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental Effective Date;
•[reserved]; and
•in connection with any Revolving Credit Commitment Increase, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Borrowers shall deliver to the Administrative Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as the Administrative Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the FRB.
▪On each Incremental Effective Date, each Lender or Eligible Assignee which is providing a Revolving Credit Commitment Increase (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents and (ii) shall have a “Revolving Credit Commitment” hereunder.
▪Upon each Revolving Credit Commitment Increase pursuant to this Section, (i) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each existing Lender, if any, and each Incremental Revolving Credit Lender, if any, in each case providing a portion of such Revolving Credit Commitment Increase (each a “Revolving Credit Commitment Increase Lender”), and each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participation interests hereunder in

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outstanding Letters of Credit and Swing Line Loans such that, after giving effect to such Revolving Credit Commitment Increase and each such deemed assignment and assumption of participation interests, the percentage of the aggregate outstanding (A) participation interests hereunder in Letters of Credit and (B) participation interests hereunder in Swing Line Loans, in each case, held by each Revolving Credit Lender (including each such Revolving Credit Commitment Increase Lender) will equal such Revolving Credit Lender’s Pro Rata Share and (ii) if, on the date of such Revolving Credit Commitment Increase, there are any Revolving Credit Loans outstanding, the Administrative Agent shall take those steps which it deems, in its sole discretion and in consultation with the Borrowers, necessary and appropriate to result in each Revolving Credit Lender (including each Revolving Credit Commitment Increase Lender) having a pro-rata share of the outstanding Revolving Credit Loans based on each such Revolving Credit Lender’s Pro Rata Share immediately after giving effect to such Revolving Credit Commitment Increase, provided that any prepayment made in connection with the taking of any such steps shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro-rata borrowing and pro-rata payment requirements contained elsewhere in this Agreement shall not apply to any transaction that may be effected pursuant to the immediately preceding sentence.
▪This Section 2.14 shall supersede any provision of Section 2.13 or Section 10.01 to the contrary.
2.15Cash Collateral.
▪Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
▪All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent or a financial institution selected by the Administrative Agent. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each applicable L/C Issuer and the Lenders (including the Swing Line Lender), and agree to maintain, a first priority Lien in all such Cash Collateral

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(including cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing) as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
▪Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
▪Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of the Borrowers shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.04), and (y) subject to Section 2.16, the Person providing Cash Collateral and the applicable L/C Issuer or the Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.16Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
•that Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Supermajority Lenders” in Section 1.01 and in Section 10.01;

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•any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Swing Line Lender or any L/C Issuer hereunder; third, to Cash Collateralize the Swing Line Lender’s and the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Swing Line Lender’s and L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swing Line Loans issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the Swing Line Lender or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Swing Line Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or L/C Borrowings were made or issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Borrowings and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the Revolving Credit Facility without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by

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a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
•that Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive L/C Fees as provided in Section 2.09(c); and
•during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.
▪If the Borrowers, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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▪So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that the participations therein will be fully allocated among Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and the Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.15 and (ii) no L/C Issuer shall be required to issue, extend or increase any Letter of Credit unless it is satisfied that the participations in the L/C Borrowings related to any existing Letters of Credit as well as the new, extended or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.15.
2.17Designation of Lead Borrower as Agent.
▪Each Borrower hereby irrevocably designates and appoints the U.S. Borrower as such Borrower’s agent to obtain Credit Extensions (in such capacity, as the context requires, for itself, and/or on behalf of the other Loan Parties pursuant to this Section 2.17, the “Lead Borrower”), the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Secured Party on account of Credit Extensions so made as if made directly by the applicable Secured Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.
▪Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all ABL Obligations of each of the other Borrowers.
▪The Lead Borrower shall act as a conduit for each Borrower (including, for the avoidance of doubt, itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Secured Party shall have any obligation to see to the application of such proceeds therefrom.
▪Any and all notices, requests, consents or other communications given to the Loan Parties pursuant to this Agreement and the other Loan Documents shall be

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effective if given to (or, as applicable, from) the Lead Borrower for itself and on behalf of each other Loan Party, as applicable.
2.18Designated Account. The Administrative Agent is authorized to make the Revolving Credit Loans, and L/C Issuer is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be a Responsible Officer or, without instructions, if pursuant to Sections 2.07 and 2.08. The Borrowers agree to establish and maintain each applicable Designated Account with the applicable Designated Account Bank for the purpose of receiving the proceeds of the Revolving Credit Loans requested by the Borrowers and made by the Administrative Agent or the Lenders hereunder. Unless otherwise agreed by the Administrative Agent and the Borrowers, any Revolving Credit Loan or Swing Line Loan requested by the Borrowers and made by the Administrative Agent or the Lenders hereunder shall be made to the applicable Designated Account.
2.19Maintenance of Loan Account; Statement of Obligations. The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) on which the Borrowers will be charged with all Revolving Credit Loans (including Overadvances, Protective Overadvances, and Swing Line Loans) made by the Administrative Agent, Swing Line Lender, or the Lenders to the Borrowers or for the Borrowers’ account, the Letters of Credit issued or arranged by L/C Issuer for the Borrowers’ account, and with all other ABL Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, amounts due under Section 10.04 and 10.05 hereof, and other amounts due hereunder. All amounts (including interest, fees, costs, expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Credit Loans in the applicable Currency hereunder, shall constitute ABL Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Credit Loans that are with respect to any such payments made in Dollars or Canadian Dollars, Base Rate Loans (unless and until converted into ~~Eurocurrency~~Term CORRA Rate Loans or SOFR Rate Loans in accordance with the terms of this Agreement). In accordance with Section 2.12(a), the Loan Account will be credited with all payments received by the Administrative Agent from the Borrowers or for the Borrowers’ account. The Administrative Agent shall make available to the Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Credit Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrowers and the Lender Group unless, within 30 days after the Administrative Agent first makes such a statement available to the Borrowers, the Borrowers shall deliver to the Administrative Agent written objection thereto describing the error or errors contained in such statement.
2.20~~Eurocurrency Rate~~Term CORRA Option and RFR Option.

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▪Interest and Interest Payment Dates. Borrowers shall have the option, subject to Section 2.20(b), to have interest on all or a portion of the Revolving Credit Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to an applicable ~~Eurocurrency~~Term CORRA Rate Loan or RFR Loan for such Currency, or upon continuation of a ~~Eurocurrency~~Term CORRA Rate Loan or RFR Loan, as a ~~Eurocurrency~~Term CORRA Rate Loan or RFR Loan, as applicable, for such Currency) at a rate of interest based upon the applicable ~~Eurocurrency Rate~~Term CORRA or RFR, for such Currency (in the case of ~~the Eurocurrency Rate~~Term CORRA, the “~~Eurocurrency Rate~~Term CORRA Option” and in the case of an RFR, the “RFR Option”). Interest on the Loans shall be payable on the Interest Payment Date therefor or, if earlier, (i) the date on which all or any portion of the ABL Obligations are accelerated pursuant to the terms hereof or (ii) the date on which this Agreement is terminated pursuant to the terms hereof. With respect to a ~~Eurocurrency~~Term CORRA Rate Loan or a SOFR Rate Loan, on the last day of each applicable Interest Period, unless Borrowers have properly exercised the ~~Eurocurrency Rate~~Term CORRA Option or RFR Option with respect thereto, the interest rate applicable to such Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.
▪~~Eurocurrency~~Term CORRA Rate and RFR Election.
•Borrowers may, at any time and from time to time, so long as Borrowers have not received a notice from Administrative Agent (which notice Administrative Agent may elect to give or not give in its discretion unless Administrative Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrowers), after the occurrence and during the continuance of an Event of Default, to terminate the right of Borrowers to exercise the ~~Eurocurrency Rate~~Term CORRA Option or RFR Option during the continuance of such Event of Default, elect to exercise the ~~Eurocurrency Rate~~Term CORRA Option or RFR Option by notifying Administrative Agent prior to 2:00 p.m. (New York Time) as follows: (A) with respect to an RFR Option electing Term SOFR at least three (3) RFR Business Days prior to the commencement of the requested Interest Period (the “Term SOFR Deadline”), and (B) with respect to ~~an Eurocurrency Rate~~Term CORRA Option electing a ~~Eurocurrency~~Term CORRA Rate at least three (3) ~~Eurocurrency Banking~~Benchmark Rate Business Days prior to the commencement of the requested Interest Period (the “~~Eurocurrency~~Term CORRA Deadline”). Notice of Borrowers’ election of the ~~Eurocurrency Rate~~Term CORRA Option or RFR Option for a permitted portion of the Revolving Credit Loans and (if applicable) an Interest Period pursuant to this Section shall be made by delivery to Administrative Agent of a ~~Eurocurrency Rate~~Term CORRA Notice or RFR Notice, as applicable, received by Administrative Agent before the ~~Eurocurrency~~Term CORRA Deadline or Term SOFR Deadline, as applicable. Promptly upon its receipt of each such ~~Eurocurrency Rate~~Term CORRA Notice or RFR Notice, as applicable, Administrative Agent shall provide notice thereof to each of the affected Lenders. If Borrowers no longer have the option to request ~~Eurocurrency~~Term CORRA Rate Loans or RFR Loans, then any outstanding affected RFR Loans or ~~Eurocurrency~~Term CORRA Rate Loans, in each case denominated in Dollars or Canadian Dollars, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. If the

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Borrowers request a conversion to, or continuation of, a ~~Eurocurrency~~Term CORRA Rate Loan or a SOFR Rate Loan, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.
•Each ~~Eurocurrency Rate~~Term CORRA Notice and RFR Notice shall be irrevocable and binding on Borrowers. In connection with each ~~Eurocurrency~~Term CORRA Rate Loan and RFR Loan, each Borrower shall indemnify, defend, and hold Administrative Agent and the Lenders harmless against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (A) the payment or required assignment of any principal of any ~~Eurocurrency~~Term CORRA Rate Loan or SOFR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any ~~Eurocurrency~~Term CORRA Rate Loan or SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (C) the failure to borrow, convert, continue or prepay any ~~Eurocurrency~~Term CORRA Rate Loan or RFR Loan on the date specified in any ~~Eurocurrency Rate~~Term CORRA Notice or RFR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Administrative Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Administrative Agent or such Lender is entitled to receive pursuant to this Section 2.20 shall be conclusive absent manifest error. Borrowers shall pay such amount to Administrative Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a ~~Eurocurrency~~Term CORRA Rate Loan or SOFR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Administrative Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the ABL Obligations until the last day of such Interest Period ~~or until such Interest Payment Date, as applicable,~~ and apply such amounts to the payment of the applicable ~~Eurocurrency~~Term CORRA Rate Loan or RFR Loan on such day, it being agreed that Administrative Agent has no obligation to so defer the application of payments to any ~~Eurocurrency~~Term CORRA Rate Loan or RFR Loan and that, in the event that Administrative Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.
•Unless Administrative Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than ten ~~Eurocurrency~~Term CORRA Rate Loans and RFR Loans in effect at any given time. Borrowers may only exercise the ~~Eurocurrency Rate~~Term CORRA Option for proposed ~~Eurocurrency~~Term CORRA Rate Loans of at least $1,000,000 and the RFR Option for proposed RFR Loans of at least $1,000,000.
▪Conversion; Prepayment. Borrowers may (i) convert RFR Loans denominated in Dollars and ~~Eurocurrency~~Term CORRA Rate Loans denominated in Canadian Dollars to Base Rate Loans denominated in Dollars or Canadian Dollars, respectively, or (ii) prepay ~~Eurocurrency~~Term CORRA Rate Loans or RFR Loans at any time; provided, that in the event that any ~~Eurocurrency~~Term CORRA Rate Loan or RFR Loan is converted or prepaid on

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any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Administrative Agent of any payments or proceeds of Collateral in accordance with this Agreement or for any other reason, including early termination of the term of this Agreement, acceleration of all or any portion of the ABL Obligations pursuant to the terms hereof or any conversion or prepayment of Loans required pursuant to Section 2.20(e), each Borrower shall (A) pay all accrued interest on the principal amount converted, repaid or prepaid on the date of such conversion, repayment or prepayment and (B) indemnify, defend, and hold Administrative Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.20(b)(ii).
▪Special Provisions Applicable to ~~Eurocurrency~~Term CORRA and RFR.
•~~The applicable Eurocurrency Rate~~Term CORRA or Term SOFR may be adjusted by Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs or, with respect to ~~any Eurocurrency Rate~~Term CORRA or Term SOFR, increased costs to such Lender of maintaining or obtaining any deposits in any Currency or increased costs (other than Taxes which shall be governed by Section 3.01), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law and changes in the reserve requirements imposed by the FRB, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the applicable ~~Eurocurrency Rate~~Term CORRA or Term SOFR. In any such event, the affected Lender shall give Borrowers and Administrative Agent notice of such a determination and adjustment and Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such applicable ~~Eurocurrency Rate~~Term CORRA or Term SOFR and the method for determining the amount of such adjustment, or (B) repay the applicable ~~Eurocurrency~~Term CORRA Rate Loans or RFR Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.20(b)).
•Subject to the provisions set forth in Section 2.20(d)(iii) below, in connection with any RFR Loan or any ~~Eurocurrency~~Term CORRA Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (A) Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that if Term SOFR or ~~a Eurocurrency Rate~~Term CORRA is utilized in any calculations hereunder or under any other Loan Document with respect to any ABL Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Term SOFR or ~~such Eurocurrency Rate~~Term CORRA, as applicable, for the applicable Interest Period with respect to a proposed SOFR Rate Loan or ~~Eurocurrency~~Term CORRA Rate Loan, as applicable, on or prior to the first day of such Interest Period, (B) Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in foreign exchange or interbank markets with respect to the applicable Currency (including changes in national or international financial, political or

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economic conditions or currency exchange rates or exchange controls), (C) with respect to any ~~Eurocurrency~~Term CORRA Rate Loan, Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Loan or (D) any Change in Law any time after the date hereof, in the reasonable opinion of any Lender, makes it unlawful or impractical for such Lender to fund or maintain any applicable ~~Eurocurrency~~Term CORRA Rate Loans or any RFR Loans or to continue such funding or maintaining, or to determine or charge interest rates at ~~the applicable Eurocurrency Rate~~Term CORRA or Term SOFR, and, in the case clause (D), such Lender has provided notice of such determination to Administrative Agent, Administrative Agent shall promptly give notice to Lead Borrower. Upon notice thereof by Administrative Agent to Lead Borrower, any obligation of the Lenders to make RFR Loans or ~~Eurocurrency~~Term CORRA Rate Loans, as applicable, in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) to or continue any Loan as an RFR Loan or ~~Eurocurrency~~Term CORRA Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected RFR Loans or, in the case of SOFR Rate Loans or ~~Eurocurrency~~Term CORRA Rate Loans, the affected Interest Periods) until Administrative Agent (with respect to clause (D), at the instruction of all affected Lenders) revokes such notice. Upon receipt of such notice, (I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or ~~Eurocurrency~~Term CORRA Rate Loans in each such affected Currency (to the extent of the affected RFR Loans or, in the case of SOFR Rate Loans or ~~Eurocurrency~~Term CORRA Rate Loans, the affected Interest Periods) or, failing that, ~~(1) in the case of~~ any request for a borrowing of an affected SOFR Rate Loan or ~~Eurocurrency~~Term CORRA Rate Loan ~~denominated in Canadian Dollars~~, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (~~2) in the case of any request for a borrowing of an affected RFR Loan or Eurocurrency Rate Loan in an Alternative Currency, then such request shall be ineffective and (~~II) any outstanding affected SOFR Rate Loans or ~~Eurocurrency~~Term CORRA Rate Loan ~~denominated in Canadian Dollars~~ will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period (or immediately if it is unlawful for any such Loan to be outstanding until such time). Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20(b)(ii).
•Benchmark Replacement Setting.
◦Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, with respect to any Benchmark, Administrative Agent and Lead Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Lead Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.

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No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(d)(iii)(A) will occur prior to the applicable Benchmark Transition Start Date.
◦Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
◦Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Lead Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will notify Lead Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d)(iii)(D) or (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable any Lender (or group of Lenders) pursuant to this Section 2.20(d)(iii) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20(d)(iii).
◦Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate or ~~CDOR~~Term CORRA Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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◦Benchmark Unavailability Period. Upon Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or ~~Eurocurrency Rate~~Term CORRA Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, in the case of any request for any affected SOFR Rate Loans or ~~Eurocurrency~~Term CORRA Rate Loans ~~denominated in Canadian Dollars~~, if applicable, Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) any outstanding affected SOFR Rate Loans or ~~Eurocurrency~~Term CORRA Rate Loans ~~denominated in Canadian Dollars~~, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20(b)(ii). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
▪No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Administrative Agent, nor any Lender, nor any of their Participants, is required actually to acquire deposits in the applicable Currency to fund or otherwise match fund any ABL Obligation as to which interest accrues at ~~the applicable Eurocurrency Rate~~Term CORRA or Term SOFR.
▪Alternative Currencies. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of Administrative Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Lenders are willing to make Revolving Credit Loans (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then Administrative Agent shall promptly notify the Lenders and Borrowers, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from Administrative Agent, Borrowers shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the U.S. Base Rate, subject to the other terms contained herein.
▪Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, Administrative Agent will have the right to make Conforming

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Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
▪Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
2.21Joint and Several Liability of Borrowers.
▪Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the ABL Obligations.
▪Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the ABL Obligations (including any ABL Obligations arising under this Section 2.21), it being the intention of the parties hereto that all the ABL Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.
▪If and to the extent that any Borrower shall fail to make any payment with respect to any of the ABL Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the ABL Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such ABL Obligations until such time as all of the ABL Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.
▪The ABL Obligations of each Borrower under the provisions of this Section 2.21 constitute the absolute and unconditional, full recourse ABL Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and

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assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.21(d)) or any other circumstances whatsoever.
▪Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Credit Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional ABL Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Administrative Agent or Lenders under or in respect of any of the ABL Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Hedge Bank’s or Cash Management Bank’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Cash Management Bank or Hedge Bank, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any member of the Lender Group or any Cash Management Bank or Hedge Bank, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the ABL Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Cash Management Bank or Hedge Bank including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the ABL Obligations, the acceptance of any payment of any of the ABL Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or Lenders in respect of any of the ABL Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the ABL Obligations or the addition, substitution

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or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective ABL Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.21 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its ABL Obligations under this Section 2.21, it being the intention of each Borrower that, so long as any of the ABL Obligations hereunder remain unsatisfied, the ABL Obligations of each Borrower under this Section 2.21 shall not be discharged except by performance and then only to the extent of such performance. The ABL Obligations of each Borrower under this Section 2.21 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Administrative Agent or Lender. Each of Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of Borrowers. Each of Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the ABL Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the ABL Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the ABL Obligations to the extent of such payment. Administrative Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Administrative Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Administrative Agent, any other member of the Lender Group, or any Cash Management Bank or Hedge Bank may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of Borrowers hereunder except to the extent the ABL Obligations have been paid.
▪Each Borrower represents and warrants to Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the ABL Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the ABL Obligations.

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▪The provisions of this Section 2.21 are made for the benefit of Administrative Agent, each member of the Lender Group, each Cash Management Bank and Hedge Bank, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, any member of the Lender Group, any Cash Management Bank or Hedge Bank, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the ABL Obligations hereunder or to elect any other remedy. The provisions of this Section 2.21 shall remain in effect until all of the ABL Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the ABL Obligations, is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.21 will forthwith be reinstated in effect, as though such payment had not been made.
▪Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.21, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Administrative Agent, any other member of the Lender Group, or any Cash Management Bank or Hedge Bank against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the ABL Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Administrative Agent or any member of the Lender Group hereunder or under any of the Secured Cash Management Agreements or Secured Hedge Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the ABL Obligations arising hereunder or thereunder, to the prior payment in full in cash of the ABL Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such ABL Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Administrative Agent, for the benefit of the Lender Group and the Cash Management Banks and Hedge Banks, and shall forthwith be paid to Administrative Agent to be credited and applied to the ABL Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this

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Agreement, or to be held as Collateral for any ABL Obligations or other amounts payable under this Agreement thereafter arising.  Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the ABL Obligations, if all or any portion of the ABL Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.
▪Each of Borrowers hereby acknowledges and affirms that it understands that to the extent the ABL Obligations are secured by Real Property located in California, Borrowers shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such Borrower’s right to proceed against any other Loan Party.  In accordance with Section 2856 of the California Civil Code or any similar laws of any other applicable jurisdiction, each of Borrowers hereby waives until such time as the ABL Obligations have been paid in full:
•all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Borrowers by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code or any similar laws of any other applicable jurisdiction;
•all rights and defenses that Borrowers may have because the ABL Obligations are secured by Real Property located in California, meaning, among other things, that:  (A) Administrative Agent, the other members of the Lender Group, and the Cash Management Banks and Hedge Banks may collect from Borrowers without first foreclosing on any real or personal property collateral pledged by any Loan Party, and (B) if Administrative Agent, on behalf of the Lender Group, forecloses on any Real Property Collateral pledged by any Loan Party, (1) the amount of the ABL Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Lender Group may collect from the Loan Parties even if, by foreclosing on the Real Property Collateral, Administrative Agent or the other members of the Lender Group have destroyed or impaired any right Borrowers may have to collect from any other Loan Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses Borrowers may have because the ABL Obligations are secured by Real Property (including any rights or defenses based upon Sections 580a, 580d, or 726 of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction); and

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•all rights and defenses arising out of an election of remedies by Agent, the other members of the Lender Group, and the Cash Management Banks and Hedge Banks, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the ABL Obligations, has destroyed Borrowers’ rights of subrogation and reimbursement against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction or otherwise.

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
3.1Taxes.
▪Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that, if any Taxes are required by applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to be deducted from such payments, then (i) in the case of Indemnified Taxes, the sum payable by the Borrowers or such Loan Party shall be increased as necessary so that after all required deductions of Indemnified Taxes (including any such deductions applicable to additional sums payable under this Section 3.01) each Agent and Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. For purposes of this Section 3.01, the term “Lender” shall include the Swing Line Lender and each L/C Issuer.
▪In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 10.07, which assignment is not at the request of the Borrowers pursuant to Section 3.07.
▪The Loan Parties shall, jointly and severally, indemnify each Agent and Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document and any Other Taxes paid or payable by such Agent or Lender (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and the calculation of the amount of such liability delivered to

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the Borrowers by a Lender or Agent, or by the Administrative Agent on behalf of itself or a Lender or Agent, shall be conclusive absent manifest error.
▪As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or any other Loan Party to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
▪If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers pursuant to this Section 3.01, it shall promptly remit such refund (without interest, other than any interest paid by the relevant taxation authority with respect to such refund) to the Borrowers (but only to the extent of indemnity payments made or additional amounts paid under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the Borrowers, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund to such party (plus any penalties, interest or other charges imposed by the relevant taxation authority) in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at any Borrowers’ request, provide such Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided, that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Notwithstanding anything to the contrary in this Section 3.01(e), in no event will any Lender or Agent be required to pay any amount to any Borrower pursuant to this Section 3.01(e) the payment of which would place such Lender or Agent in a less favorable net after-tax position than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect thereto had never been paid. Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
▪Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by any Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts due

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under this Section 3.01, which may include the designation of another Lending Office for any Loan or Letter of Credit affected by such event; provided, that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the ABL Obligations of the Borrowers or the rights of such Lender pursuant to Sections 3.01(a) and (c).
▪(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
•Each Foreign Lender shall, to the extent it is legally able to do so, furnish to the Borrowers and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of (i) IRS Form W-8BEN or W-8BEN-E (or the applicable successor form) certifying exemption from or a reduction in the rate of United States federal withholding tax under an applicable treaty to which the United States is a party, (ii) IRS Form W-8ECI (or successor form) certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, (iii) IRS Form W-8EXP or W-8IMY (or successor form), together with required attachments, certifying exemption from or reduction in the rate of United States federal withholding tax, or (iv) in the case of a Foreign Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” IRS Form W-8BEN or W-8BEN-E (or the applicable successor form) together with a statement substantially in the form of Exhibit K. Each Foreign Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form

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previously delivered by such Foreign Lender. In addition, each Foreign Lender shall promptly notify the Borrowers and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form (or any other form of certification adopted by the United States taxing authorities for such purpose). Solely for purposes of this Section 3.01(g), the term “Foreign Lender” shall include any Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
•Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.
•If a Lender is entitled to an exemption or reduction of withholding Tax in a jurisdiction other than the United States, such Lender agrees with and in favor of the Administrative Agent and Borrowers, to deliver to Administrative Agent and applicable Borrowers any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding Tax or as may be reasonably requested by the Administrative Agent or Borrowers, before receiving its first payment under this Agreement, but only if such Lender is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender's reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, that, nothing in this Section 3.01(g)(iv) shall require a Lender to disclose any information that it deems to be confidential (including without limitation, its Tax returns). Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify the Administrative Agent and applicable Borrowers any change in circumstances which would modify or render invalid any claimed exemption or reduction.
▪Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, to the extent it is legally able to do so, furnish to the Borrowers and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of IRS Form W-9 (or successor form) establishing that such Lender or Agent is not subject to United States backup withholding tax.

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▪If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(i), “FATCA” shall include any amendments made to FATCA after the Second Restatement Effective Date.
▪Each party’s obligations under this Section 3.01 shall survive the termination of the Aggregate Commitments, repayment of all other ABL Obligations hereunder and the resignation of the Administrative Agent. For purposes of this Section 3.01 and Section 9.01, the term “applicable law” includes FATCA.
3.2[Reserved].
3.3[Reserved].
3.4Increased Cost and Reduced Return; Capital Adequacy.
▪[Reserved].
▪If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the capital of, or increasing the liquidity required to be maintained by, such Lender or L/C Issuer or any holding company of such Lender or L/C Issuer, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction or increase suffered.

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▪The Borrowers shall not be required to compensate a Lender pursuant to Section 3.04(b) for any such increased cost or reduction incurred more than 180 days prior to the date that such Lender demands, or notifies the Borrowers of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
▪If any L/C Issuer or any Lender requests additional or increased costs referred to in Sections 2.03(l) or 2.20(d)(i) or amounts under Section 3.04(b) or sends a notice under Section 2.20(d)(ii) relative to changed circumstances (such L/C Bank or Lender, an “Affected Lender”), then, at the request of Lead Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.03(l), Section 2.20(d)(i) or Section 3.04(b), as applicable, or would eliminate the illegality or impracticality of funding or maintaining ~~Eurocurrency~~Term CORRA Rate Loans or RFR Loans, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.03(l), Section 2.20(d)(i) or Section 3.04(b), as applicable, or to enable Borrowers to obtain the applicable ~~Eurocurrency~~Term CORRA Rate Loans or RFR Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.03(l), Section 2.20(d)(i) or Section 3.04(b), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.03(l), Section 2.20(d)(i) or Section 3.04(b), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain the applicable ~~Eurocurrency~~Term CORRA Rate Loans or RFR Loans, may designate a different L/C Issuer or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Administrative Agent to purchase the ABL Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its ABL Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be an “L/C Issuer” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be an “L/C” or a “Lender” (as the case may be) for purposes of this Agreement.

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▪Notwithstanding anything herein to the contrary, the protection of Sections 2.03(l), 2.20(d)(i) and 3.04 shall be available to each L/C Issuer and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither any L/C Issuer nor any Lender shall demand compensation pursuant to this Section 3.04 if it shall not at the time be the general policy or practice of such L/C Issuer or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
3.5[Reserved].
3.6Matters Applicable to All Requests for Compensation
▪A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
▪With respect to any Lender’s claim for compensation under Section 3.04, the Borrowers shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.7Replacement of Lenders under Certain Circumstances
▪If at any time (i) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 as a result of any condition described in such Section, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 3.07), then the Borrowers may, at their sole expense and effort, on five Business Days’ prior written notice to the Administrative Agent and such Lender (or such lesser time as may be agreed by the Administrative Agent), replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that (A) neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person, (B) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to

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it hereunder and under the other Loan Documents (including any amounts under Sections 2.05 (if applicable) and 3.05) in accordance with the Assignment and Assumption with respect to such assignment, (C) such assignment does not conflict with applicable Law and (D) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
▪Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Revolving Credit Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent. If such replaced Lender fails to execute and deliver such Assignment and Assumption within three Business Days after the receipt of notice referred to in the foregoing clause (a), the Administrative Agent is hereby authorized to execute such Assignment and Assumption instead of such replaced Lender (and each Lender, by its becoming a Lender hereunder is deemed to have granted to the Administrative Agent an irrevocable proxy, which proxy shall be deemed to be coupled with interest, to execute and deliver the Assignment and Assumption, as provided in this Section). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Revolving Credit Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full to such assigning Lender in accordance with such Assignment and Assumption concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Revolving Credit Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
▪Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as (or whose Affiliate acts as) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

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▪In the event that (i) any Borrower has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
3.8Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other ABL Obligations hereunder and resignation of the Administrative Agent.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.1Conditions to Initial Credit Extension. The obligation of each Lender and L/C Issuer to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
▪The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Second Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Second Restatement Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:
•executed counterparts of this Agreement and a Guaranty from each Guarantor;
•a Note executed by the Borrowers in favor of each Lender requesting a Note;
•subject to Section 6.14(b), each Security Agreement, in each case, duly executed by each Loan Party party thereto, together with:
◦certificates (including original share certificates and/or original certificates of title) representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,
◦copies of financing statements, filed or duly prepared for filing under, the Uniform Commercial Code in all jurisdictions necessary in order to perfect and protect the Liens created under the U.S. Security Agreement, covering the Collateral described in the U.S. Security Agreement,

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◦copies of PPSA filings, filed or duly prepared for filing under, the PPSA in all jurisdictions necessary in order to perfect and protect the Liens created under the Canadian Security Agreement, covering the Collateral described in the Canadian Security Agreement, and
◦evidence that all other actions, recordings and filings of or with respect to each Security Agreement that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (including, without limitation, receipt of a duly executed payoff letter in respect of the Existing Canadian ABL Facility and Uniform Commercial Code termination statements and PPSA filings, as applicable);
•the U.S. Intellectual Property Security Agreement and the Canadian Intellectual Property Security Agreement, duly executed by each Loan Party party thereto, together with evidence that all action that the Collateral Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereunder has been taken;
•[reserved];
•such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or the Collateral Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;
•such documents and certifications (including, without limitation, Organization Documents and good standing certificates (or equivalent, to the extent available)) as the Administrative Agent or the Collateral Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loans Parties is validly existing, in good standing (where such concept is applicable) and qualified to engage in business (as applicable) in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

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•an opinion of Alston & Bird, LLP, counsel to the Loan Parties, Eversheds Sutherland, special United States counsel to the Loan Parties, Blake, Cassels & Graydon LLP, special Canadian counsel to the Loan Parties, and MLT Aikins LLP, special Manitoba (Canada) counsel to the Loan Parties, each addressed to each Agent, each L/C Issuer and each Lender;
•a customary certificate, substantially in the form of Exhibit J, from the chief financial officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the initial extensions of credit under this Agreement and the payment of all fees and expenses required to by paid by Borrowers on the Second Restatement Effective Date, are Solvent;
•(a) consolidated audited financial statements (consisting of a consolidated balance sheet, consolidated statement of operations, consolidated cash flow statement and consolidated statement of stockholders’ equity) of Holdings and its Subsidiaries as of April 30, 2022, (b) consolidated unaudited financial statements (consisting of a consolidated balance sheet, consolidated statement of operations and consolidated statement of stockholders’ equity) of Holdings and its Subsidiaries as of and for each fiscal quarter (and the corresponding portion of the fiscal year and the preceding fiscal year) ending after April 30, 2022, and at least 45 days prior to the Second Restatement Effective Date, and (c) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of Holdings and its Subsidiaries, which shall be quarterly through the end of fiscal year 2023 and annually thereafter through the end of fiscal year 2025, in each case of the foregoing clauses (a), (b), and (c) prepared in accordance with GAAP;
•a Committed Loan Notice and/or Letter of Credit Application, as applicable, relating to the initial Credit Extensions;
•a Borrowing Base Certificate, dated as of the Second Restatement Effective Date, relating to the month ended on October 31, 2022, executed by a Responsible Officer of the Lead Borrower;
•a certificate, dated as of the Second Restatement Effective Date, duly executed by a Responsible Officer of Holdings certifying that the conditions precedent set forth in Section 4.01 and 4.02 have been satisfied as of the Second Restatement Effective Date;
•a certificate, dated as of the Second Restatement Effective Date, duly executed by a Responsible Officer of Holdings certifying that attached to such certificate is a true and complete copy of the First Lien Credit Agreement;

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•a Perfection Certificate, dated as of the Second Restatement Effective Date, duly executed by a Responsible Officer of each Loan Party;
•executed counterparts of an amendment to the Amended and Restated Promissory Note evidencing the Specified Intercompany Debt, in form and substance reasonably satisfactory to the Administrative Agent;
▪[Reserved].
▪[Reserved].
▪On the Second Restatement Effective Date, after giving effect to the initial extensions of credit under this Agreement and all fees and expenses required to by paid by Borrowers on the Second Restatement Effective Date, Availability shall not be less than $400,000,000.
▪[Reserved].
▪Since April 30, 2022, no fact, event or circumstance shall have occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect.
▪The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least five Business Days prior to the Second Restatement Effective Date.
▪All fees and expenses required to be paid on the Second Restatement Effective Date shall have been paid in full in cash (or shall be paid contemporaneously with the initial fundings under this Agreement) including fees pursuant to the Fee Letter, to the extent, in the case of reimbursement of expenses, invoiced to the Borrowers at least two Business Days prior to the Second Restatement Effective Date.
▪All actions necessary to establish that the Collateral Agent will have a perfected (with the priority required by the ABL/Term Intercreditor Agreement) security interest (subject to Liens permitted by Section 7.01) in the Collateral shall have been taken.
▪[Reserved].
▪[Reserved].
▪The Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Loan Parties, and

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such search shall reveal no Liens on any of the assets of the Loan Parties except, in the case of assets other than Pledged Interests, for Liens permitted under Section 7.01.
▪At least five Business Days prior to the Second Restatement Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Loan Party, which such Beneficial Ownership Certificate shall be complete and accurate in all respects.
Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Restatement Effective Date specifying its objection thereto.
4.2Conditions to All Credit Extensions. The obligation of each Lender and L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:
▪The representations and warranties of the Lead Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and Sections 5.05(b) and (c) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
▪No Default or Event of Default shall exist, or would result from, such proposed Credit Extension or from the application of the proceeds therefrom.
▪The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
▪After giving effect to such proposed Credit Extension, Availability shall be not less than $1.00.
▪The report and opinion of the independent certified public accountants with respect to the most recently delivered set of the financial statements delivered

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pursuant to Section 6.01(a) shall not contain a qualification, exception or explanatory note of the type described in clause (B) of Section 6.01(a).
Each Request for Credit Extension submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

REPRESENTATIONS AND WARRANTIES
Each of Holdings and the Lead Borrower represents and warrants to the Agents and the Lenders that:
5.1Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite valid and subsisting governmental licenses, authorizations, consents and approvals (“Permits”) to operate its business as currently conducted; except in each case referred to in clause (b)(i) (other than with respect to the Lead Borrower), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. There are no actions, claims or proceedings pending or to the best of the Lead Borrower’s or any Guarantor’s knowledge, threatened in writing that seek the revocation, cancellation, suspension or modification of any of the Permits where any of the same could reasonably be expected to have a Material Adverse Effect.
5.2Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (i) any Permitted Term Indebtedness, (ii) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment referred to in clause (b)(ii) and (b)(iii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

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5.3Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by an Agent, an L/C Issuer, any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
5.4Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
5.5Financial Statements; No Material Adverse Effect.
▪The audited consolidated financial statements of the Lead Borrower as of April 30, 2022, consisting of the consolidated balance sheet, consolidated statement of operations, consolidated cash flow statement and consolidated statement of stockholders’ equity, for the year then ended have been prepared in accordance with GAAP on a consistent basis throughout the indicated period (except as may be indicated in the footnotes thereto). The financial statements delivered pursuant to Section 4.01(a)(x) fairly present in all material respects the consolidated financial condition and results of operations of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, at the dates and for the relevant periods indicated.
▪The unaudited consolidated financial statements described in clause (b) of Section 4.01(a)(x) were prepared in accordance with GAAP on a consistent basis throughout the indicated period, subject to normal and recurring year-end adjustments and the absence of footnotes, and fairly present in all material respects the consolidated financial condition and results of operations of the Restricted Group, taken as a whole, at the dates and for the relevant periods indicated.
▪Since April 30, 2022, there has been no change, event, occurrence, event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

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▪The forecasted financial information of the Restricted Group delivered to the Lenders pursuant to Section 4.01 or 6.01 was prepared in good faith using assumptions based on information sourced from the financial records of the Restricted Group for the periods stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery and at the time of preparation of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.
5.6Litigation. There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of Holdings or any of its Restricted Subsidiaries, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.7No Default. Neither Holdings nor any Restricted Subsidiary of Holdings is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.8Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple to (or legal and beneficial title to, as applicable in the relevant jurisdiction), or valid leasehold interests in, all real property (including leased real property) necessary in the ordinary conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and for Permitted Encumbrances and, in the case of leased real property, encumbrances which encumber the fee estate and do not result from a violation by the Loan Party or Restricted Subsidiary in question of the terms of its lease.
5.9Environmental Matters.
Except as disclosed in Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
▪There are no pending or, to the knowledge of the Lead Borrower, threatened claims against Holdings or any of its Subsidiaries alleging either potential liability under, or responsibility for violation of, any Environmental Law or alleging potential liability with respect to any Hazardous Material, and to the knowledge of the Lead Borrower, (i) there are no pending investigations by any Governmental Authority regarding any such potential claims and (ii) no facts or circumstances exist that would likely be the basis for any such claim.

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▪(i) Neither Holdings nor any of its Subsidiaries has generated, used, stored, treated, transported, or caused any Environmental Release of, Hazardous Materials at or to any location and (ii) none of the real properties currently owned, leased or operated by Holdings or any of its Subsidiaries or, to the knowledge of the Lead Borrower, the real properties formerly owned, leased or operated by Holdings or any of its Subsidiaries, contain any Hazardous Materials that, in the case of either (i) or (ii) above, are in amounts or concentrations or in a manner which (x) constitute a violation by Holdings or any of its Subsidiaries of, (y) require any investigation, remediation or response action under, or (z) are reasonably likely to give rise to liability against Holdings or any of its Subsidiaries under, Environmental Laws.
▪Neither Holdings nor any of its Subsidiaries is undertaking or, to the knowledge of the Lead Borrower, is obliged to undertake, either individually or together with other potentially responsible parties, any investigation, remediation, or response action relating to any actual or threatened Environmental Release of Hazardous Materials at any site.
5.10Taxes. Holdings and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than 30 days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
5.11ERISA/Canadian Pension Plan Compliance.
▪Each Company Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. Each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received, or is entitled to rely upon, a favorable determination letter from the IRS or an opinion of counsel to the effect that the form of such Company Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of the Lead Borrower and Holdings, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.
▪There are no pending or, to the knowledge of the Lead Borrower and Holdings, threatened claims, actions or lawsuits, or action by any governing body or Governmental Authority, with respect to any Company Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or

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violation of the fiduciary responsibility rules with respect to any Company Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
▪(i) No ERISA Event has occurred and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate such Pension Plan, except with respect to each of the foregoing clauses of this Section 5.11(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
▪Neither any Loan Party nor, to the knowledge of the Lead Borrower, any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than on the Second Restatement Effective Date, those listed on Schedule 5.11(d) hereto.
▪No Canadian Loan Party administers or contributes to any Canadian Defined Benefit Pension Plan. No Canadian Pension Event has occurred and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in a Canadian Pension Event with respect to any Canadian Pension Plan. Each Canadian Pension Plan is in compliance in all material respects with the provisions of applicable Canadian federal or provincial Law with respect to pension benefits standards, the Income Tax Act (Canada) and other applicable Laws.
5.12Subsidiaries; Equity Interests. As of the Second Restatement Effective Date, each Loan Party has no Subsidiaries and is not engaged in any Joint Venture or partnership other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01, any Lien permitted under Section 7.01(bb) and Permitted Term Indebtedness Liens.

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5.13Margin Regulations; Investment Company Act.
▪Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made by the Lender Group to the Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the FRB.
▪None of Holdings, the Lead Borrower, any Person Controlling Holdings, or any other Subsidiary of Holdings is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Lead Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.
5.14Disclosure. Holdings has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of delivery of such information to any Agent or Lender; it being understood that such projections may vary from actual results and that such variances may be material. The information provided in any Beneficial Ownership Certificate delivered under this Agreement is true and correct in all material respects on the date on which such Beneficial Ownership Certificate is delivered.
5.15Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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5.16Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party and each of their Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, trade dress, domain names, copyrights, patents, patent applications, design, design applications, franchises, licenses, trade secrets, know-how and other intellectual property rights (collectively, “IP Rights”) that are used in the operation of their respective businesses. Set forth on Schedule 5.16 is a complete and accurate list of all registrations or applications for registration of any IP Rights owned or exclusively licensed by a Loan Party or any of its Subsidiaries as of the Second Restatement Effective Date. To the knowledge of Holdings and the Lead Borrower, (i) the conduct of the business of the Loan Parties and their Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any rights held by any other Person, and (ii) no slogan or other advertising device, product, process, method, substance, part or other material now employed or sold, or now contemplated to be employed or sold, by any Loan Party or any Subsidiary infringes upon, misappropriates, dilutes or otherwise violates any rights held by any other Person except in each case for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, no Person is infringing, misappropriating, diluting or otherwise violating any IP Rights that are material to the operation of the business of the Loan Parties or any of their Subsidiaries.
5.17Solvency. Holdings and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
5.18Labor Matters. Other than mandatory national, provincial or industry-wide collective bargaining arrangements, there are no collective bargaining agreements or Multiemployer Plans, other than those listed on Schedule 5.18, covering the employees of Holdings or any of its Restricted Subsidiaries as of the Second Restatement Effective Date and neither Holdings nor any Restricted Subsidiary has suffered any strikes, walkouts, slowdowns, lockouts, work stoppages or other material labor difficulty within the last five years. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there is (a) no unfair labor practice complaint pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Lead Borrower, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Lead Borrower, threatened against any of them and (b) to the knowledge of Holdings and the Lead Borrower, no union representation question existing with respect to the employees of Holdings or any of its Restricted Subsidiaries and, to the knowledge of Holdings and the Lead Borrower, no union organization activity that is taking place.
5.19Perfection, Etc. Subject to the last paragraph of Section 4.01, all filings and other actions necessary or desirable to create, perfect and protect the Lien in the Collateral of

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the Collateral Agent, for the benefit of the Secured Parties, securing the Secured Obligations created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and, together with such filings and other actions, perfected Lien in the Collateral with the priority specified in the ABL/Term Intercreditor Agreement, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.
5.20OFAC and PATRIOT Act Compliance. To the extent applicable, Holdings, each member of the Restricted Group and each Unrestricted Subsidiary is in compliance, in all respects, with (i) the Trading with the Enemy Act, the International Emergency Economic Powers Act, each as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.
5.21[Reserved].
5.22OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance (a) with all Sanctions and (b) in all material respects with all Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Cash Management Bank, Hedge Bank, or other individual or entity participating in any transaction).
5.23Designation as Senior Debt. The ABL Obligations constitute “Designated Senior Debt,” or any similar term under and as defined in the agreements relating to any Indebtedness of the Lead Borrower or any Guarantor, including any subordinated Indebtedness, which contains such designation.
5.24Tax Reporting Compliance. The Borrowers do not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within

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the meaning of Treasury Regulation Section 1.6011-4). In the event that any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If any Borrower so notifies the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112 1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other ABL Obligation hereunder (other than ABL Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), the Lead Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:
6.1Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
▪within 90 days after the end of each fiscal year of the Lead Borrower, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Pricewaterhouse Coopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date under the credit facilities provided for herein that is scheduled to occur within one year from the time such opinion is delivered or (B) any potential inability to satisfy any financial covenants set forth in any agreement, document or instrument governing or evidencing Indebtedness on a future date or in a future period), together with a Narrative Report with respect thereto;
▪within 45 days, in each case, after the end of each of the first three fiscal quarters of each fiscal year of the Lead Borrower, a consolidated balance sheet of the

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Lead Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes, together with a Narrative Report with respect thereto;
▪(i) within one Business Day after the occurrence of the initial Cash Dominion Trigger Event with respect to any Cash Dominion Trigger Period, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of the most recently ended month (other than the last month in any fiscal quarter) for which financial statements are available, but in any event for a month ending no more than 75 days prior to the occurrence of such initial Cash Dominion Trigger Event, together with the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal month and for the portion of the fiscal year then ended, and (ii) so long as a Cash Dominion Trigger Period continues to exist, as soon as available, but in any event within 45 days after the end of the first two fiscal months of each fiscal quarter of the Lead Borrower thereafter, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal month and for the portion of the fiscal year then ended, setting forth in each case under clauses (i) and (ii) in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes; and
▪no later than 45 days after the end of each fiscal year, forecasts prepared by management of the Lead Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, statements of operations and statements of cash flows of the Lead Borrower and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year then ended.
To the extent the Lead Borrower designates any of its Subsidiaries as an Unrestricted Subsidiary, the financial statements referred to in this Section 6.01 shall be accompanied by reconciliation statements eliminating the financial information pertaining to such Unrestricted Subsidiary or Unrestricted Subsidiaries.

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6.2Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
▪concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes and which Compliance Certificate need not include financial covenant calculations unless compliance with the Fixed Charge Coverage Ratio is required under Section 7.11);
▪within 20 days after the end of each fiscal quarter (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal quarter, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided, that (i) at any time that the Total Outstandings is greater than 10% of the Line Cap, such Borrowing Base Certificate shall be delivered within 20 days after the end of each fiscal month (or, if such day is not a Business Day, on the next succeeding Business Day), as of the close of business as of the last day of the immediately preceding fiscal month and (ii) during a Cash Dominion Trigger Period, such Borrowing Base Certificate shall be delivered on Tuesday of each week (or, if Tuesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday; provided, further, that the Lead Borrower may elect to deliver Borrowing Base Certificates on a monthly or weekly basis, as applicable, but if (A) if such election is exercised or (B) if monthly or weekly Borrowing Base Certificates are required pursuant to the foregoing clauses (i) or (ii), such monthly or weekly delivery, as applicable, shall continue until the end of the first full (1) fiscal month (in the case of weekly Borrowing Base Certificates) or (2) fiscal quarter (in the case of monthly Borrowing Base Certificates) following such request;
▪within one Business Day after the occurrence of a Covenant Trigger Event, a certificate of a Responsible Officer of the Lead Borrower setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio, calculated as set forth in Section 7.11, for the fiscal quarter for which financial statements have been prepared or were required to have been prepared ended immediately preceding the first date that such ratio is required to be tested;
▪within two Business Days after a Disposition (i) permitted pursuant to Section 7.05(k)(D), (o) or (p) of any property (other than property referenced in clause (ii) below) having an aggregate value in excess of $5,000,000 included in the Borrowing Base, or (ii) outside the ordinary course of business of cash or Cash Equivalents resulting

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in the elimination of property included in the Borrowing Base having an aggregate Dollar Equivalent of $100,000,000 or more (giving effect to all related transactions) (in the case of this clause (ii), solely if after giving effect to such Disposition Pro Forma Excess Availability is less than $250,000,000), in each case of the foregoing clauses (i) and (ii), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the date on which such Disposition was consummated, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower;
▪the financial and collateral reports described on Schedule 6.02(e), at the times set forth therein;
▪promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Lead Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Lead Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
▪promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of any Indebtedness of any Loan Party or of any of its Subsidiaries in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
▪promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;
▪reasonably promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law or otherwise relating to any Hazardous Material against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;
▪together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a report supplementing Schedule 5.16 (in connection with the delivery of the annual financial statements only) and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b);

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▪promptly upon receipt thereof, copies of any notice of default under, and any material amendment, supplement, waiver or other modification of the First Lien Credit Agreement;
▪promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Lead Borrower by independent accountants in connection with the accounts or books of the Lead Borrower or any Subsidiary, or any audit of any of them; and
▪promptly, such additional information regarding the business, legal, financial or corporate affairs or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, the Collateral Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.
Notwithstanding the foregoing, (A) the obligations in Sections 6.01(a) and (b) may be satisfied with respect to the financial statements of Lead Borrower and its Restricted Subsidiaries by furnishing (1) the applicable financial statements of Parent and its Subsidiaries or (2) Parent’s Form 10-K or 10-Q, as applicable, filed with the SEC (provided, that, in each case, such information is accompanied by consolidating information that explains in reasonable detail the differences (if any) between the information relating to Parent and its Subsidiaries and the information relating to the Lead Borrower and the Restricted Subsidiaries, and (B) documents required to be delivered pursuant to Sections 6.01(a) or (b) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02(a); or (2) on which such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that, the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents if requested by Administrative Agent.
The Lead Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders, the L/C Issuers and the Collateral Agent materials and/or information provided by or on behalf of the Lead Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”; all other Lenders, “Private Lenders”) may have personnel who do not wish to receive material non-public information with respect to the Lead Borrower and its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other

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market-related activities with respect to such Persons’ securities. The Lead Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Lead Borrower shall be deemed to have authorized the Administrative Agent, the Collateral Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Lead Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Each of Holdings and the Lead Borrower hereby (i) acknowledges and agrees that no Borrower Material delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) shall contain any material non-public information with respect to Holdings, the Lead Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities laws and (ii) authorizes the Administrative Agent, the Collateral Agent, the Arrangers, the L/C Issuers and the Lenders to treat all Borrower Materials delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) as not containing any material non-public information with respect to Holdings, the Lead Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities laws and as suitable for distribution to Public Lenders.
6.3Notices. Promptly notify the Administrative Agent and each Lender:
▪of the occurrence of any Default or Event of Default;
▪of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any development in, any litigation or proceeding affecting any Loan Party or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws or otherwise relating to any Hazardous Material and or in respect of IP Rights, or (iv) the occurrence of any ERISA Event or Canadian Pension Event;
▪of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
▪of the incurrence or issuance of any Indebtedness for which the Lead Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i);

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▪of any failure by any Loan Party to pay rent (other than as explicitly permitted by the applicable lease) at (i) any of the Loan Parties’ distribution centers or warehouses; (ii) 25% or more of such Loan Party’s store locations or (iii) any of such Loan Party’s locations if such failure continues for more than ten days following the date on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect; and
▪of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $5,000,000.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.4Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Lead Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
6.5Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing in each jurisdiction in which such qualification is required), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered or issued IP Rights to the extent appropriate consistent with its reasonable business judgment.
6.6Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

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6.7Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of established reputation engaged in the same or similar businesses as the Lead Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ (ten days’ in the case of cancellation for non-payment) prior written notice to the Administrative Agent of termination, lapse or cancellation of any such insurance. Each Loan Party shall maintain flood insurance on all real property constituting Collateral, if any, from such providers, in amounts and on terms in accordance with the Flood Laws or as otherwise satisfactory to all Lenders.
6.8Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and Permits and duly observe all requirements of any foreign, Federal, state or local Governmental Authority, in each case, applicable to it or to its business or property, except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.9Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Lead Borrower or such Restricted Subsidiary, as the case may be.
6.10Inspection Rights.
▪Permit representatives and independent contractors of the Administrative Agent, the Collateral Agent and each L/C Issuer and Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Lead Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Collateral Agent on behalf of the Administrative Agent and the Lenders may exercise rights under this Section 6.10 and, without limiting Section 6.10(b) or 6.10(c), the Collateral Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Lead Borrower’s expense; provided, further, that when an Event of Default exists the Administrative Agent, the Collateral Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Lead Borrower at any time during normal business hours and without advance notice. The Administrative Agent, the Collateral Agent, the L/C Issuers

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and the Lenders shall give the Lead Borrower the opportunity to participate in any discussions with the Lead Borrower’s accountants.
▪Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Administrative Agent to conduct commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves and (iii) the Loan Parties’ business plan, forecasts and cash flows. Except as otherwise provided below, all such costs, fees and expenses of such professionals shall be at the expense of the Loan Parties. The Loan Parties acknowledge that at any time following the Second Restatement Effective Date and without regard to any finance examinations provided to the Administrative Agent prior to the Second Restatement Effective Date, the Administrative Agent shall undertake one commercial finance examination in each 12 month period at the Loan Parties’ expense; provided that if Availability is less than 15% of the Line Cap at any time (the “Increased Inspection Trigger Event”), the Administrative Agent may, in its discretion, undertake up to two commercial finance examinations in the 12 month period after the occurrence of any Increased Inspection Trigger Event, at the Loan Parties’ expense. Notwithstanding the foregoing, the Administrative Agent may cause additional commercial finance examinations to be undertaken (i) as it, in its discretion, deems necessary or appropriate, but not more than one additional time during any 12 month period, and at its own expense, or (ii) if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.
▪Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base. Except as otherwise provided below, all such costs, fees and expenses of such professionals shall be at the expense of the Loan Parties. The Loan Parties acknowledge that the Administrative Agent shall undertake one Inventory appraisal in each 12 month period at the Loan Parties’ expense; provided that if an Increased Inspection Trigger Event has occurred, the Administrative Agent may, in its discretion, undertake up to two Inventory appraisals in the 12 month period after the occurrence of any Increased Inspection Trigger Event, at the Loan Parties’ expense; provided, further, that after the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, in its discretion, undertake one additional Inventory appraisal, at the Loan Parties’ expense. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals to be undertaken as it in its discretion deems necessary or appropriate, but not more than one additional time during any 12 month period, and at its own expense.

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6.11Use of Proceeds. Use the proceeds of the Revolving Credit Borrowings (a)  to issue Letters of Credit in the ordinary course of business, (b) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (c) to finance or refinance the working capital and capital expenditures needs of the Lead Borrower and its Restricted Subsidiaries (including, without limitation, to refinance the Existing Canadian ABL Facility on the Second Restatement Effective Date) and (d) for general corporate purposes (including any actions permitted by Article VII) of the Restricted Group.
6.12Covenant to Guarantee Obligations and Give Security.
▪Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary other than an Excluded Subsidiary by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), or upon the acquisition of any personal property (other than “Excluded Property,” as defined in the applicable Security Agreement) by any Loan Party, which personal property, in the reasonable judgment of the Collateral Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, then the Lead Borrower shall, in each case at the Lead Borrower’s expense:
•in connection with the formation or acquisition of a Restricted Subsidiary, within 30 days after such formation or acquisition or such longer period as the Administrative Agent may agree in its sole discretion, (A) cause each such Restricted Subsidiary that is not an Excluded Subsidiary, to duly execute and deliver to the Administrative Agent and the Collateral Agent a Guaranty or Guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, Guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) (if not already so delivered and to the extent such Equity Interests are evidenced by certificates) deliver certificates representing the Equity Interests of such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to the Collateral Agent, together with supplements to the applicable Security Agreement (and, if applicable, supplements to the other Collateral Documents) with respect to the pledge of any Equity Interests or Indebtedness and any additional assets of such Restricted Subsidiary in accordance with the applicable Security Agreement, Intellectual Property Security Agreement and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the applicable Security Agreement, Intellectual Property Security Agreement and the other Collateral Documents), securing payment of all

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the ABL Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;
•within 30 days after such formation or acquisition, or such longer period as the Administrative Agent may agree in its sole discretion, furnish to the Administrative Agent and the Collateral Agent a supplement to the Perfection Certificate with respect to the Collateral and applicable information pertaining to such Restricted Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;
•within 30 days after such formation or acquisition, or such longer period as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Restricted Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent other agreements, documents and instruments as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the applicable Security Agreement), securing payment of all the ABL Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;
•within 30 days after such formation or acquisition, or such longer period as the Administrative Agent may agree in its sole discretion, take, and cause such Restricted Subsidiary that is not an Excluded Subsidiary to take, whatever additional action (including, without limitation, the filing of Uniform Commercial Code financing statements and PPSA filings, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens (to the extent required by the Collateral Documents) on the properties purported to be subject to the Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;
•[reserved]; and
•at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Collateral Agent in its or their reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such Guaranties, Security Agreement

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Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents.
▪Notwithstanding the foregoing, the Collateral Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.
▪For the avoidance of doubt, changes in organization of a Loan Party or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not constitute a formation or acquisition of a Restricted Subsidiary; provided that within ten days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) such converted entity shall deliver such instruments and documents (including Uniform Commercial Code financing statements and affirmation of its obligations under the Loan Documents and PPSA filings) and take all such other action as the Administrative Agent or the Collateral Agent may deem necessary or desirable in preserving the continuing validity and perfection of the Collateral Agent’s Lien on the Collateral owned by (or, in the case of Equity Interests of such Person included in the Collateral, issued by) such Person.
▪Notwithstanding anything to the contrary contained herein (including Section 6.14 hereof and this Section 6.12) or in any other Loan Document, the Administrative Agent shall not accept delivery of any supplement or joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and the Administrative Agent and each Lender has completed its respective Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to the Administrative Agent and each Lender, respectively.
6.13Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and make all reasonable efforts to cause all lessees operating or occupying its owned, leased or operated properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and owned, leased or operated properties; and (c) conduct any investigation, remediation or other response action necessary to address any Environmental Release of Hazardous Materials at any of its owned, leased or operated properties, to the extent required by, and in accordance with, applicable Environmental Laws.

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6.14Further Assurances, Post Closing Obligations.
▪Promptly upon request by the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.
▪No later than December 30, 2022 (or such later date as may be agreed by Administrative Agent in writing in its discretion), cause Administrative Agent to receive duly executed counterparts of a Canadian Deed of Hypothec, in form and substance reasonably satisfactory to Administrative Agent, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified therein, each properly executed by a Responsible Officer of the signing Loan Party.
▪Within 60 days after the Second Restatement Effective Date (or such later date as may be agreed by Collateral Agent in writing in its discretion), deliver to the Collateral Agent modified insurance certificates and endorsements, in form and substance reasonably satisfactory to the Collateral Agent.
▪Within 60 days after the Second Restatement Effective Date (or such later date as may be agreed by Collateral Agent in writing in its discretion), deliver to the Collateral Agent evidence that the registrations with respect to trademarks of Ames Tools Corporation, registered in the former names of the applicable Loan Parties, have been amended of record with the applicable Governmental Authorities, in form and substance reasonably satisfactory to the Collateral Agent.
▪Within 60 days after the Second Restatement Effective Date (or such later date as may be agreed by Administrative Agent in writing in its discretion), deliver to the Administrative Agent evidence of the dissolution of Rocket Installation, Inc., a Georgia corporation, in form and substance reasonably satisfactory to the Administrative Agent.
▪No later than the earlier of (i) 45 days after the Second Restatement Effective Date  (or such later date as may be agreed by Administrative Agent in writing in its discretion) and (ii) the date of the effectiveness of the Canadian Collateral Documents (as defined in the First Lien Credit Agreement), cause to be delivered to the Administrative Agent executed counterparts of an amendment to the ABL/Term Intercreditor Agreement, by each Loan Party, the Administrative Agent, and the Term Loan Agent, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

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6.15OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply (a) with all applicable Sanctions and (b) in all material respects, with Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
6.16Conference Calls. With respect to each full fiscal year for which financial statements have been delivered pursuant to Section 6.01(a), not later than 20 days after the delivery of the financial statements with respect to such fiscal year pursuant to Section 6.01(a), hold, at the request of the Administrative Agent (a) a telephonic conference call with all Lenders who choose to attend such conference call, on which conference call shall be reviewed the financial results and the financial condition of the Lead Borrower and its Restricted Subsidiaries for, and as of the last day of, such fiscal year, and (b) a telephonic conference call with all Private Lenders who choose to attend such conference call, on which conference call shall be reviewed the projections presented for the then-current fiscal year of the Lead Borrower; it being understood that only one such call pursuant to each of clauses (a) and (b) shall be held per calendar year.
6.17ERISA.
▪Provide to the Administrative Agent promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of their respective ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Lead Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.
▪Provide to the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the IRS with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan and (iii) such other documents or governmental reports, filings or findings relating to any Plan (or employee benefit plan sponsored or contributed to by any Loan Party), as the Administrative Agent shall reasonably request.
6.18Cash Management.
▪[Reserved].

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▪Within 90 days after the Second Restatement Effective Date (or such longer period as the Collateral Agent may agree in writing), enter into a Blocked Account Agreement satisfactory in form and substance to the Collateral Agent with each Blocked Account Bank with respect to each DDA maintained with such Blocked Account Bank (collectively, the “Blocked Accounts”).
▪During a Cash Dominion Trigger Period, cause the ACH or wire transfer to the concentration account maintained by the Collateral Agent at Wells Fargo or any other bank that the Collateral Agent may reasonably agree (the “Concentration Account”), no less frequently than daily or, in the case of clause (iv) below, the morning of the Business Day following the Business Day on which the balance in any DDA referred to therein exceeds $50,000 (and whether or not there are then any outstanding ABL Obligations), all cash receipts and collections received by each Loan Party from all sources, including, without limitation, the following:
•all available cash receipts from the sale of Inventory (including without limitation, proceeds of credit card charges) and other assets (whether or not constituting Collateral);
•all proceeds of collections of Accounts;
•all net cash proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Disposition or other transaction or event; and
•the then contents and entire ledger balance of each DDA (net of any minimum balance, not to exceed $50,000, as the Borrower may be required to be kept in the subject DDA by the depository institution or securities intermediate at which such DDA is maintained).
▪The Concentration Account shall at all times during a Cash Dominion Trigger Period be under the sole dominion and control of the Collateral Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, without the consent of the Collateral Agent, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the ABL Obligations, (iii) the funds on deposit in the Concentration Account shall be applied to the ABL Obligations as provided in this Agreement and (iv) any funds remaining on deposit in the Concentration Account after payment in full of the ABL Obligations that are then due and payable shall be promptly (and in any event not later than the next Business Day after the receipt thereof) remitted to the Loan Parties to be used for any purpose not inconsistent with this Agreement. In the event that, notwithstanding the provisions of this Section 6.18, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Collateral Agent, shall not be

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commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day following the receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent.
▪Upon the request of the Collateral Agent, cause bank statements and/or other reports to be delivered to the Collateral Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.
6.19Physical Inventories.
▪Cause not less than one physical inventory count to be undertaken, at the expense of the Loan Parties, in each fiscal year and periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory count or as otherwise may be satisfactory to the Administrative Agent. The Administrative Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Lead Borrower, within 30 days following the completion of such inventory count, shall provide the Administrative Agent with a reconciliation of the results of such inventory count (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.
▪Permit the Administrative Agent, in its discretion, if any Event of Default exists, to cause additional such inventory counts to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties).
▪Cause any property that is subject to any Lien permitted under Section 7.01(p) or (dd) to be easily identifiable and segregated from any other property of the Loan Parties.

NEGATIVE COVENANTS
So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other ABL Obligation hereunder (other than ABL Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), (A) (except with respect to Section 7.15) the Lead Borrower shall not, nor shall it permit any of its

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Restricted Subsidiaries to, directly or indirectly and (B) (with respect to Section 7.15) Holdings shall not:
7.1Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
▪Liens pursuant to any Loan Document;
▪Liens existing on the Second Restatement Effective Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
▪Liens for taxes, assessments or governmental charges which are either (x) immaterial to the Restricted Group taken as a whole or (y) not overdue for a period of more than 30 days and which are being contested in good faith and by appropriate proceedings diligently conducted, and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
▪statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days and which are being contested in good faith and by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
▪pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank Guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries;
▪deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

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▪easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, individually and in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;
▪Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
▪Liens securing Indebtedness permitted under Section 7.03(e); provided, that (i) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
▪Liens on cash, Cash Equivalents or other property arising in connection with any defeasance, discharge or redemption of Indebtedness;
▪leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Lead Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);
▪Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
▪Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and (iv) incurred in connection with a cash management program established in the ordinary course of business;
▪Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or (o) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to

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Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
▪Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03(f);
▪Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Restricted Subsidiary (excluding Liens existing on property of any Person designated as a Restricted Subsidiary in accordance with the second sentence of the definition of “Unrestricted Subsidiary,” provided, however, the foregoing exclusion shall not apply to Liens existing on property that would have otherwise been permitted by this Section 7.01(p) had such Unrestricted Subsidiary been a Restricted Subsidiary at the time such property was acquired by such Unrestricted Subsidiary) after the Second Restatement Effective Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(k)(B);
▪Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
▪any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;
▪Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;
▪Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;
▪Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
▪[Reserved];
▪Permitted Term Indebtedness Liens;

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▪Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Lead Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower or any of its Restricted Subsidiaries, or (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
▪(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);
▪Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Lead Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
▪Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
▪Liens (including put and call arrangements) on Equity Interests or other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;
▪Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
▪other Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed the greater of $30,000,000 and 2% of Consolidated Total Assets; and
▪Liens on the Collateral securing Indebtedness permitted to be incurred pursuant to Section 7.03(t); provided, that (A) the Specified Transaction Conditions are satisfied and (B) such Liens are (i) junior to the Liens on the ABL Priority Collateral securing ABL Obligations pursuant to the ABL/Term Intercreditor Agreement or other customary intercreditor agreement that is reasonably satisfactory to the Administrative Agent and that is entered into among the Collateral Agent, the First Lien Collateral Agent, such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior or pari passu (subject to the foregoing clause (i)) treatment of such Liens relative to the Liens securing the ABL Obligations and (ii) granted under

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collateral documents (which are substantially similar to the Collateral Documents or otherwise reasonably satisfactory to the Administrative Agent) to a collateral agent for the benefit of the holders of such Indebtedness.
7.2Investments. Make or hold any Investments, except:
▪Investments held by the Lead Borrower or such Restricted Subsidiary in the form of Cash Equivalents;
▪loans or advances to officers, directors and employees of Holdings and its Restricted Subsidiaries (i) in an aggregate amount not to exceed $5,000,000 at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes (including payroll payments in the ordinary course of business), and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof in an aggregate amount not to exceed $3,000,000;
▪Investments (i) by any Loan Party in the Lead Borrower or any Subsidiary Guarantor (including any new Restricted Subsidiary which becomes a Subsidiary Guarantor), (ii) by any Restricted Subsidiary of the Lead Borrower that is not a Loan Party in any Loan Party (other than Holdings) or in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary of the Lead Borrower that is not a Loan Party; provided that the aggregate amount of Investments made pursuant to this clause (c)(iii) (other than any such Investments made for the purpose of consummating a substantially simultaneous Permitted Acquisition by the applicable Restricted Subsidiary pursuant to Section 7.02(i)) following the Second Restatement Effective Date, together with the aggregate amount of Investments made pursuant to Section 7.02(i)(B), shall not exceed $40,000,000 at any one time outstanding;
▪Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;
▪Investments arising out of transactions permitted under Sections 7.01, 7.03 (other than Section 7.03(d)(B)(2)), 7.04 (other than Sections 7.04(a)(ii)(B), 7.04(c)(ii) and 7.04(d)), 7.05 (other than Section 7.05(f)(C)), 7.06 (other than Section 7.06(d) with respect to Investments under Section 7.02) and 7.14;
▪Investments existing on the Second Restatement Effective Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

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▪Investments in Swap Contracts permitted under Section 7.03(g);
▪promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05 (other than Section 7.05(f));
▪the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person (such assets or Person being referred to herein as the “Acquired Business”) that, upon the consummation thereof, will be a Restricted Subsidiary (including, without limitation, as a result of a merger, amalgamation, or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):
◦each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Section 6.12;
◦the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to such sellers and all assumptions of Indebtedness in connection therewith) paid by or on behalf of the Lead Borrower and its Restricted Subsidiaries for any such purchase or other acquisition of an entity that does not become a Guarantor or of assets that do not become Collateral because such assets are owned by an entity that is not required to become a Guarantor, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Restricted Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Restricted Subsidiaries of entities that do not become Guarantors or of assets that do not become Collateral, pursuant to this Section 7.02(i)(B), together with the aggregate amount of Investments made pursuant to Section 7.02(c)(iii), shall not exceed $40,000,000;
◦immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing;
◦the Acquired Business shall be an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that the Lead Borrower and its Subsidiaries are engaged in on the Second Restatement Effective Date;

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◦in the case of the acquisition of the Equity Interests of another Person, the Board of Directors of such other Person to be acquired shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition and shall not have commenced any action which alleges that such acquisition will violate applicable Law; and
◦The Lead Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer of the Lead Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;
▪Investments in Joint Ventures, such Investments not to exceed $20,000,000 at any one time outstanding; provided that prior to making any Investments under this Section 7.02(j), the Lead Borrower shall have delivered a statement in reasonable detail from the Lead Borrower setting out the business rationale for such Investment;
▪Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;
▪Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
▪the licensing, sublicensing or contribution of IP Rights pursuant to joint research development or marketing arrangements with Persons other than the Lead Borrower and its Restricted Subsidiaries consistent with past practices;
▪loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Sections 7.06(e), 7.06(f) or 7.06(i) (so long as such amounts are counted as Restricted Payments for purposes of such sections);
▪so long as immediately after giving effect to any such Investment, no Default or Event of Default has occurred and is continuing, other Investments (including

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for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and (i)(B), respectively) not exceeding the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any one time outstanding; provided, however, that, such amount may be increased by the Net Cash Proceeds of Permitted Equity Issuances (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Restricted Payments pursuant to Section 7.06(c) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.14 or to make previous Investments pursuant to this Section 7.02(o);
▪pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise made in connection with Liens permitted under Section 7.01;
▪loans or advances made to distributors in the ordinary course of business and consistent with past practice;
▪Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent of Holdings) to the seller of such Investments;
▪Investments of a Restricted Subsidiary that is acquired after the Second Restatement Effective Date or of a company merged or amalgamated or consolidated into the Lead Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.04 after the Second Restatement Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired by the Lead Borrower and its Restricted Subsidiaries in such transaction and were in existence on the date of such acquisition, merger, amalgamation, or consolidation; and
▪Investments not otherwise permitted under this Section 7.02 (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and (i)(B), respectively); provided that, the Specified Transaction Conditions are satisfied.
7.3Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
▪Indebtedness of the Loan Parties in respect of the ABL Obligations;

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▪Indebtedness outstanding or committed to be incurred on the Second Restatement Effective Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof;
▪Guarantees of any Loan Party (other than Holdings) in respect of Indebtedness of the Lead Borrower or a Restricted Subsidiary otherwise permitted hereunder;
▪Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2) any Loan Party constituting an Investment permitted under Section 7.02(c), 7.02(i), 7.02(o) or 7.02(t), (C) any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided that all such Indebtedness pursuant to this clause (d) shall be (1) unsecured, (2) evidenced by the Intercompany Note, (3) if owed to a Loan Party, subject to the Collateral Agent’s perfected security interest pursuant to the Collateral Documents with the priority specified in the ABL/Term Intercreditor Agreement and (4) if owed by a Loan Party, expressly subordinated in right of payment to the payment in full of the ABL Obligations on terms reasonably satisfactory to the Administrative Agent, and (D) the Canadian ULC in the form of the Specified Intercompany Debt;
▪Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, lease, repair or improvement of any assets (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) used in the business of the Borrowers or any Restricted Subsidiary, in each case within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all Indebtedness incurred pursuant to this Section 7.03(e) at any one time outstanding, including all Permitted Refinancing thereof incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 7.03(e), shall not exceed $275,000,000;
▪Indebtedness of the Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount at any one time outstanding not to exceed $15,000,000;
▪Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
▪guarantees incurred by the Lead Borrower or a Restricted Subsidiary in the ordinary course of business in respect of obligations (not for money borrowed) of a Restricted Subsidiary to a supplier, customer, franchisee, lessor or licensee that in each case is not an Affiliate;

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▪Indebtedness representing deferred compensation to employees of the Lead Borrower and its Restricted Subsidiaries;
▪Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or its direct or indirect parent permitted by Section 7.06;
▪(A) Indebtedness incurred by the Lead Borrower or its Restricted Subsidiaries in a Permitted Acquisition or a Disposition permitted under Section 7.05 under agreements providing for the adjustment of the purchase price or similar adjustments and (B) Indebtedness of any Person acquired pursuant to a Permitted Acquisition that is secured, if at all, only by Liens permitted by Section 7.01(p); provided that (x) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (y) immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (z) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000;
▪Indebtedness arising from agreements of the Lead Borrower or a Restricted Subsidiary providing for customary indemnification, deferred purchase price, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the Permitted Acquisition, or other acquisition or Disposition of any business or assets or Person or any Equity Interests of a Subsidiary otherwise permitted hereunder, provided that, with respect to Dispositions, the maximum liability of the Lead Borrower and the Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Lead Borrower and the Restricted Subsidiaries in connection with such Disposition;
▪Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;
▪Indebtedness in an aggregate principal amount not to exceed the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any time outstanding;
▪Indebtedness in respect of (A) workers’ compensation claims, self-insurance obligations, bankers’ acceptances, customs, Taxes and other similar tax guarantees, in each case incurred in the ordinary course of business and not in connection with the borrowing of money and (B) any customary cash management, cash pooling or netting or setting-off arrangements incurred in the ordinary course of business;

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▪(A) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (a) and (b) in the ordinary course of business and (B) Indebtedness incurred by the Lead Borrower or any of its Restricted Subsidiaries in respect of bank Guarantees, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof;
▪obligations in respect of performance, bid, appeal and surety bonds and performance and completion Guarantees and similar obligations provided by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
▪[reserved];
▪Indebtedness constituting Permitted Term Indebtedness in an aggregate amount at any one time outstanding not to exceed the Permitted Term Indebtedness Cap; and
▪Indebtedness not otherwise permitted under this Section 7.03; provided that, (i) the Specified Transaction Conditions are satisfied and (ii) such Indebtedness shall not have a maturity date that is earlier than the Maturity Date of all Revolving Credit Loans in effect at the time of such incurrence.
7.4Fundamental Changes. Merge, dissolve, liquidate, amalgamate or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:
▪any Restricted Subsidiary may merge or amalgamate with (i) the Lead Borrower (including a merger, the purpose of which is to reorganize the Lead Borrower into a new jurisdiction), provided, that the Lead Borrower shall be the continuing or surviving Person or the surviving Person shall be a Person organized and existing under the laws of the United States or any state thereof and shall expressly assume the obligations of the Lead Borrower pursuant to documents reasonably acceptable to the Administrative Agent or (ii) any one or more other Restricted Subsidiaries, provided, that when (A) any U.S. Borrower or U.S. Guarantor is merging with another Restricted Subsidiary, the U.S. Borrower or U.S. Guarantor, as applicable (and if such merger involves both a U.S. Borrower and a U.S. Guarantor, such U.S. Borrower) shall be the continuing, surviving, or succeeding Person and further provided, that, with respect to the Canadian Loan Parties, any Canadian Loan Party (other than the Canadian Borrower)

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may merge, combine, amalgamate or consolidate with the Canadian Borrower or a Canadian Guarantor so long as a Canadian Borrower or Canadian Guarantor is the continuing, surviving, or succeeding Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03;
▪(i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve, or the Lead Borrower or any Subsidiary may (if the perfection and priority of the Liens securing the ABL Obligations is not adversely affected thereby) change its legal form if the Lead Borrower determines in good faith that such action is in the best interest of the Lead Borrower and its Subsidiaries and is not disadvantageous to the Lenders (it being understood that in the case of any dissolution of a Subsidiary that is a Borrower or a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Subsidiary that is a Borrower or a Guarantor; and in the case of any change in legal form, a Subsidiary that is a Borrower or a Guarantor will remain a Borrower or Guarantor, as applicable, unless such Borrower or Guarantor, as applicable, is otherwise permitted to cease being a Borrower or Guarantor, as applicable, hereunder);
▪any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Borrower or a Guarantor, then (i) the transferee must either be the Lead Borrower or another Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;
▪any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing, surviving, or succeeding Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.12 or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02; and
▪a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(f)(A)).
7.5Dispositions. Make any Disposition, except:
▪Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of

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tangible property no longer used or useful in the conduct of the business of the Lead Borrower and its Restricted Subsidiaries;
▪the abandonment or other Disposition of IP Rights (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned) to the extent Lead Borrower determines in its reasonable business judgment that (i) such IP Rights are not commercially reasonable to maintain under the circumstances and (ii) such Disposition could not reasonably be expected to materially and adversely affect the business of the Lead Borrower or any of its Restricted Subsidiaries;
▪Dispositions of inventory and goods held for sale in the ordinary course of business;
▪Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
▪any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
▪(A) Dispositions permitted by Section 7.04, (B) Liens permitted by Section 7.01 (other than Section 7.01(n)(ii)), (C) Investments permitted by Section 7.02 (other than Section 7.02(e) with respect to Dispositions under this Section 7.05 and Section 7.02(h)) and (D) Restricted Payments permitted by Section 7.06;
▪Dispositions by the Lead Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions; provided that (i) not less than 75% of the purchase price for such property shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision) and (ii) any lease entered into in connection therewith shall not contravene Section 7.03;
▪Dispositions of Cash Equivalents;
▪Dispositions of accounts receivable in connection with the collection or compromise thereof;
▪licensing or sublicensing of IP Rights in the ordinary course of business on customary terms and which does not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries;

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▪sales of property and issuances and sales of Equity Interests (A) among or between Loan Parties (other than Holdings); provided that the sale or issuance by the Lead Borrower of its Equity Interests to Holdings shall be permitted, (B) among or between Restricted Subsidiaries that are not Loan Parties, (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings) or (D) by Loan Parties to Restricted Subsidiaries that are not Loan Parties; provided that the fair market value of all property so Disposed of pursuant to this sub-clause (D) following the Second Restatement Effective Date shall not exceed $25,000,000 in the aggregate;
▪leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries;
▪transfers of property subject to Casualty Events upon receipt of the net cash proceeds of such Casualty Event;
▪[reserved];
▪Dispositions by the Lead Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (o) following the Second Restatement Effective Date shall not exceed $25,000,000 and (iii) not less than 75% of the purchase price for asset or property sold in such Disposition shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision); and
▪Dispositions by the Lead Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that, the Specified Transaction Conditions are satisfied;
provided, however, that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (h) and (j)), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed to any Person that is not a Loan Party as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

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7.6Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
▪each Restricted Subsidiary may make Restricted Payments to the Lead Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Lead Borrower and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);
▪the Lead Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;
▪the Lead Borrower may make Restricted Payments with the cash proceeds contributed to its common equity from the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Investments pursuant to Section 7.02(o) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.14 or to make previous Restricted Payments pursuant to this Section 7.06(c);
▪to the extent constituting Restricted Payments, the Lead Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.02, 7.04, 7.08 or 7.14;
▪the Lead Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings (or, in the case of sub-clause (iv), to the shareholders of a Restricted Subsidiary), so long as, with respect to any such Restricted Payments made pursuant to sub-clause (iv), sub-clause (vii) or sub-clause (viii) below, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom:
•so long as the Lead Borrower is a member of a consolidated, combined or unitary group of which Holdings (or any direct or indirect parent entity of Holdings) is the parent for foreign, Federal, state or provincial or local income tax purposes, the proceeds of which will be used to pay the tax liability to each foreign, Federal, state, provincial or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or any direct or indirect parent entity of Holdings) that includes the Lead Borrower and its Subsidiaries, to the extent such tax liability does not exceed the lesser of (x) the taxes that would have been payable by the Lead Borrower and its Subsidiaries as a stand-alone group and (y) the actual tax liability of Holdings’ (or any direct or indirect parent entity of Holdings’) consolidated, combined, unitary or

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affiliated group, reduced by any such payments paid or to be paid directly by the Lead Borrower or its Subsidiaries;
•the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) (a) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $1,500,000 in any 12-month period plus any reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries or (b) the fees and other amounts described in Section 7.08(d) to the extent that the Lead Borrower would be then permitted under such Section 7.08(d) to pay such fees and other amounts directly;
•the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) franchise taxes and similar taxes and other expenses necessary to maintain its corporate existence;
•the proceeds of which will be used to repurchase the Equity Interests or phantom Equity Interests (including stock appreciation rights and similar incentive or deferred compensation instruments) of Holdings or any of its Restricted Subsidiaries (or to make a Restricted Payment to its direct or indirect parent to enable it to repurchase its Equity Interests or phantom Equity Interests) from directors, employees or members of management of Holdings or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of $20,000,000 in any calendar year; provided, that the Lead Borrower may carry over and make in any subsequent calendar year or years, in addition to the amount for such subsequent calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $20,000,000 with respect to such subsequent calendar year; provided, further, that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key-man life insurance maintained by Holdings (or its direct or indirect parent), the Lead Borrower or a Restricted Subsidiary, to the extent such proceeds are received by the Lead Borrower or a Restricted Subsidiary, plus (B) to the extent contributed in cash to the common equity of the Lead Borrower, the Net Cash Proceeds from the sale of Equity Interests of any of the Lead Borrower’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, the Lead Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Second Restatement Effective Date;

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•the proceeds of which are applied to the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, provided that if such purchase or other acquisition had been made by the Lead Borrower, it would have constituted a “Permitted Acquisition” permitted to be made pursuant to Section 7.02; provided, that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Lead Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Lead Borrower or its Restricted Subsidiaries in order to consummate such purchase or other acquisition;
•repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants;
•[reserved]; and
•the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, other than to Affiliates of Holdings (other than Affiliates that are bona fide investment banks), a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any direct or indirect parent thereof), or any unsuccessful debt offering by any direct or indirect parent of Holdings, in each case directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries;
▪in addition to the foregoing Restricted Payments, additional Restricted Payments following the Second Restatement Effective Date in an aggregate amount not to exceed the greater of $20,000,000 and 1.5% of Consolidated Total Assets;
▪after a Qualifying IPO, Restricted Payments of up to 6% per annum of the Net Cash Proceeds contributed to the common equity of the Lead Borrower from such Qualifying IPO; provided that immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;
▪[reserved];
▪repurchases of Equity Interests of Parent, Holdings, the Lead Borrower or any Restricted Subsidiary to fund the payment of withholding or similar Taxes that are payable by any future, present or former employee, director, manager or consultant (or

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any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with the exercise of stock options; and
▪in addition to the foregoing Restricted Payments, additional Restricted Payments, so long as, the Restricted Payment Conditions are satisfied.
7.7Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Lead Borrower and its Restricted Subsidiaries on the Second Restatement Effective Date or any business reasonably related or ancillary thereto.
7.8Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Lead Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties and their Restricted Subsidiaries, (b) on fair and reasonable terms substantially as favorable to the Lead Borrower or such Restricted Subsidiary as would be obtainable by the Lead Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) [reserved], (d) [reserved], (e) customary fees and indemnities may be paid to any directors of Holdings (or any direct or indirect parent thereof), the Lead Borrower and its Restricted Subsidiaries and reasonable out-of-pocket costs of such Persons may be reimbursed, in each case, to the extent directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries, (f) the Lead Borrower and its Restricted Subsidiaries may enter into employment, severance or collective bargaining arrangements or consultant or employee benefit with officers, employees and directors in the ordinary course of business and transactions pursuant to stock option, stock appreciation rights, stock incentive or other equity compensation plans and employee benefit plans and arrangements in the ordinary course of business, (g) the Lead Borrower and its Restricted Subsidiaries may make payments pursuant to the tax sharing agreements among the Lead Borrower and its Restricted Subsidiaries, (h) Restricted Payments permitted under Section 7.06, (i) Investments in the Lead Borrower’s Subsidiaries and Joint Ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such Joint Venture is only an Affiliate as a result of Investments by the Lead Borrower and its Restricted Subsidiaries in such Subsidiary or Joint Venture) to the extent otherwise permitted under Section 7.02, (j) [reserved], (k) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Lead Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Lead Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person; (l) [reserved]; (m) pledges of Equity Interests of the Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; (n) the provision of cash collateral permitted under Section 7.01 and payments and distributions of amounts therefrom; and (o) transactions pursuant to agreements in existence on the Second Restatement Effective Date and set forth on Schedule 7.08(o) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

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7.9Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or any First Lien Loan Document) that limits the ability:
▪of any Restricted Subsidiary of the Lead Borrower to make Restricted Payments to the Lead Borrower or any Guarantor which is a Restricted Subsidiary of the Lead Borrower or to otherwise transfer property to or invest in the Lead Borrower or any Guarantor, except for (i) any agreement in effect on the Second Restatement Effective Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Lead Borrower in good faith), with respect to such restrictions than those contained in those agreements on the Second Restatement Effective Date, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Lead Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Lead Borrower, provided that (x) any such agreement expressly permits such Restricted Payments, transfers of property and investments to pay the ABL Obligations and (y) the exception in this clause (ii) shall not apply to agreements that are binding on a Person that becomes a Restricted Subsidiary pursuant to the second sentence of the definition of “Unrestricted Subsidiary” unless any such agreement would have otherwise been permitted under this Section 7.09(a) had such Person been a Restricted Subsidiary at the time of entering into such agreement, (iii) any agreement included in any agreement governing Indebtedness of a Restricted Subsidiary of the Lead Borrower which is not a Loan Party which is permitted by Section 7.03; (iv) (x) any agreement in connection with a Disposition permitted by Section 7.05 and (y) customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business (including agreements entered into in connection with any Investment permitted under Section 7.02), which limitation is applicable only to the assets that are the subject of such agreements, (v) customary provisions in joint venture agreements or other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to such Joint Venture entered into in the ordinary course of business, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) customary restrictions contained in Permitted Term Indebtedness and Indebtedness incurred pursuant to Section 7.03(f), (n) or (t) (provided that the provisions of any such Indebtedness are not, taken as a whole, materially more restrictive (as determined by the Lead Borrower in good faith) than similar restrictions contained in the First Lien Credit Agreement), (viii) applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, (ix) [reserved], or (x) restrictions on cash or other deposits or net worth imposed by customers, suppliers or

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landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; or
▪of Holdings or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the ABL Obligations except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(e) or 7.03(k)(B) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (iii) customary restrictions contained in Permitted Term Indebtedness and Indebtedness incurred pursuant to Section 7.03(f), (n) or (t) (provided that such restrictions do not restrict the Liens securing the ABL Obligations or the priority thereof required by the ABL/Term Intercreditor Agreement), (iv) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposit, (v) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vi) restrictions arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, and (vii) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.
7.10Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, (a) to purchase or carry Margin Stock, (b) to extend credit to others for the purpose of purchasing or carrying Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the FRB, (c) other than pursuant to and in accordance with Section 6.11, (d) to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (e) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
7.11Fixed Charge Coverage Ratio. During any Covenant Trigger Period, permit the Fixed Charge Coverage Ratio as of the last day, as calculated on a Pro Forma Basis, of the most recently completed period of four consecutive fiscal quarters ending prior to the commencement of such Covenant Trigger Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), to be less than 1.00 to 1.00.
7.12Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; it being understood and agreed that changes in organization of the Lead Borrower or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability

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company) shall not be deemed materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; provided that the Lead Borrower and its Restricted Subsidiaries shall comply with the provisions of Sections 6.12 and 6.14 with respect to such changes in organization.
7.13Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) in the case of the Lead Borrower only, fiscal year.
7.14Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness incurred pursuant to Section 7.03(t) that, in each case, is either unsecured or subordinated in right of payment to the ABL Obligations (collectively, together with any Permitted Refinancing of any of the foregoing, “Junior Financing”), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except: (i) any prepayment of Junior Financing so long as, the Specified Transaction Conditions are satisfied; (ii) (A) the repayment, prepayment or refinancing of any Junior Financing with the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.14) and (B) the refinancing of any Indebtedness described in the preceding clause (a)(1) with the proceeds of any Permitted Term Indebtedness that is unsecured or subordinated in right of payment to the ABL Obligations, in each case, to the extent not required to prepay any Revolving Credit Loans pursuant to Section 2.05(b); (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests); and (iv) the prepayment of any Junior Financing or Permitted Refinancing thereof, in an aggregate amount following the Second Restatement Effective Date not to exceed an amount (which shall not be less than zero) equal to the greater of $20,000,000 and 1.5% of Consolidated Total Assets; or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders any term or condition of any Junior Financing Documentation (provided that a certificate of the Chief Financial Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to any such modification or change, together with a reasonably detailed description of the material terms and conditions of such modification or change or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of its objection during such five Business Day period).

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7.15Holding Companies.
▪In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Lead Borrower and the performance of its obligations under the Loan Documents or any Permitted Term Indebtedness, (ii) incur any Indebtedness (other than (x) the ABL Obligations and any Permitted Term Indebtedness, (y) intercompany Indebtedness incurred in lieu of Restricted Payments permitted under Section 7.06 and Indebtedness of the type described in Sections 7.03(i) through (m) (other than Section 7.03(k)(B)), 7.03(o) and 7.03(p) and (z) Guarantees of Indebtedness permitted by Section 7.03(n) or (t)), (iii) create, incur, assume or suffer to exist any Lien on any Equity Interests of the Lead Borrower (other than Liens pursuant to any Loan Document, any Permitted Term Indebtedness Liens and non-consensual Liens arising solely by operation of law); or (iv) make any Investments (other than (x) Investments in the Lead Borrower or its Restricted Subsidiaries (including any temporary Investments to facilitate Permitted Acquisitions and other Investments permitted by Section 7.02) or (y) Investments of the type permitted by Section 7.02(a), (b), (h), (k), or (m)).
▪[Reserved].
▪Nothing in this Section 7.15 shall prevent Holdings from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) [reserved], (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), (iv) making Restricted Payments or Dispositions (other than Dispositions of the Equity Interests of the Lead Borrower), (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Lead Borrower, (vi) holding any cash and Cash Equivalents (but not operating any property), (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders and (ix) any activities incidental to the foregoing.
7.16Deposit Accounts; Credit Card Processors. Open any new DDA (other than any Excluded DDA) unless the Loan Parties shall have delivered to the Collateral Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.18 and otherwise satisfactory to the Collateral Agent within 90 days (or such longer period as the Collateral Agent may agree in writing) of opening such new DDA.
7.17Canadian Defined Benefit Pension Plans. Establish, maintain, sponsor, contribute to or otherwise incur or assume liability or obligations in respect of a Canadian

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Defined Benefit Pension Plan or amalgamate with a Person that maintains, sponsors or otherwise has liability for any Canadian Defined Benefit Pension Plan during the term of this Agreement.

EVENTS OF DEFAULT AND REMEDIES
8.1Events of Default. Any of the following shall constitute an Event of Default (each, an “Event of Default”):
▪Non-Payment. The Borrowers or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan any L/C Obligation or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or
▪Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) Section 6.02(d), Section 6.03(a), Section 6.05 (solely with respect to the Lead Borrower), Section 6.11, Section 6.18(c) (subject to clause (b)(ii) below) or Article VII (subject to, in the case of the financial covenant contained in Section 7.11, the cure rights contained in Section 8.03), (ii) Section 6.02(b), Section 6.02(e), Section 6.18(b), and Section 6.18(c) (solely with respect to the initial Covenant Trigger Event with respect to any Covenant Trigger Period) and such failure described in this clause (b)(ii) continues for one Business Day, (iii) Section 6.02(c) and such failure described in this clause (b)(iii) continues for three days, or (iv) Section 6.01(c) and Section 6.02(a) and such failure described in this clause (b)(iv) continues for five days; or
▪Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent or the Collateral Agent to the Lead Borrower; or
▪Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
▪Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any (x) Indebtedness under the First Lien Credit Agreement, (y) [reserved] or (z) any other Indebtedness (other than Indebtedness hereunder) having (in

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the case of this clause (z)) an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or
▪Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries that is not an Immaterial Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days or an order for relief is entered in any such proceeding; or
▪Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary that is not an Immaterial Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 calendar days after its issue or levy; or
▪Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60

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consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
▪ERISA; Canadian Pension Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) a Canadian Pension Event occurs with respect to a Canadian Pension Plan that could reasonably be expected to subject any Canadian Loan Party to any tax, penalty or other liabilities under the applicable Canadian pension standards Laws or under the Income Tax Act (Canada) in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; (iii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or (iv) if any Canadian Loan Party is in default with respect to required payments to a Canadian Pension Plan or any Lien arises (save for contribution amounts not yet due or payable to a Canadian Pension Plan) in connection with any Canadian Pension Plan which could reasonably be expected to result in a Material Adverse Effect; or
▪Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the ABL Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the ABL Obligations and termination of the Aggregate Commitments), or purports to revoke or rescind any Loan Document; or
▪Change of Control. There occurs any Change of Control; or
▪Collateral Documents. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien on and security interest in the Collateral covered thereby with the priority required by the ABL/Term Intercreditor Agreement, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to Section 4.01, Section 6.12 or Section 6.14 or results from the failure of the Collateral Agent (or a bailee on its behalf in accordance with the ABL/Term Intercreditor Agreement) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

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Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary shall be deemed to exclude any Immaterial Subsidiary (provided however that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).
8.2Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
▪declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
▪declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
▪require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
▪exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Revolving Credit Facility have been designated as “Designated Senior Debt,” and/or under applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law or upon the occurrence of an Event of Default under Section 8.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.3Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Lead Borrower fails to comply with the requirements of the financial covenant set forth in Section 7.11, then (a) after the beginning of the applicable fiscal quarter, until the expiration of the 10th day subsequent to the date the relevant financial statements are required to be delivered with respect to such fiscal quarter pursuant to Section 6.01(a) or 6.01(b), Holdings shall have the right to issue common equity for cash and to

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contribute such cash as common equity to the capital of the Lead Borrower (the “Cure Right”), and upon the receipt by the Lead Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Holdings of such Cure Right, the calculation of Consolidated EBITDA as used in the financial covenant set forth in Section 7.11 shall be recalculated giving effect to the following pro forma adjustments:
•Consolidated EBITDA shall be increased, solely for the purpose of measuring the financial covenant set forth in Section 7.11 and not for the purpose of determining satisfaction of the Specified Transaction Conditions, the Restricted Payment Conditions or the availability or amount of any covenant baskets or carve-outs, by an amount equal to the Cure Amount; provided that the receipt by the Lead Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement, including for purposes of determining the availability or amount of any covenant baskets or carve-outs, the applicability of the Specified Transaction Conditions or the Restricted Payment Conditions; and
•If, after giving effect to the foregoing recalculations, the Lead Borrower shall then be in compliance with the requirements of the financial covenant set forth in Section 7.11, the Lead Borrower shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 7.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 7.11 that had occurred shall be deemed cured for the purposes of this Agreement; and
▪upon receipt by the Administrative Agent of written notice, prior to the expiration of the 10th day subsequent to the date the relevant financial statements are required to be delivered pursuant to Section 6.01 (the “Anticipated Cure Deadline”), that the Lead Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the financial covenant set forth in Section 7.11 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline; provided that, for the avoidance of doubt, no Credit Extension under the Revolving Credit Facility shall be made for so long as the Lead Borrower is not in compliance with the financial covenant set forth in Section 7.11 and such non-compliance has not been cured in accordance with the provisions of this Section 8.03.
Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Revolving Credit Facility, and (iii) for purposes of this Section 8.03, the Cure Amount

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utilized shall be no greater than the amount required for purposes of complying with the financial covenant set forth in Section 7.11.
8.4Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the ABL Obligations shall, subject to the provisions of Sections 2.15 and 2.16 and the prior payment and distribution of the proceeds of the Term Priority Collateral to the Designated Term Representative (for distribution in accordance with the Term Loan Documents), in accordance with the ABL/Term Intercreditor Agreement, be applied by the Collateral Agent in the following order:
First, to payment of that portion of the ABL Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent, each in its capacity as such;
Second, to payment of that portion of the ABL Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the ABL Obligations constituting principal and accrued and unpaid interest on any Protective Overadvances;
Fourth, to the extent that Swing Line Loans have not been refinanced by a Revolving Credit Loan, to payment to the Swing Line Lender of that portion of the ABL Obligations constituting accrued and unpaid interest on the Swing Line Loans;
Fifth, the extent that Swing Line Loans have not been refinanced by a Revolving Credit Loan, to payment to the Swing Line Lender of that portion of the ABL Obligations constituting unpaid principal of the Swing Line Loans;
Sixth, to payment of that portion of the ABL Obligations constituting accrued and unpaid L/C Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Sixth payable to them;
Seventh, (i) to payment of that portion of the ABL Obligations constituting (x) unpaid principal of the Loans, the L/C Borrowings and (y) principal or any other payments then owing under Secured Hedge Agreements and the Secured Cash

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Management Agreements, for which, in the case of this clause (y), Reserves have been established by the Administrative Agent and (ii) to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Section 2.03 and 2.15, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Seventh payable to them;
Eight, to the payment of all other ABL Obligations of the Loan Parties that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such ABL Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date;
Ninth, in respect of the proceeds of the ABL Priority Collateral only, to the Designated Term Representative, to be applied in accordance with the Term Loan Documents or as otherwise provided in the ABL/Term Intercreditor Agreement; and
Last, the balance, if any, after all of the ABL Obligations and all obligations under the Term Loan Documents have been indefeasibly paid in full, to the Borrowers (to be wired to the applicable Designated Account) or as otherwise required by Law.
Subject to Sections 2.03(n) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing thereon, such remaining amount shall be applied to the other ABL Obligations, if any, in the order set forth above.
Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.02(g).
Notwithstanding anything herein to the contrary, the Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the ABL Obligations otherwise set forth above in this Section 8.04.

ADMINISTRATIVE AGENT AND OTHER AGENTS
9.1Appointment and Authorization of Agents.
▪Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on

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its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
▪Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
▪The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.
9.2Delegation of Duties. The Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for

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purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. None of the Administrative Agent or the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of its own gross negligence or willful misconduct to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction.
9.3Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
9.4Reliance by Agents.
▪Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and L/C Issuers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required

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Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and L/C Issuers.
▪For purposes of determining compliance with the conditions specified in Section 4.01, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender and L/C Issuer unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Restatement Effective Date specifying its objection thereto.
9.5Notice of Default. None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the applicable Lenders and L/C Issuers, unless it shall have received written notice from a Lender or the Lead Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” Each of the Administrative Agent and the Collateral Agent will notify the Lenders and L/C Issuers of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders and L/C Issuers.
9.6Credit Decision; Disclosure of Information by Agents. Each Lender and L/C Issuer acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender and L/C Issuer as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and L/C Issuer represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender and L/C Issuer also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects,

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operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders and L/C Issuers by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender and L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
9.7Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders and L/C Issuers shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender and L/C Issuer shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender and L/C Issuer or any other Person. Without limitation of the foregoing, each Lender and L/C Issuer shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other ABL Obligations and the resignation of the Administrative Agent or the Collateral Agent.
9.8Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders and L/C Issuers acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them.

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With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and L/C Issuer and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.
9.9Successor Agents. (a) The Administrative Agent may resign as the Administrative Agent and the Collateral Agent upon 30 days’ notice to the Lenders. If an Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of a Specified Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed and shall be deemed given if the Borrowers fail to respond within ten Business Days). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” and “Collateral Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and the Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective on such date and the retiring Administrative Agent may (but shall not be obligated to) with the consent of the Lead Borrower at all times other than during the existence of a Specified Event of Default (which consent shall not be unreasonably withheld or delayed and shall be deemed given if the Borrowers fail to respond within ten Business Days), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent from among the Lenders. If a successor Administrative Agent has not so been appointed, the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. With effect from the date which is 30 days following the retiring Administrative Agent’s notice of resignation (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor

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Administrative Agent as provided for above. Upon the acceptance of any appointment as the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent and the Collateral Agent.
▪Any resignation by the Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as the Swing Line Lender, an L/C Issuer and the Collateral Agent. Upon the acceptance of a successor’s appointment as Administrative Agent, hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, the retiring Swing Line Lender and the retiring Collateral Agent, (ii) the retiring L/C Issuer, the retiring Swing Line Lender and the retiring Collateral Agent shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.10Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or other judicial proceeding relative to any Loan Party, the Administrative Agent or the Collateral Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or the Collateral Agent shall have made any demand on any of the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
▪to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other ABL Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent under Sections 2.03(k), 2.09 and 10.04) allowed in such judicial proceeding; and

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▪to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent or the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the ABL Obligations or the rights of any Lender or to authorize the Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.
9.11Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential or actual Hedge Banks and potential or actual Cash Management Banks) and each L/C Issuer irrevocably authorizes the Collateral Agent, at its option and in its discretion,
▪to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all ABL Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) that is granted by a Guarantor that is released pursuant to Section 9.11(c);
▪to subordinate or release any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or, in the case of subordination only, 7.01(p); and

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▪to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.
Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
9.12Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, none of the Administrative Agent or the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, ABL Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent and the Collateral Agent have received written notice of such ABL Obligations, together with such supporting documentation as the Administrative Agent or the Collateral may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
9.13Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “joint lead arranger,” “bookrunner,” or “co-documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
9.14Appointment of Supplemental Administrative Agents.
▪Each of the Administrative Agent and the Collateral Agent is hereby authorized to appoint additional Persons selected by it in its sole discretion as a separate

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trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).
▪In the event that the Collateral Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers, privileges and duties with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 9.07 (obligating the Borrowers to pay the Collateral Agent’s expenses and to indemnify the Collateral Agent) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Administrative Agent, as the context may require.
▪Should any instrument in writing from any Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Administrative Agent.
9.15Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or

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otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Loan Party or the relevant Lender.
9.16Certain ERISA Matters.
▪Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true.
•such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments, or this Agreement;
•the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement;
•(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, or

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•such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
▪In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.17Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.
By becoming a party to this Agreement, each Lender:
▪is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of the Administrative Agent, and the Administrative Agent shall so furnish each Lender with such Reports,
▪expressly agrees and acknowledges that the Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
▪expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon Holdings’ and its Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,
▪agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing

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and contemplated business plans in a confidential manner in accordance with Section 10.08, and
▪without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing, (x) any Lender may from time to time request of the Administrative Agent in writing that the Administrative Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to the Administrative Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, the Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that the Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request the Administrative Agent to exercise such right as specified in such Lender’s notice to the Administrative Agent, whereupon the Administrative Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, the Administrative Agent promptly shall provide a copy of same to such Lender, and (z) any time that the Administrative Agent renders to Borrowers a statement regarding the Loan Account, the Administrative Agent shall send a copy of such statement to each Lender.

MISCELLANEOUS
10.1Amendments, Etc. Except as expressly provided in Sections 2.08 and 2.20, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) the Administrative Agent and the Lead Borrower may, with the consent of the other (and no other Person), amend, modify or supplement this

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Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent, any L/C Issuer or any Lender or to cause one or more Loan Documents to be consistent with other Loan Documents and (y) no such amendment, waiver or consent shall:
▪extend or increase the Revolving Credit Commitment of any Lender or the Canadian Revolving Credit Sublimit without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Revolving Credit Commitments (other than any such reduction pursuant to Section 2.06(b)(ii)) shall not constitute an extension or increase of any Revolving Credit Commitment of any Lender);
▪postpone any date scheduled for any payment of principal of, or interest on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby;
▪reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definitions of Availability or Average Daily Availability or in the component definitions thereof shall not constitute a reduction in the rate; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
▪change any provision of this Section 10.01, Section 2.06(c) or the definition of “Required Lenders,” “Required Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
▪release all or substantially all of the Collateral in any transaction or series of related transactions or place a Lien on any real property of a Loan Party as security for any Secured Obligations, without the written consent of each Lender;
▪release all or substantially all of the value of the guarantees made by the Guarantors, without the written consent of each Lender;
▪change (A) Section 2.06(c) in a manner that would alter the term of pro rata sharing of reductions in the Revolving Credit Facility required thereby without the written consent of each Lender and (B) Section 2.13 or Section 8.04 in a manner that

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would alter the order or pro rata sharing of payments required thereby without the written consent of each Lender;
▪modify the definition of Protective Overadvance or Section 2.02(f) so as to increase the amount of the Protective Overadvances and Overadvance Loans or, except as otherwise provided in the definition of Protective Overadvances, the time period for which a Protective Overadvance or Overadvance Loan may remain outstanding, without the written consent of each Lender;
▪(x) increase any advance rate percentage or eligibility criteria set forth in the definition of Borrowing Base or (y) otherwise change the definition of the Borrowing Base or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased, in each case, without the written consent of the Required Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;
▪except for the reinstatement of an Interest Period pursuant to Section 2.20, change the definition of “Interest Period” to add an additional tenor which is applicable with respect to Term SOFR or ~~the Eurocurrency Rate~~Term CORRA, without the written consent of each Lender;
▪subordinate any of the ABL Obligations or Loans hereunder to any other Indebtedness or subordinate any Lien securing any of the ABL Obligations on all or substantially all of the Collateral to any other Lien securing any other Indebtedness, except, in each case, Indebtedness that is expressly permitted under the Loan Documents (as in effect on the Second Restatement Effective Date) to be senior to the ABL Obligations or Loans or to be secured by a Lien that is senior to the Lien securing the ABL Obligations or Loans, in each case, without the written consent of each Lender; or
▪modify the definition of Alternative Currency, without the written consent of each Lender;
and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties

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thereto; (v) this Agreement may be amended (or amended and restated) to the extent required to give effect of the provisions of Section 2.14; (vi) any amendment contemplated by Section 2.20 of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 2.20 hereof; and (vii) any amendment contemplated by Section 2.08(d) of this Agreement in connection with the use or administration of any initial Benchmark shall be effective as contemplated by such Section 2.08(d). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Further, no real property shall be taken as Collateral unless Lenders receive 45 days’ advance notice and each Lender confirms to the Administrative Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise satisfactory to such Lender. At any time that any real property constitutes Collateral, no modification of a Loan Document shall add, increase, renew or extend any loan, commitment or credit line hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders.
10.2Notices; Effectiveness; Electronic Communications.
▪General. Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile, and all notices and other communications expressly permitted hereunder to be given by telefacsimile shall be made to the applicable number, as follows:
•if to Holdings, any Borrower, the Administrative Agent, the Collateral Agent, the Swing Line Lender or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a); and
•if to any other Lender, to the address, telecopier number, electronic mail address, electronic mail address, or telephone number specified in its Administrative Questionnaire.

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Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
▪Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article II by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
▪The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to Holdings, the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any

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Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, the Borrowers, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
▪Change of Address, Etc. Each of Holdings, the Borrowers, the Administrative Agent, the Collateral Agent, the Swing Line Lender and each L/C Issuer and may change its address, electronic mail, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the Collateral Agent, the Swing Line Lender and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Lead Borrower or its securities for purposes of United States federal or state securities laws.
▪Reliance by Administrative Agent, Collateral Agent, L/C Issuers and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers (or any of them) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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10.3No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) the Swing Line Lender and each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Swing Line Lender or an L/C Issuer, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.4Expenses and Taxes. The Lead Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent and the Arrangers for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one firm of U.S. counsel, one firm of Canadian counsel, and one firm of Quebec counsel to the Administrative Agent, the Collateral Agent, the Syndication Agent and the Arrangers and, if necessary, of one local counsel in each other relevant jurisdiction and of special

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and conflicts counsel), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent, each Arranger, each L/C Issuer and each Lender for all out-of-pocket costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or any proceeding under any Debtor Relief Law concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action with respect to the Collateral, including the fees, disbursements and other charges of counsel (limited to the fees, disbursements and other charges of one firm of U.S. counsel, one firm of Canadian counsel, and one firm of Quebec counsel to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Arrangers, the L/C Issuers, and the Lenders taken as a whole, and, if necessary, of one local counsel in each other relevant jurisdiction and of special counsel and, in the event of any conflict of interest, one additional counsel for the Administrative Agent, the Collateral Agent, the Syndication Agent, each Arranger, each L/C Issuer and each Lender subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01. The foregoing costs and expenses shall include (i) all photocopying, notarization, couriers and messengers, telecommunication, search, filing, recording, insurance and appraisal charges and fees and taxes related thereto, (ii) the Administrative Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (iii) the Administrative Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith (iv) customary charges imposed or incurred by the Administrative Agent resulting from the dishonor of checks payable by or to any Loan Party, (v) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (vi) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 6.10 of this Agreement, (vii) the Administrative Agent’s and Lenders’ reasonable, documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, the Administrative Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, and (viii) the Administrative Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses

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relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents. All amounts due under this Section 10.04 shall be paid within five Business Days after invoiced or demand therefor. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other ABL Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent, the Collateral Agent, the Syndication Agent, any Arranger, any L/C Issuer or any Lender, in its sole discretion.
10.5Indemnification by the Lead Borrower. The Lead Borrower shall indemnify and hold harmless the Administrative Agent, the Syndication Agent, each Arranger, each Agent-Related Person, each Lender, each L/C Issuer and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees, advisors, and other representatives and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one U.S. firm of counsel and one Canadian firm of counsel to the Indemnitees taken as a whole, (ii) in the case of any conflict of interest, additional counsel to the affected Lender or group of Lenders, limited to one such additional counsel so long as representation of each such party by a single counsel is consistent with and permitted by professional responsibility rules, and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Revolving Credit Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any Environmental Release of Hazardous Materials on or from any property currently owned, leased or operated by the Lead Borrower, any Subsidiary or any other Loan Party or its Subsidiaries, or any Environmental Liability related in any way to the Lead Borrower, any Subsidiary or any other Loan Party (other than any Environmental Release or Environmental Liability resulting solely from acts or omissions by Persons other than the Lead Borrower, its Subsidiaries or any other Loan Party, with respect to the applicable property after the Collateral Agent sells the respective property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), (d) the Fee Letter or (e) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation,

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litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is brought by the Lead Borrower or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) arise from a dispute that does not involve any action or omission of the Lead Borrower or any of its Affiliates and is solely among the Indemnitees (other than in connection with any such party acting in its capacity as an Arranger or an Agent) or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliates’ bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliate’s bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents. No Indemnitee or Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Second Restatement Effective Date); provided that the foregoing shall not affect the Loan Parties’ indemnification obligations pursuant to this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.
No Loan Party shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without the Lead Borrower’s consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Lead Borrower’s consent, or if there is a judgment against an Indemnitee in any such claim, investigation, litigation or proceeding, the Lead Borrower agrees to indemnify and hold harmless each Indemnitee in the manner set forth above. Notwithstanding the immediately preceding sentence, if at any time an Indemnitee shall have requested in accordance with this Section 10.05 that the Lead Borrower reimburses such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any claim, investigation, litigation or proceeding, which legal or other expenses are reimbursable pursuant to this Section 10.05, the Lead Borrower shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without the Lead Borrower’s written consent if (a) such settlement is entered into more than 45 days after such request for reimbursement is sent to the Lead Borrower and (b) the Lead Borrower shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement

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(unless such reimbursement request is subject to a good faith dispute). The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any L/C Issuer or any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other ABL Obligations. For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes arising from a non-Tax claim, shall be covered by Section 3.01 and shall not be covered by this Section 10.05.
10.6Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers (or any of them) is made to any Agent, to any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent or the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the ABL Obligations and the termination of this Agreement.
10.7Successors and Assigns.
▪The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and each L/C Issuer (except as permitted by Section 7.04), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
▪Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s) and the Loans (including for purposes of this

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Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that (i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment(s) under the Revolving Credit Facility and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need to be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not apply to a Swing Line Lender’s rights and obligations in respect of Swing Line Loans; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition (A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is made to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, or (3) in connection with the primary syndication of the Revolving Credit Facility, such assignment is made to a Lender that has been identified to and consented to by the Lead Borrower prior to the Second Restatement Effective Date, provided that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; and (C) the consent of each L/C Issuer and each Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and

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recording fee in the case of any assignment); (v) no such assignment shall be made to (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) a natural person, (C) Holdings, the Lead Borrower, any of their Subsidiaries or any of their Affiliates or (D) absent the consent of the Lead Borrower (which consent may be withheld in the sole discretion of the Lead Borrower), to a Person (an “Ineligible Assignee”) disclosed on a list posted on the Platform prior to the Second Restatement Effective Date, as updated from time to time (but no more often than quarterly) by the Lead Borrower to include competitors of the Lead Borrower (but not other Persons) by posting a new such list of Ineligible Assignees on the Platform; provided that, notwithstanding anything to the contrary, the Administrative Agent shall not have any obligation to determine whether any potential assignee is an Ineligible Assignee or any liability with respect to any assignment made to an Ineligible Assignee; (vi) the assigning Lender shall deliver any Notes evidencing such Loans to the Lead Borrower or the Administrative Agent; and (vii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04, and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request,

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and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).
▪The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations, L/C Borrowings and amounts due under Sections 2.03 and 2.09, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by any Borrower, any Agent and any Lender with respect to such Lender’s entry, at any reasonable time and from time to time upon reasonable prior notice.
▪Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, an Ineligible Assignee or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans (including for purposes of this Section 10.07(d), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further that the Administrative Agent shall not have any obligation to determine whether any potential Participant is an Ineligible Assignee or any liability with respect to any participation sold to an Ineligible Assignee. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the

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Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
▪A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 3.01 and Section 3.04 unless such Participant agrees, for the benefit of the Lead Borrower, to comply with obligations, restrictions and limitations under such Sections and Section 3.07 as though it were a Lender. Each Lender that sells a participation agrees to cooperate with the Lead Borrower to effectuate the provisions of Section 3.07 with respect to any Participant.
▪Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
▪Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
▪Notwithstanding anything to the contrary contained herein, if at any time the Administrative Agent assigns all of its Revolving Credit Commitments and Loans pursuant to Section 10.07(b), the Administrative Agent may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as the Swing Line Lender. In the event of any such resignation as L/C Issuer or the Swing Line Lender, the Borrowers shall be entitled to appoint from

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among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of the Administrative Agent as an L/C Issuer or the Swing Line Lender, as the case may be. If the Administrative Agent resigns as an L/C Issuer or the Swing Line Lender, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.03(e)). If the Administrative Agent resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to all Swing Line Loans made by it and outstanding as of the effective date of such resignation as the Swing Line Lender. Upon the appointment of a successor L/C Issuer or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the Administrative Agent to effectively assume the obligations of the Administrative Agent with respect to such Letters of Credit.
▪Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain a register on which it enters the name and address of each Participant, and the amount of each such Participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in such Lender’s rights and/or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such rights and/or obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation interest.
10.8Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates, to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors and to the Persons approving or administering a Loan on behalf of an Agent or a Lender (it being understood that all Persons pursuant to clause (a) to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested or required by any regulatory authority having or purporting to have jurisdiction over such Agent, Lender or its respective Affiliates (including any self-regulatory authority such as the National Association of Insurance

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Commissioners) or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Lead Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or to any prospective counterparty to any Cash Management Agreement or Swap Contract; (g) with the consent of the Lead Borrower; (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.08 or (B) is independently developed by such Agent, Lender or any of their respective Affiliates; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating such Agent or Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Revolving Credit Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided, that, in the case of information received from a Loan Party after the Second Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Agents, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Lead Borrower, Holdings or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
10.9Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent,

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Lender and L/C Issuer is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on their own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all ABL Obligations owing to such Agent, Lender or L/C Issuer hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, such Lender or such L/C Issuer shall have made demand under this Agreement or any other Loan Document and although such ABL Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the ABL Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent, each Lender and L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Agent, such Lender and L/C Issuer may have.
10.10Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the ABL Obligations hereunder. In addition to the foregoing, if any provision of this Agreement or of any of the other Loan Documents would obligate the Canadian Borrower or any other Loan Party to make any payment of “interest” (as defined in Section 347 (the “Criminal Code Section”) of the Criminal Code (Canada)) or other amount payable to any Lender in an amount or calculated at a rate that would exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section on the “credit advanced” (as defined in the Criminal Code Section) or would otherwise be prohibited by law or would result in a receipt by such Lender of “interest” at a “criminal rate” (as such terms are defined in the Criminal Code Section) then, notwithstanding

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such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to such Lender under this Agreement, and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of the Criminal Code Section. After giving effect to all adjustments contemplated by this Section 10.10, if any Agent or Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the relevant Loan Party shall be entitled, promptly upon such Agent or Lender becoming aware of the same (whether by notice in writing from such Loan Party or otherwise), to obtain reimbursement from such Agent or Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Agent or Lender to such Loan Party. Any amount or rate of interest referred to in this Agreement shall be determined in accordance with GAAP as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” under the Criminal Code Section shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Second Restatement Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive, absent manifest error, for the purposes of such determination.
10.11Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
10.12Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
10.13Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent, each L/C Issuer and each Lender, regardless of any investigation made by any Agent, any L/C Issuer or any Lender or on their behalf and notwithstanding that any Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default at the time of

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any Credit Extension, and shall continue in full force and effect as long as any Loan or any other ABL Obligation hereunder shall remain unpaid or unsatisfied or any Revolving Credit Commitment or Letter of Credit shall remain outstanding.
10.14Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.15Governing Law; Jurisdiction; Etc.
▪GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
▪SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE LEAD

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BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
▪WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
▪SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.16WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.17Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the Administrative Agent and the Collateral Agent and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and each L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it, and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent, each Lender and each L/C Issuer and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders and the L/C Issuers except as permitted by Section 7.04.

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10.18No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrowers, Holdings and their respective Subsidiaries and any Agent, any Arranger, any L/C Issuer or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent, any Arranger, any L/C Issuer or any Lender has advised or is advising any of the Borrowers, Holdings and their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers, the L/C Issuers and the Lenders are arm’s-length commercial transactions between the Borrowers, Holdings and their respective Subsidiaries, on the one hand, and the Agents, the Arrangers, the L/C Issuers and the Lenders, on the other hand, (C) each of the Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (D) each of the Borrowers and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers, the L/C Issuers and the Lenders each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers, the L/C Issuers and the Lenders has any obligation to the Borrowers, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the L/C Issuers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, Holdings and their respective Affiliates, and none of the Agents, the Arrangers, the L/C Issuers, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests and transactions to the Borrowers, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers, the L/C Issuers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.19Affiliate Activities. Each of the Borrowers and Holdings acknowledges that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities

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and/or instruments. Such investment and other activities may involve securities and instruments of the Borrowers, Holdings and their respective affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents (ii) be customers or competitors of the Borrowers, Holdings and their respective Affiliates or (iii) have other relationships with the Borrowers, Holdings and their respective Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrowers, Holdings and their respective Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.
10.20Electronic Execution. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Administrative Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.
10.21USA PATRIOT ACT; “Know Your Customer” Checks.
▪Each L/C Issuer and each Lender that is subject to the PATRIOT Act (as hereinafter defined) or other applicable “know your customer” and anti-money laundering rules and regulations and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) or other applicable “know your customer” and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such L/C Issuer, such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrowers shall, promptly following a request by the Administrative Agent, any L/C Issuer or any Lender, provide all documentation and other information that the Administrative Agent, such L/C Issuer or such Lender requests in order to

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comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
▪If in connection with (i) the introduction of or any Change in Law, (ii) any change in the status of a Loan Party after the Second Restatement Effective Date, (iii) the addition of any Guarantor pursuant to Section 6.12, (iv) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, (v) the appointment of an L/C Issuer pursuant to Section 2.03 or (vi) any L/C Credit Extension, the Administrative Agent, any Lender (or, in the case of clause (iv) above, any prospective Lender) or any L/C Issuer requires additional information in order to comply with “know your customer” or similar identification procedures, each of Holdings and the Borrowers shall, and shall cause each other Loan Party and Restricted Subsidiary to, promptly upon the request of the Administrative Agent, such Lender or such L/C Issuer, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender), such Lender (for itself or, in the case of the event described in clause (iv) above, on behalf of any prospective Lender) or such L/C Issuer in order for the Administrative Agent, such Lender, such prospective Lender or such L/C Issuer to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents. The applicable L/C Issuer shall not be required to make such L/C Credit Extension unless it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable Laws and regulations with respect to such L/C Credit Extension.
10.22Keepwell. Each Qualified ECP Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Borrower shall only be liable under this Section 10.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.22, or otherwise under this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Borrower under this Section 10.22 shall remain in full force and effect so long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other ABL Obligation hereunder (other than ABL Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Secured Party have been made) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place). Each Qualified ECP Borrower intends that this Section 10.22 constitute, and this Section 10.22 shall be deemed to constitute, a “keepwell, support, or other agreement”

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for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
10.23ABL/Term Intercreditor Agreement.
Each of the Lenders and L/C Issuers hereby acknowledges that it has received and reviewed the ABL/Term Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender and L/C Issuers (and each Person that becomes a Lender or L/C Issuer under this Agreement) hereby authorizes and directs Wells Fargo, as representative for the Secured Parties, to enter into the ABL/Term Intercreditor Agreement on behalf of such Lender and agrees such representative may take such actions on its behalf as is contemplated by the terms of the ABL/Term Intercreditor Agreement. In addition, each Lender and Agent acknowledge and agree that (a) the rights and remedies of the Agents, Lenders and L/C Issuers hereunder and under the other Loan Documents are subject to the ABL/Term Intercreditor Agreement and (b) in the event of a conflict, the provisions of the ABL/Term Intercreditor Agreement shall control. Each Lender further understands, acknowledges and agrees that the provisions setting forth the priorities as between the Secured Parties and the Term Secured Parties are set forth in the ABL/Term Intercreditor Agreement.
10.24Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
▪the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
▪the effects of any Bail-in Action on any such liability, including, if applicable:
•a reduction in full or in part or cancellation of any such liability;
•a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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•the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.25Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
▪In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
▪As used in this Section 10.25, the following terms have the following meanings:
•“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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•“Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
•“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
•“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
10.26Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, as amended, effective from and after the Second Restatement Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing before the execution and delivery of this Agreement. On the Second Restatement Effective Date, the credit facilities described in the Existing Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the corresponding credit facilities described herein, and all loans and other obligations of the Borrowers and the obligations of the other Loan Parties outstanding or existing as of such date under the Existing Credit Agreement are and shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary for the outstanding balance of such Loans, together with any Loans funded on the Second Restatement Effective Date, to comport with the respective Revolving Credit Commitments of the Revolving Credit Lenders hereunder (and each Revolving Credit Lender party hereto agrees to cooperate with the Administrative Agent in determining and making such transfers and in accepting such transfers). In furtherance of (but not limited to) the foregoing, (a) all interest and fees of the Loan Parties under the Existing Credit Agreement shall accrue at the rates therefor under the Existing Credit Agreement and shall, on and after the Second Restatement Effective Date, accrue at the rates set forth in this Agreement and be payable on the dates set forth in this Agreement and (b) all Letters of Credit issued pursuant to the Existing Credit Agreement and outstanding on the Second Restatement Effective Date are and shall be deemed to be Letters of Credit under this Agreement.
10.27Erroneous Payments.
▪Each Lender, each L/C Issuer, and each other Secured Party hereby severally agrees that if (i) Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or L/C Issuer or any Secured Party (or the Lender which is an Affiliate of a Lender, L/C Issuer or Secured Party) or any other

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Person that has received funds from Administrative Agent or any of its Affiliates on behalf of a Lender, L/C Issuer or Secured Party (each such recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Administrative Agent (or any of its Affiliates) (A) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (B) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (C) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.27, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
▪Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Administrative Agent in writing of such occurrence.
▪In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and upon demand from Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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▪In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Administrative Agent and upon Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Revolving Credit Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Administrative Agent or, at the option of Administrative Agent, Administrative Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Revolving Credit Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Administrative Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (i) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (ii) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.07 and (iii) Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
▪Each party hereto hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent (A) shall be subrogated to all the rights of such Payment Recipient and (B) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Payment Recipient from any source, against any amount due to Administrative Agent under this Section 10.27 or under the indemnification provisions of this Agreement, (ii) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any ABL Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to

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the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from the Borrowers or any other Loan Party for the purpose of making for a payment on the ABL Obligations and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the ABL Obligations, the ABL Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
▪Each party’s obligations under this Section 10.27 shall survive the resignation or replacement of Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments or the repayment, satisfaction or discharge of all ABL Obligations (or any portion thereof) under any Loan Document.
▪The provisions of this Section 10.27 to the contrary notwithstanding, (i) nothing in this Section 10.27 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Administrative Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return Deficiency, whether directly from the Payment Recipient, as a result of the exercise by Administrative Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment).
10.28Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrowers in respect of any such sum due from it to Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to

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Administrative Agent or any Lender from Borrowers in the Agreement Currency, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent or any Lender in such Currency, Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to Borrowers (or to any other Person who may be entitled thereto under applicable law).
10.29Applicable Designees. Administrative Agent, each L/C Issuer, Swing Line Lender and each Borrower hereby agree that each Lender at its option may make any Revolving Credit Loan (including purchasing participations in any Letter of Credit and Fronting Exposure) and each L/C Issuer may issue any Letter of Credit, in each case, by causing any domestic or foreign office, branch or Affiliate of such Lender or L/C Issuer (each, an “Applicable Designee”) to make such Revolving Credit Loan (including purchasing participations in any Letter of Credit and Fronting Exposure) or issue such Letter of Credit, as applicable; provided that any exercise of such option shall not affect the obligation of any Borrower to repay the ABL Obligations in accordance with the terms of this Agreement. Furthermore, with respect to (a) each provision of this Agreement relating to the funding or participation in any Revolving Credit Loans or the repayment or the reimbursement thereof by a Borrower in connection therewith, (b) any rights of set-off, (c) any rights of indemnification or expense reimbursement, and (d) reserves, capital adequacy or other provisions, each reference to Administrative Agent or a Lender shall be deemed to include Administrative Agent’s or such Lender’s Applicable Designee. Notwithstanding the designation by Administrative Agent or any Lender of an Applicable Designee, Borrowers, Administrative Agent and the Lenders shall deal solely and directly with Administrative Agent or such Lender in connection with Administrative Agent’s or such Lender’s rights and obligations under this Agreement; provided that each Applicable Designee shall be subject to the provisions obligating or restricting Administrative Agent or Lenders, as applicable, under this Agreement.
10.30Hypothecary Representative. Without limiting the powers of the Collateral Agent under this Agreement and the Security Agreements, to the extent necessary for the purposes of holding any Security Agreement granted by any Loan Party pursuant to the laws of the Province of Québec, each Loan Party and each of the Secured Parties party hereto hereby irrevocably appoints and authorizes the Collateral Agent, as part of its duties as Collateral Agent, to act as the hypothecary representative of all present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec. Any Person who becomes a Secured Party or successor Collateral Agent shall be deemed to have consented to and ratified the foregoing appointment of the Collateral Agent as the hypothecary representative on behalf of all Secured Parties, including such Person and any Affiliate of such Person designated above as a Secured Party. The execution prior to the date hereof by the Collateral Agent in its capacity as hypothecary representative of any Security Agreements made pursuant to the laws of the Province of Quebec, is hereby ratified and confirmed. The appointment of a successor Collateral Agent pursuant to the terms hereof also constitutes the appointment of a successor hypothecary

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representative under this Section without any further agreement, act or formality (subject to, prior to the successor hypothecary representative exercising the rights relating to the hypothec created under any such Security Agreement, the publication by registration of a notice of replacement in the applicable registers in accordance with the terms of Article 2692 of the Civil Code of Quebec). For greater certainty, the Collateral Agent, acting as hypothecary representative, will have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Collateral Agent in this Agreement, which will apply mutatis mutandis.
[Continued on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GYP HOLDINGS III CORP., as the
U.S. Borrower and as the Lead Borrower

By:
Name:
Title:

TITAN GMS LIMITED PARTNERSHIP, as the
Canadian Borrower

By: TITAN GMS GP INC., its General Partner

By:
Name:
Title:

GYP HOLDINGS II CORP., as Holdings

By:
Name:
Title:

[GMS—SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as Administrative Agent, Collateral Agent, Revolving Credit Lender, Swing Line Lender and L/C Issuer

By:
Name:
Title:

[GMS—SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

[__________], as Revolving Credit Lender

By:
Name:
Title:

[GMS—SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT]

EXHIBIT A-1
FORM OF COMMITTED LOAN NOTICE

[See attached.]

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date:     ,____
To:    WELLS FARGO BANK, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated ABL Credit Agreement, dated as of December 22, 2022, (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent. The undersigned, a Responsible Officer of the Lead Borrower, hereby requests a Borrowing of Revolving Credit Loans as follows:

Date of Revolving Credit Loan (a Business Day)
Name of Borrower
Amount
Currency
Type of Revolving Credit Loan	❑ Base Rate Loan ❑ Term CORRA Rate Loan ❑ SOFR Rate Loan
Interest Period in months (for Term CORRA Rate Loan and SOFR Rate Loan)
Wire Instructions
The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Agreement.
[Continued on following page.]
ACTIVE 697460715v3

GYP HOLDINGS III CORP.
By:
Name:
Title:
ACTIVE 697460715v3

EXHIBIT P
FORM OF CORRA NOTICE

[See attached.]
ACTIVE 697460715v3

EXHIBIT P

FORM OF CORRA NOTICE
To:    Wells Fargo Bank, N.A., as Administrative Agent
    under the below referenced Credit Agreement

Ladies and Gentlemen:
Reference is hereby made to that certain Second Amended and Restated ABL Credit Agreement, dated as of December 22, 2022, (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto, and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein, but not specifically defined herein, shall have the meanings ascribed to them in the Credit Agreement.
This CORRA Notice represents Borrowers’ request to elect the CORRA Option with respect to outstanding Revolving Credit Loans in the amount of $[__________] (the “CORRA Advance”).
The CORRA Advance will have an Interest Period of [1, or 3] month(s).
Such Interest Period is requested to commence on [__________], 20[___].
This CORRA Notice further confirms Borrowers’ acceptance, for purposes of determining the rate of interest based on CORRA as determined pursuant to the Credit Agreement.
Lead Borrower represents and warrants that (a) as of the date hereof, the representations and warranties of Holdings, the Borrowers, or their Subsidiaries contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date)), (b) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (c) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.
[Continued on following page.]
ACTIVE 683498837v4

Dated: [__________]

GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower

By:
Name:
Title:

Acknowledged by:
WELLS FARGO BANK, N.A., a national banking
association, as Administrative Agent

By:
Name:
Title:

ACTIVE 683498837v4